                                                             EXHIBIT 17(b)(viii)

                            Boston 1784 Institutional
                               Money Market Funds


                                     [LOGO]


                         Annual Report to Shareholders








                                  May 31, 1999

TABLE OF CONTENTS
--------------------------------------------------------------------------------

LETTER TO SHAREHOLDERS                                                         1

INVESTMENT ADVISER'S REPORT                                                    2

MANAGEMENT'S DISCUSSION OF FUND PERFORMANCE                                    5

FINANCIAL STATEMENTS                                                           7

REPORT OF INDEPENDENT ACCOUNTANTS                                             19

NOTICE TO SHAREHOLDERS                                                        20





     BOSTON 1784 FUNDS:

     [ ] ARE NOT INSURED BY THE FDIC OR ANY OTHER GOVERNMENTAL AGENCY;

     [ ] ARE NOT GUARANTEED BY BANKBOSTON N.A. OR ANY OF ITS AFFILIATES;

     [ ] ARE NOT DEPOSITS OR OBLIGATIONS OF BANKBOSTON, N.A. OR ANY
         OF ITS AFFILIATES;

     [ ] INVOLVE INVESTMENT RISKS, INCLUDING POSSIBLE LOSS OF THE PRINCIPAL
         AMOUNT INVESTED.

     BANKBOSTON, N.A. SERVES AS INVESTMENT ADVISER AND SHAREHOLDER SERVICING AGENT FOR BOSTON 1784 FUNDS. BOSTON 1784 FUNDS ARE
     DISTRIBUTED BY SEI INVESTMENTS DISTRIBUTION CO., A PARTY INDEPENDENT OF BANKBOSTON, N.A. AND ITS AFFILIATES. INVESTMENT COUNSELORS
     ARE REGISTERED REPRESENTATIVES OF BANKBOSTON INVESTOR SERVICES, INC. (MEMBER NASD/SIPC), A WHOLLY-OWNED SUBSIDIARY OF BANKBOSTON, N.A.

     AN INVESTMENT IN A MONEY MARKET FUND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. ALTHOUGH MONEY MARKET FUNDS SEEK TO PRESERVE THE VALUE OF YOUR INVESTMENT AT $1.00 PER SHARE, IT IS POSSIBLE TO LOSE MONEY BY INVESTING IN A MONEY MARKET FUND.

                                                       BOSTON 1784 INSTITUTIONAL
                                                              MONEY MARKET FUNDS
LETTER TO SHAREHOLDERS
--------------------------------------------------------------------------------


            [PHOTO]                              [PHOTO]



     Catherine N. Thornton                    Robert Nesher
       Managing Director                        Presidnet


It is a pleasure to provide this Annual Report on the strategies and performance of the Boston 1784 Money Market Funds specifically designed for institutional investors:

[ ] BOSTON 1784 INSTITUTIONAL U.S. TREASURY MONEY MARKET FUND -- The Fund's total return for the year ended May 31, 1999 was 4.90%, which ranked in the top 20% (23 of 118) of funds in the Lipper Institutional U.S. Treasury Money Market Average. Also of significance, the Fund maintained its "AAAm" rating from Standard and Poor's. The rating is based on the Fund's credit quality, market price exposure and management. The Fund's total net assets grew from $4.29 billion on May 31, 1998 to $4.35 billion as of May 31, 1999.

[ ] BOSTON 1784 INSTITUTIONAL PRIME MONEY MARKET FUND -- For the year ended May 31, 1999, the Fund generated a total return of 5.10%. Net assets increased 70% from $302.3 million on May 31, 1998 to $516.9 million on May 31, 1999.

Please remember that a Fund's performance in the past is not necessarily an indication of how a Fund will do in the future.

You'll find more complete information on both Boston 1784 Institutional U.S. Treasury Money Market Fund and Boston 1784 Institutional Prime Money Market Fund in this report.

We would also like to call your attention to several changes that may occur in the coming months. On March 14, 1999, BankBoston Corporation and Fleet Financial Group, Inc. entered into an Agreement and Plan of Merger, under which the two institutions will merge to form a new entity - Fleet Boston. BankBoston Corporation is the parent company of BankBoston, N.A., the investment adviser or co-investment adviser of Boston 1784 Funds. The proposed merger is subject to regulatory and shareholder approval and other conditions, and is expected to be effective in the last quarter of 1999. If the merger occurs, BankBoston, N.A. will become a subsidiary of the merged company.

If you have questions about your account, please contact your Investment Counselor or call 1-800-BKB-1784, Monday through Friday from 8 a.m. to 6 p.m. (Eastern time).

Thank you for selecting Boston 1784 Funds to manage your cash reserves.



                            Sincerely,

                            /s/ Robert Nesher         /s/ Catherine N. Thornton
                            -----------------------   -------------------------
                            Robert Nesher             Catherine N. Thornton
                            President                 Managing Director,
                            Boston 1784 Funds         Investment Services
                                                      BankBoston, N.A.

INVESTMENT ADVISER'S REPORT
--------------------------------------------------------------------------------



   [PHOTO OMITTED]




Edward G. Riley, Jr.
Chief Investment Officer


     When investment advisers and fund managers discuss volatility, they typically focus on the financial/statistical variety--the kind that can be measured by numbers like "beta" and "standard deviation." The past year certainly had its share of that sort of volatility, but it exhibited other varieties as well, as the pendulum swung rapidly from deflation fears to inflation scares, crashing foreign markets to recovering Asian economies, growth stocks leadership to emerging cyclical strength...the list goes on and on. In short, it was one of the most volatile years of the by-now-elderly economic expansion that has held sway for 8 years.

     Certainly, the U.S. economy continued to expand, growing at remarkable 4%, 6% and 4.3% rates for the quarters ending September 1998, December 1998 and March 1999, respectively. Economic momentum was sustained in the beginning of 1999 by a combination of factors: tax refunds and year-end bonuses fueled spending; low unemployment and rising incomes, which grew faster than inflation, supported high levels of consumer confidence. And the "Wealth Effect"--the result of the unprecedented bull market and widespread 401(k) investing in the stock market--was good for spending and confidence alike.

     The "Wealth Effect" is perhaps the most significant variable in any economic or investing forecast. Surging equity values have pushed stock market wealth up $4 trillion in the past two years (from $7 trillion to $11 trillion). Home equity (market price minus mortgage owed) has added another $1 trillion of perceived wealth, rising from $5 trillion to $6 trillion in the past three years. With more households now owning equities than ever before (50% today vs. 32% a decade ago), a market correction will affect many more investors. Will new investors remain patient or will they sell en masse? Complicating matters further, investor expectations seem to have been ratcheted up to unrealistic levels by returns that have averaged about 30% over the last four years and 18.6% over the last 18 years--compared with about 10% for the past century. Surveys show that investors expect annual equity returns in the 15% to 35% range. What would a year of negative returns, no matter how slight, hold for the economy?

     So the fact that we remain immersed in the longest peacetime recovery on record is both good news and bad news. At this point, after eight years without a recession, reversion to the mean--whether in the economy or the markets--may prove very mean indeed.

     To be sure, cyclical pressures are building, which forced the Federal Reserve Board to raise short-term interest rates by .25% in June 1999. But our long-term view of interest rates remains intact. We see secular disinflation dominating over the long term for several reasons:

                                                       BOSTON 1784 INSTITUTIONAL
                                                              MONEY MARKET FUNDS

--------------------------------------------------------------------------------
     [ ] Unit labor costs are declining--good news since 65% of the operating costs for most companies is labor.

     [ ] The continued focus on productivity, advances in technology and the determination to enhance shareholder value align management efforts with inflation containment.

     [ ] Global overcapacity in industries ranging from autos to chemicals should keep deflationary pressures dominant.

     [ ] The Internet will force competitive pricing across virtually all goods and services.

     [ ] The Federal Reserve Board's vigilant monetary policy--and the readiness of the "Bond Vigilantes" to bid up interest rates at the first whiff of inflation--should mitigate any dangerous inflationary tendencies.

     Despite the roller coaster ride in between, the 30-year U.S. Treasury rate is about where it was twelve months ago: within a few basis points of 6.00%. That's a far cry, however, from the 4.75% rate last fall. In the preceding weeks and months, the Russian default, troubled Latin American markets, and the near-failure of a major hedge fund operator thoroughly unsettled the market, and a flight to quality dramatically increased demand and bond prices (which move in the opposite direction from interest rates).

     With the financial markets extremely skittish in the fall, the Federal Reserve Board reduced short-term interest rates from 5.50% to 4.75% to provide liquidity. That stimulus--along with nearly 150 other central bank easings around the world during the past twelve months--had the desired affect of sustaining and accelerating widespread economic growth.

     Although we foresee little inflationary threat in the immediate future, the Federal Reserve Board raised interest rates in June 1999 as concerns about inflationary pressures and an overheated economy mounted. Despite the recent intervention by the Federal Reserve Board, we expect rates to actually drift lower in yield over the coming year, and the 30-year U.S. Treasury Bond to yield between 5.00% and 5.75% by the end of 1999. Indeed, a number of other factors also argue for lower rates over the next six to twelve months--despite the current disquiet:

     [ ] U.S. economic growth is likely to slow during the summer and fall.

     [ ] Any inflationary spurt should prove short-lived, as secular deflationary forces take hold (i.e. global overcapacity, declining crude oil prices, labor insecurity sparked by merger-related layoffs, and additional financial meltdowns in foreign countries).

     [ ] As long-term rates rise, some of the $1.7 trillion currently resting in money market funds will move into bonds, moderating rate increases.

     [ ] Cash flows into bond mutual funds remain strong--about $7 billion to $8 billion per month.

     [ ] Asset allocation strategies are likely to focus more on bonds as stock market volatility increases and small- and mid-cap investors move into a (theoretically) more predictable asset class.

     [ ] Healthy tax receipts will eliminate the need for government borrowing, and $100 billion in debt retirement will reduce supply and increase prices and therefore decrease rates.

     With signs of inflation on the horizon, the Federal Reserve Board intervened recently to raise interest rates and slow the economy. We believe such higher rates will be a short-lived phenomenon and will likely be reduced by subsequent Federal Reserve Board action late in 1999 or early the next year. As a result, money market investors may experience flat or weaker returns.


/s/ Edward G. Riley, Jr.
-----------------------------
Edward G.Riley, Jr.
Chief Investment Officer
BankBoston, N.A.



                                   [GRAPHIC OMITTED]


              In the printed version of the document, a line graph
                appears which depicts the following plot points:


                               Federal Funds Rate
                              May 1996 - May 1999

  May-96     Nov-96     May-97     Nov-97     May-98     Nov-98     May-99
   5.24       5.31       5.50       5.50       5.50       4.75       4.75

                                                       BOSTON 1784 INSTITUTIONAL
                                                              MONEY MARKET FUNDS

MANAGEMENT'S DISCUSSION OF FUND PERFORMANCE
--------------------------------------------------------------------------------

BOSTON 1784 INSTITUTIONAL U.S. TREASURY MONEY MARKET FUND

Objective: To preserve the principal value of a shareholder's investment and to maintain a high degree of liquidity while providing current income.

Boston 1784 U.S. Treasury Money Market Fund invests primarily in U.S. government agency securities, U.S. Treasury obligations and repurchase agreements fully collateralized by U.S. Treasury obligations. The Fund's net assets grew from $4.29 billion on May 31, 1998 to $4.35 billion on May 31, 1999.

     For the year ended May 31, 1999, the Fund had a total return of 4.90%, compared with returns of 4.79% for the IBC/Financial Data Government-Only Institutional-Only Average and 4.68% for the Lipper Institutional U.S. Treasury Money Market Average. The Fund ranked in the top 20% (23 of 118) of the Lipper Institutional U.S. Treasury Money Market Average. The 7-day yield as of May 31, 1999 was 4.50%.

     The Fund is rated AAAm by Standard and Poor's. The rating is based on an analysis of the Fund's credit quality, market price exposure and management. The rating signifies that, in the opinion of Standard and Poor's, the Fund offers excellent safety of investment principal and superior capacity to maintain a $1.00 per share net asset value at all times. The Fund attempts to maintain these characteristics through conservative investment practices and strict internal controls. The Fund is reviewed on a weekly basis by Standard and Poor's.

     During the year ended May 31, 1999, the Fund's investments were concentrated in longer-maturity U.S. Treasury securities and shorter-maturity U.S. government agency securities and repurchase agreements. The actions of the Federal Reserve Board, which lowered the Federal Funds rate three times in the second half of 1998 from 5.50% to 4.75%, did not favor money market investors during the Fund's fiscal year. However, the Fund maintained an average maturity of 35 to 45 days, which positively affected the Fund's performance during a period of declining interest rates.

     In response to concerns about inflation, the Federal Reserve Board raised short-term interest rates by .25% in June 1999. This recent move will benefit money market investors for a period of time.

                    BOSTON 1784 INSTITUTIONAL U.S. TREASURY
                               MONEY MARKET FUND

           Comparison of Change in the Value of a $10,000 Investment
      in Boston 1784 Institutional U.S. Treasury Money Market Fund, versus the IBC/Financial Data Government-Only Institutional-Only Average
        and the Lipper Institutional U.S. Treasury Money Market Average



                                   [GRAPHIC OMITTED]


              In the printed version of the document, a line graph
                appears which depicts the following plot points:


                    One Year Return                   4.90%
                    Annualized 3 Year Return          5.14%
                    Annualized 5 Year Return          5.19%
                    Annualized Inception to Date*     4.84%

BOSTON 1784 INSTITUTIONAL U.S. TREASURY MONEY MARKET FUND              $13,243
IBC/FINANCIAL DATA GOVERNMENT-ONLY INSTITUTIONAL-ONLY AVERAGE          $13,170
LIPPER INSTITUTIONAL U.S. TREASURY MONEY MARKET AVERAGE                $13,113


Past performance of the Fund is not predictive of finance performance
* Inception date 6/14/93

--------------------------------------------------------------------------------

BOSTON 1784 INSTITUTIONAL PRIME MONEY MARKET FUND

Objective: To preserve the principal value of a shareholder's investment and to maintain a high degree of liquidity while providing current income.

Boston 1784 Prime Money Market Fund invests primarily in high quality money market instruments, including short-term U.S. government obligations, corporate bonds, bank obligations (including certificates of deposit, bankers' acceptances and fixed time obligations), commercial paper, variable rate demand notes, taxable municipal securities and repurchase agreements. During the past year, the Fund's net assets grew from $302.3 million on May 31, 1998 to $516.9 million on May 31, 1999.

     For the twelve months ended May 31, 1999, the Fund had a total return of 5.10%, compared with returns of 5.04% for the IBC/Financial Data First Tier Institutional Only Average and 5.03% for the Lipper Institutional Money Market Funds Average for the same period. The 7-day yield as of May 31, 1999 was 4.65%. The Fund's return reflects a waiver of certain management fees and expenses (see Financial Highlights).

     During the year ended May 31, 1999, nearly 20% of the Fund's portfolio consisted of asset-backed commercial paper, which offers higher yields than other commercial paper and positively impacted the Fund's performance. In addition, the Fund maintained an average maturity of 45-55 days during the same period, which also favorably impacted the Fund's performance.

     Concerns about inflationary pressures forced the Federal Reserve Board to tighten monetary policy and raise short-term interest rates by .25% in June 1999. This recent Federal Reserve Board intervention will favor money market investors for a period of time.


                            BOSTON 1784 INSTITUTIONAL
                             PRIME MONEY MARKET FUND

           Comparison of Change in the Value of a $10,000 Investment
          in Boston 1784 Institutional Prime Money Market Fund, versus the IBC/Financial Data Government-Only Institutional-Only Average
        and the Lipper Institutional U.S. Treasury Money Market Average



                                   [GRAPHIC OMITTED]


              In the printed version of the document, a line graph
                appears which depicts the following plot points:



                    One Year Return                   5.10%
                    Annualized Inception to Date*     5.25%

BOSTON 1784 INSTITUTIONAL PRIME MONEY MARKET FUND                      $10,795
IBC/FINANCIAL DATA GOVERNMENT-ONLY INSTITUTIONAL-ONLY AVERAGE          $10,787
LIPPER INSTITUTIONAL U.S. TREASURY MONEY MARKET AVERAGE                $10,782


Past performance of the Fund is not predictive of finance performance
* Inception date 11/5/97

                                                       BOSTON 1784 INSTITUTIONAL
                                                              MONEY MARKET FUNDS

AS OF MAY 31, 1999

STATEMENT OF NET ASSETS
--------------------------------------------------------------------------------

Boston 1784 Institutional U.S. Treasury Money Market Fund

--------------------------------------------------------------------------------
Description                                               Par (000)  Value (000)
--------------------------------------------------------------------------------
U.S. Government Agency Obligations -- 34.0%
   Fannie Mae MTN
       6.450%, 07/01/99                                   $ 15,000    $   15,016
   Federal Agricultural Mortgage
      Corporation (A)
       4.760%, 06/21/99                                     40,000        39,895
   Federal Farm Credit Bank
      MTN (B)
       5.121%, 06/01/99                                     45,000        44,984
   Federal Home Loan Bank
       5.630%, 06/15/99                                     22,000        22,007
       5.070%, 10/08/99                                      7,110         7,110
       5.030%, 10/29/99                                     25,000        25,000
       5.000%, 12/29/99                                     30,425        30,424
       4.910%, 02/09/00                                     25,000        25,000
       5.100%, 03/09/00                                     23,920        23,917
       5.115%, 03/17/00                                      3,000         3,000
       5.040%, 03/29/00                                     23,990        23,980
       5.020%, 05/12/00                                     28,190        28,169
   Federal Home Loan Bank (B)
       5.161%, 06/01/99                                     45,000        45,000
       4.721%, 06/08/99                                     45,000        44,994
   Federal Home Loan Mortgage
      Corporation (A)
       4.716%, 06/02/99                                      7,568         7,567
       4.799%, 06/04/99                                     50,000        49,980
       4.773%, 06/07/99                                     31,558        31,533
       4.773%, 06/08/99                                     12,500        12,488
       4.747%, 06/10/99                                     10,186        10,174
       4.737%, 06/10/99                                     45,000        44,947
       4.729%, 06/11/99                                     30,000        29,961
       4.763%, 06/16/99                                     25,000        24,951
       4.753%, 06/18/99                                     30,000        29,933
       4.796%, 06/18/99                                     30,000        29,933
       4.744%, 06/21/99                                     30,000        29,921
       4.795%, 06/23/99                                     30,000        29,914
       4.795%, 06/24/99                                     30,000        29,910
       4.800%, 06/25/99                                     40,000        39,874
       4.810%, 06/25/99                                     15,000        14,953
       4.815%, 06/28/99                                     50,000        49,822
       4.830%, 06/29/99                                     11,522        11,479
       4.754%, 07/23/99                                     30,000        29,796
       4.840%, 08/06/99                                     50,000        49,565
       4.797%, 08/20/99                                     40,000        39,581
       4.827%, 09/08/99                                     50,000        49,350
       4.849%, 09/09/99                                     20,000        19,737
       4.856%, 09/24/99                                     45,000        44,319
   Federal National Mortgage
      Association
       5.050%, 05/12/00                                     20,000        19,983
   Federal National Mortgage
      Association (A)
       4.721%, 06/11/99                                     20,000        19,974
       4.811%, 06/14/99                                     32,360        32,304
       4.756%, 06/15/99                                     22,650        22,608
       4.830%, 06/17/99                                     50,000        49,894
       4.742%, 06/18/99                                     20,000        19,955
       4.797%, 06/23/99                                     30,000        29,912
       4.755%, 07/22/99                                     47,373        47,057
       4.846%, 09/22/99                                     70,000        68,961
   Student Loan Marketing
      Association (B)
       5.101%, 06/01/99                                     77,470        77,439
                                                                      ----------
Total U.S. Government
   Agency Obligations
   (Cost $1,476,271)                                                   1,476,271
                                                                      ----------

U.S. Treasury Obligations -- 17.4%
   U.S. Treasury Bills (A)
       4.774%, 06/15/99                                    135,000       134,750
       4.390%, 07/22/99                                     45,000        44,720
       4.481%, 08/05/99                                     45,000        44,644
       4.544%, 08/19/99                                     45,000        44,557
       4.566%, 10/28/99                                     45,000        44,168
       4.681%, 11/04/99                                     50,000        49,008
   U.S. Treasury Notes
       6.000%, 06/30/99                                     45,000        45,054
       5.875%, 07/31/99                                     45,000        45,065
       5.875%, 08/31/99                                     45,000        45,140
       6.875%, 08/31/99                                     30,000        30,155
       5.750%, 09/30/99                                     50,000        50,182
       7.125%, 09/30/99                                     45,000        45,368
       5.625%, 11/30/99                                     47,500        47,696
       5.375%, 01/31/00                                     22,500        22,593
       5.500%, 03/31/00                                     61,000        61,346
                                                                      ----------
Total U.S. Treasury Obligations
   (Cost $754,446)                                                       754,446
                                                                      ----------

AS OF MAY 31, 1999

STATEMENT OF NET ASSETS
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Description                                               Par (000)  Value (000)
--------------------------------------------------------------------------------
Repurchase Agreements -- 51.7%
   Dean Witter
      4.790%, dated 05/28/99,
      matures 06/01/99,
      repurchase price $355,188,939
      (collateralized by U.S. Treasury
      Instruments: total market
      value $362,100,358) (C)                              355,000      355,000
   First Boston
      4.750%, dated 05/28/99,
      matures 06/01/99,
      repurchase price $185,097,639
      (collateralized by U.S. Treasury
      Bonds: total market value
      $188,699,705) (C)                                    185,000      185,000
   Greenwich Capital
      4.800%, dated 05/28/99,
      matures 06/01/99, repurchase
      price $410,218,667
      (collateralized by U.S. Treasury
      Instruments: total market value
      $418,200,364) (C)                                    410,000      410,000
   J.P. Morgan
      4.810%, dated 05/28/99,
      matures 06/01/99, repurchase
      price $569,650,554
      (collateralized by U.S. Treasury
      Instruments: total market value
      $580,733,827) (C)                                    569,346      569,346
   Prudential Securities
      4.800%, dated 5/28/99, matures
      06/01/99, repurchase price
      $730,389,333 (collateralized
      by U.S. Treasury Instruments:
      total market value
      $744,569,899) (C)                                    730,000      730,000
                                                                     ----------
Total Repurchase Agreements
   (Cost $2,249,346)                                                  2,249,346
                                                                     ----------
Total Investments -- 103.1%
   (Cost $4,480,063)                                                  4,480,063
                                                                     ----------
Other Assets and Liabilities,
   Net -- (3.1%)                                                       (134,026)
                                                                     ----------

Net Assets:
Capital Shares (unlimited
   authorization -- no par value)
   based on 4,345,797,418
   outstanding shares of beneficial interest                         $4,345,797
Undistributed net investment income                                         192
Accumulated net realized gain
   on investments                                                            48
                                                                     ----------
Total Net Assets -- 100.0%                                           $4,346,037
                                                                     ==========
Net Asset Value, Offering and
   Redemption Price Per Share                                             $1.00
                                                                     ==========

(A) The rate reported on the Statement of Net Assets is the effective yield as of May 31, 1999.

(B) Variable Rate Security. The rate reported on the Statement of Net Assets is the rate in effect on May 31, 1999. The date shown is the next scheduled reset date.

(C)  Tri-Party Repurchase Agreement

MTN -- Medium Term Note

    The accompanying notes are an integral part of the financial statements.

                                                       BOSTON 1784 INSTITUTIONAL
                                                              MONEY MARKET FUNDS


AS OF MAY 31, 1999
STATEMENT OF NET ASSETS
--------------------------------------------------------------------------------

Boston 1784 Institutional Prime Money Market Fund

--------------------------------------------------------------------------------
Description                                              Par (000)   Value (000)
--------------------------------------------------------------------------------
Commercial Paper -- 57.6%
  Automotive -- 2.9%
   Daimler Chrysler (A)
       4.880%, 06/11/99                                   $10,000      $  9,987
       4.853%, 07/26/99                                     4,930         4,894
                                                                       --------
                                                                         14,881
                                                                       --------
  Banks -- 1.9%
   Bank of America (A)
       4.921%, 10/14/99                                    10,000         9,820
                                                                       --------
  Computers & Services -- 1.8%
   IBM (A)
       4.846%, 06/28/99                                     9,500         9,466
                                                                       --------
  Containers & Packaging -- 1.9%
   Alcoa Aluminum (A)
       4.799%, 06/24/99                                    10,000         9,970
                                                                       --------
  Financial Services -- 21.4%
   Alpine Securitization (A)
       4.847%, 06/08/99                                     8,000         7,992
       4.936%, 08/10/99                                     8,563         8,482
   Caterpillar (A)
       4.829%, 06/30/99                                    10,000         9,961
       4.843%, 08/04/99                                     4,375         4,338
   CIT Group (A)
       4.903%, 06/01/99                                    15,000        15,000
   Fountain Square Funding (A)
       4.888%, 07/27/99                                     2,546         2,527
       4.949%, 10/25/99                                     2,051         2,011
   General Electric Capital (A)
       4.865%, 06/11/99                                     5,400         5,393
       4.869%, 07/28/99                                    10,700        10,618
   J.P. Morgan (A)
       4.940%, 06/07/99                                     8,000         7,994
       4.905%, 07/15/99                                     5,000         4,971
   Old Line Funding (A)
       4.856%, 06/04/99                                    10,000         9,996
       4.846%, 06/17/99                                     6,312         6,298
   Prudential Funding (A)
       4.810%, 06/04/99                                    10,000         9,996
   Sigma Financial (A)
       4.893%, 08/19/99                                     5,000         4,947
                                                                       --------
                                                                        110,524
                                                                       --------
  Food, Beverage & Tobacco -- 2.0%
   Anheuser Busch (A)
       4.903%, 06/01/99                                    10,000        10,000
                                                                       --------
  Mortgage Related -- 13.0%
   Barton Capital (A)
       4.845%, 06/07/99                                     4,160         4,157
       4.921%, 07/19/99                                     8,000         7,948
       5.032%, 11/30/99                                     5,000         4,877
   Concord Minuteman Capital (A)
       4.849%, 06/10/99                                    10,000         9,988
       4.927%, 06/18/99                                     5,224         5,212
       4.939%, 07/19/99                                     5,000         4,968
   Lexington Parker (A)
       4.869%, 07/20/99                                    10,000         9,934
       4.932%, 10/07/99                                    10,000         9,829
   Wood Street Funding (A)
       4.860%, 06/04/99                                    10,217        10,213
                                                                       --------
                                                                         67,126
                                                                       --------
  Petroleum Refining -- 3.9%
   BP America (A)
       4.923%, 06/01/99                                    20,000        20,000
                                                                       --------
  Taxable Municipals -- 4.3%
   Dekalb County, Georgia,
      Emory University
       4.950%, 06/03/99                                     5,140         5,140
       4.850%, 06/09/99                                     3,400         3,400
   New York City, New York
       4.900%, 06/03/99                                     2,500         2,500
       4.950%, 06/03/99                                     2,800         2,800
       4.850%, 06/09/99                                     3,335         3,335
       4.900%, 07/22/99                                     3,150         3,150
   New York City, New York, FGIC
       4.800%, 06/10/99                                     2,100         2,100
                                                                       --------
                                                                         22,425
                                                                       --------
  Telephones & Telecommunications -- 1.9%
   AT&T (A)
       4.772%, 06/08/99                                    10,000         9,991
                                                                       --------

AS OF MAY 31, 1999

STATEMENT OF NET ASSETS
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Description                                              Par (000)   Value (000)
--------------------------------------------------------------------------------
  Utilities -- 2.6%
   Lower Colorado River Authority (A)
       4.900%, 06/02/99                                   $ 9,900       $  9,900
       4.950%, 06/03/99                                     3,500          3,500
                                                                        --------
                                                                          13,400
                                                                        --------
Total Commercial Paper
   (Cost $297,603)                                                       297,603
                                                                        --------

Corporate Bonds -- 12.5%
   Advocare (B)
       4.920%, 06/02/99                                     4,250          4,250
   American General
       6.875%, 07/01/99                                     6,000          6,009
   Associates Corporation, MTN
       7.820%, 10/21/99                                     3,000          3,032
   AVCO Financial Services
       7.250%, 07/15/99                                     4,400          4,411
   Bear Stearns
       7.625%, 09/15/99                                     1,075          1,081
   Bowie Assisted Living,
      Series 1997, LOC (B) (C)
       5.350%, 06/02/99                                     6,700          6,700
   Chase Manhattan Bank
       5.875%, 08/04/99                                     3,440          3,442
       7.750%, 11/01/99                                     8,800          8,901
   Chrysler Financial, MTN
       6.160%, 07/28/99                                     4,385          4,392
   CIT Group, MTN
       6.800%, 04/17/00                                     4,670          4,728
   General Electric Capital
       5.040%, 01/18/00                                     2,000          2,001
   General Motors Acceptance
       8.400%, 10/15/99                                     1,200          1,214
   General Motors Acceptance, MTN
       6.700%, 04/17/00                                     4,000          4,052
   Norwest Financial
       7.625%, 10/15/99                                     1,000          1,009
       6.000%, 03/15/00                                     3,000          3,018
   Service Graphics (B)
       4.950%, 06/02/99                                     2,000          2,000
   Uno, LOC (B)
       4.950%, 06/02/99                                     2,900          2,900
   Wachovia
       7.000%, 12/15/99                                     1,618          1,633
                                                                        --------
Total Corporate Bonds
   (Cost $64,773)                                                         64,773
                                                                        --------
Taxable Municipal Bonds -- 7.1%
   Barton Healthcare (B)
       4.950%, 06/02/99                                       600            600
   Catholic Health Initiatives (B)
       4.900%, 06/02/99                                     6,500          6,500
   Collier County, Florida,
      Community Health Care
      Authority RB, LOC (B)
       4.950%, 06/03/99                                     3,400          3,400
   Dade County, Florida,
      Expressway Authority
      Toll System RB, Series 1996,
      FGIC (B)
       4.900%, 06/03/99                                     1,200          1,200
   Health Midwest Venture (B)
       4.950%, 06/02/99                                     2,000          2,000
   Illinois State Student Assistance
      RB, LOC (B)
       4.950%, 06/02/99                                     5,000          5,000
   Los Angeles, California,
      Community Redevelopment
      Agency RB, FSA (B)
       4.950%, 06/02/99                                     5,500          5,500
   Maryland State Health & Higher
      Education Facilities RB,
      Series B, LOC (B)
       5.100%, 06/02/99                                     3,000          3,000
   Olathe, Kansas, Industrial RB,
      LOC (B)
       4.900%, 06/03/99                                     2,300          2,300
   Union County, Arkansas,
      Industrial RB, LOC (B)
       4.950%, 06/02/99                                     7,000          7,000
                                                                        --------
Total Taxable Municipal Bonds
   (Cost $36,500)                                                         36,500
                                                                        --------

                                                       BOSTON 1784 INSTITUTIONAL
                                                              MONEY MARKET FUNDS




--------------------------------------------------------------------------------

Boston 1784 Institutional Prime Money Market Fund (concluded)

--------------------------------------------------------------------------------
Description                                              Par (000)   Value (000)
--------------------------------------------------------------------------------
U.S. Government Agency Obligations -- 8.1%
   Federal Home Loan Bank
       5.100%, 03/09/00                                    $10,000     $ 10,000
       5.100%, 05/17/00                                      7,000        6,990
   Federal Home Loan Mortgage
       4.980%, 04/28/00                                     10,000        9,995
   Federal National Mortgage
      Association
       5.050%, 05/12/00                                      5,000        4,996
   Federal National Mortgage
      Association, MTN
       5.490%, 08/03/99                                     10,000       10,009
                                                                       --------
Total U.S. Government Agency Obligations
   (Cost $41,990)                                                      $ 41,990
                                                                       --------

Repurchase Agreements -- 13.7%
   J.P. Morgan,
      4.810%, dated 05/28/99,
      matures 06/01/99, repurchase
      price $21,045,073 (collateralized
      by U.S. Treasury Instruments:
      total market value
      $21,454,532) (D)                                      21,034       21,034
   Prudential Securities,
      4.800%, dated 5/28/99,
      matures 06/01/99, repurchase
      price $50,026,667 (collateralized
      by U.S. Treasury Instruments:
      total market value
      $50,997,938) (D)                                      50,000       50,000
                                                                       --------
Total Repurchase Agreements
   (Cost $71,034)                                                        71,034
                                                                       --------
Total Investments -- 99.0%
   (Cost $511,900)                                                      511,900
                                                                       --------
Other Assets and Liabilities,
   Net -- 1.0%                                                            5,001
                                                                       --------

Net Assets:
Capital Shares (unlimited
   authorization -- no par value)
   based on 516,904,423 outstanding
   shares of beneficial interest                                       $516,904
Accumulated net realized loss
   on investments                                                            (3)
                                                                       --------
Total Net Assets -- 100.0%                                             $516,901
                                                                       ========
Net Asset Value, Offering and
   Redemption Price Per Share                                             $1.00
                                                                       ========

(A) The rate reported on the Statement of Net Assets is the effective yield as of May 31,1999.

(B) Variable Rate Security. The rate reported on the Statement of Net Assets is the rate in effect on May 31, 1999. The date shown is the next scheduled reset date.

(C) Security exempt from registration under Rule 144A of the Securities Act of 1933. These securities may be resold in transactions exempt from registration normally to qualified institutional buyers.

(D)  Tri-Party Repurchase Agreement

LOC -- Securities are held in connection with a letter of credit issued by a major commercial bank or other financial institution.

MTN -- Medium Term Note

RB -- Revenue Bond

The following organizations have provided underlying credit support for the securities as set forth in the Statement of Net Assets.

FGIC -- Financial Guaranty Insurance Corporation

FSA -- Financial Security Assurance

    The accompanying notes are an integral part of the financial statements.

STATEMENTS OF OPERATIONS (000)
--------------------------------------------------------------------------------

FOR THE YEAR ENDED MAY 31, 1999


                                                              BOSTON               BOSTON
                                                        1784 INSTITUTIONAL   1784 INSTITUTIONAL
                                                           U.S. TREASURY         PRIME MONEY
                                                         MONEY MARKET FUND       MARKET FUND
                                                        ------------------   ------------------
INTEREST INCOME:                                             $212,403             $25,661
                                                             --------             -------
EXPENSES:
  Investment Advisory Fees                                      8,329                 982
  Less: Waiver of Investment Advisory Fees                         --                (222)
  Administrator Fees                                            2,779                 327
  Registration Fees                                               191                  53
  Transfer Agent Fees & Expenses                                  429                  77
  Professional Fees                                               380                  45
  Printing                                                        311                  40
  Custodian Fees                                                  230                  48
  Amortization of Deferred Organizational Costs                    --                  40
  Trustee Fees                                                    118                  13
  Other Expenses                                                  160                  70
                                                             --------             -------
      Total Expenses, Net of Waivers                           12,927               1,473
                                                             --------             -------
Net Investment Income                                         199,476              24,188
                                                             --------             -------
 Net Realized Gain (Loss) on Investments                           49                  (3)
                                                             --------             -------
Net Increase in Net Assets Resulting from Operations         $199,525             $24,185
                                                             ========             =======

    The accompanying notes are an integral part of the financial statements.

                                                       BOSTON 1784 INSTITUTIONAL
                                                              MONEY MARKET FUNDS

STATEMENTS OF CHANGES IN NET ASSETS (000)
--------------------------------------------------------------------------------


                                                                       BOSTON                                   BOSTON
                                                                 1784 INSTITUTIONAL                       1784 INSTITUTIONAL
                                                                    U.S. TREASURY                             PRIME MONEY
                                                                  MONEY MARKET FUND                           MARKET FUND
                                                          ---------------------------------         -------------------------------
                                                             6/1/98               6/1/97              6/1/98             11/5/97
                                                               to                   to                  to                  to
                                                             5/31/99              5/31/98             5/31/99            5/31/98(1)
                                                          ------------         ------------         -----------         -----------
INVESTMENT ACTIVITIES:
  Net Investment Income                                   $    199,476         $    169,367         $    24,188         $     6,095
  Net Realized Gain (Loss) on Investments                           49                   95                  (3)                 --
                                                          ------------         ------------         -----------         -----------
  Net Increase in Net Assets Resulting from Operations         199,525              169,462              24,185               6,095
                                                          ------------         ------------         -----------         -----------

DISTRIBUTIONS TO SHAREHOLDERS:
  Net Investment Income                                       (199,476)            (169,365)            (24,188)             (6,095)
  Realized Capital Gains                                            --                   --                  --                  --
                                                          ------------         ------------         -----------         -----------
      Total Distributions                                     (199,476)            (169,365)            (24,188)             (6,095)
                                                          ------------         ------------         -----------         -----------
Share transactions:
  Proceeds from Shares Issued                               14,696,641           14,628,533           4,471,716           1,438,198
  Reinvestment of Cash Distributions                            74,848               67,225              18,834               5,560
  Cost of Shares Redeemed                                  (14,711,302)         (13,001,541)         (4,275,984)         (1,141,420)
                                                          ------------         ------------         -----------         -----------
    Increase in Net Assets
       from Share Transactions                                  60,187            1,694,217             214,566             302,338
                                                          ------------         ------------         -----------         -----------
Total Increase in Net Assets                                    60,236            1,694,314             214,563             302,338
                                                          ============         ============         ===========         ===========
NET ASSETS:
  Beginning of Period                                        4,285,801            2,591,487             302,338                  --
                                                          ------------         ------------         -----------         -----------
NET ASSETS:
  End of Period                                           $  4,346,037         $  4,285,801         $   516,901         $   302,338
                                                          ============         ============         ===========         ===========
CAPITAL SHARE TRANSACTIONS:
  Shares Issued                                             14,696,641           14,628,533           4,471,716           1,438,198
  Shares Issued in Lieu of Cash Distributions                   74,848               67,225              18,834               5,560
  Shares Redeemed                                          (14,711,302)         (13,001,541)         (4,275,984)         (1,141,420)
                                                          ------------         ------------         -----------         -----------
Net Increase in Capital Share Transactions                      60,187            1,694,217             214,566             302,338
                                                          ============         ============         ===========         ===========

----------
(1) Boston 1784 Institutional Prime Money Market Fund commenced operations on November 5, 1997.

    The accompanying notes are an integral part of the financial statements.

FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

BOSTON 1784 INSTITUTIONAL MONEY MARKET FUNDS

For a Share Outstanding Throughout Each Period


--------------------------------------------------------------------------------



                                                     Distri-    Net
                                   Net               butions   Asset
                                  Asset     Net     from Net   Value
                                  Value    Invest-   Invest-    End
                                Beginning   ment      ment       of       Total
                                of Period  Income    Income    Period    Return
--------------------------------------------------------------------------------
Boston 1784 Institutional
U.S. Treasury Money Market Fund
  For the year ended
    May 31, 1999                  $1.00     0.05     (0.05)     $1.00     4.90%
  For the year ended
    May 31, 1998                  $1.00     0.05     (0.05)     $1.00     5.36%
  For the year ended
    May 31, 1997                  $1.00     0.05     (0.05)     $1.00     5.16%
  For the year ended
    May 31, 1996                  $1.00     0.05     (0.05)     $1.00     5.45%
  For the year ended
    May 31, 1995                  $1.00     0.05     (0.05)     $1.00     5.05%
--------------------------------------------------------------------------------
Boston 1784 Institutional
Prime Money Market Fund
  For the year ended
    May 31, 1999                  $1.00     0.05     (0.05)     $1.00     5.10%
  For the period ended
    May 31, 1998 (1)              $1.00     0.03     (0.03)     $1.00     5.55%
--------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------
                                                                                        Ratio
                                                                           Ratio        of Net
                                                              Ratio          of       Investment
                                                  Ratio       of Net      Expenses      Income
                                      Net           of      Investment       to           to
                                     Assets      Expenses     Income      Average      Average
                                      End           to          to          Net          Net
                                       of         Average     Average     Assets       Assets
                                     Period         Net         Net     (Excluding   (Excluding
                                     (000)        Assets      Assets      Waivers)     Waivers)
-----------------------------------------------------------------------------------------------
Boston 1784 Institutional
U.S. Treasury Money Market Fund
  For the year ended
    May 31, 1999                    $4,346,037     0.31%       4.79%       0.31%        4.79%
  For the year ended
    May 31, 1998                    $4,285,801     0.33%       5.24%       0.33%        5.24%
  For the year ended
    May 31, 1997                    $2,591,487     0.33%       5.05%       0.34%        5.04%
  For the year ended
    May 31, 1996                    $  644,733     0.32%       5.29%       0.39%        5.22%
  For the year ended
    May 31, 1995                    $  395,585     0.30%       5.12%       0.41%        5.01%
-----------------------------------------------------------------------------------------------
Boston 1784 Institutional
Prime Money Market Fund
  For the year ended
    May 31, 1999                    $  516,901     0.30%       4.93%       0.35%        4.88%
  For the period ended
    May 31, 1998 (1)                $  302,338     0.27%       5.36%       0.42%        5.21%
-----------------------------------------------------------------------------------------------

----------
(1) Boston 1784 Institutional Prime Money Market Fund commenced operations on November 5, 1997. All ratios for the period, including total return, have been annualized.

    The accompanying notes are an integral part of the financial statements.

MAY 31, 1999                                           BOSTON 1784 INSTITUTIONAL
                                                              MONEY MARKET FUNDS

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1. Organization

Boston 1784 Institutional U.S. Treasury Money Market Fund and Boston 1784 Institutional Prime Money Market Fund are portfolios of Boston 1784 Funds (the "Trust"), an open-end investment company registered under the Investment Company Act of 1940, as amended. The Trust is offering shares in 17 separate portfolios (the "Funds") as of May 31, 1999:

MONEY MARKET FUNDS:
Boston 1784 Tax-Free Money Market Fund
Boston 1784 U.S. Treasury Money Market Fund
Boston 1784 Institutional U.S. Treasury Money Market Fund
Boston 1784 Prime Money Market Fund
Boston 1784 Institutional Prime Money Market Fund

BOND FUNDS:
Boston 1784 Short-Term Income Fund
Boston 1784 Income Fund
Boston 1784 U.S. Government Medium-Term Income Fund

TAX-EXEMPT INCOME FUNDS:
Boston 1784 Tax-Exempt Medium-Term Income Fund
Boston 1784 Connecticut Tax-Exempt Income Fund
Boston 1784 Florida Tax-Exempt Income Fund
Boston 1784 Massachusetts Tax-Exempt Income Fund
Boston 1784 Rhode Island Tax-Exempt Income Fund

STOCK FUNDS:
Boston 1784 Asset Allocation Fund
Boston 1784 Growth and Income Fund
Boston 1784 Growth Fund
Boston 1784 International Equity Fund

The Funds' prospectuses provide a description of each Fund's investment objectives, policies and strategies.

The financial statements of Boston 1784 Institutional U.S. Treasury Money Market Fund and Boston 1784 Institutional Prime Money Market Fund are included herein. The financial statements of the other Funds are presented separately. The assets of each Fund are segregated, and a shareholder's interest is limited to the Fund in which shares are held. The financial statements have been prepared in accordance with generally accepted accounting principles which require the use of management's estimates. Actual results could differ from these estimates.

2. Significant Accounting Policies

The following is a summary of significant accounting policies followed by Boston 1784 Institutional U.S. Treasury Money Market Fund and Boston 1784 Institutional Prime Money Market Fund (the "Institutional Funds").

Security Valuation --
Investment securities of the Institutional Funds are stated at amortized cost, which approximates market value. Under this valuation method, purchase discounts and premiums are accreted and amortized ratably to maturity and are included in interest income.

MAY 31, 1999

--------------------------------------------------------------------------------

Security Transactions and Investment Income --
Security transactions are accounted for on the trade date of the security purchase or sale. Costs used in determining net realized capital gains and losses on the sale of securities are those of the specific securities sold, adjusted for the accretion and amortization of the purchase discounts and premiums during the respective holding period. Interest income is recorded on the accrual basis.

Repurchase Agreements --
The Institutional Funds invest in tri-party repurchase agreements. Securities pledged as collateral for tri-party repurchase agreements are maintained in a segregated account by the broker's custodian bank until maturity of the repurchase agreements. Provisions of the repurchase agreements and procedures adopted by the Adviser are intended to ensure that the market value of the collateral, including accrued interest thereon, is sufficient in the event of default by the counterparty. If the counter-party defaults and the value of the collateral declines or if the counterparty enters into insolvency proceedings, realization on the collateral by the Institutional Funds may be delayed or limited.

Expenses --
Expenses that are directly related to the Funds are charged directly to the Funds. Other operating expenses of the Trust are prorated to the Funds on the basis of relative net assets.

Distributions to Shareholders --
Distributions from net investment income are declared on a daily basis and are payable on the first business day of the following month. Any net realized capital gains on sales of securities for the Institutional Funds are distributed to its shareholders at least annually.

Federal Income Taxes --
The Trust's policy is to comply with the require-ments of the Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income to its shareholders. Accordingly, no provision for federal income taxes is required in the financial statements. At May 31, 1999, the total cost of securities for federal income tax purposes was not materially different from amounts reported for financial reporting purposes.

Organizational Costs --
These costs have been deferred in the account of the Institutional Funds and are being amortized on a straight line basis over a period of sixty months commencing with operations. If any or all of the shares representing initial capital of the Institutional Funds are redeemed by any holder thereof prior to the end of the amortization period, the proceeds will be reduced by the unamortized organizational cost balance in the same proportion as the number of shares redeemed bears to the initial shares outstanding immediately preceding the redemption.

                                                       BOSTON 1784 INSTITUTIONAL
                                                              MONEY MARKET FUNDS

--------------------------------------------------------------------------------

3. Investment Advisory and Custodial Services

Pursuant to an investment advisory agreement dated June 1, 1993, investment advisory services are provided to the Trust by BankBoston, N.A. (the "Adviser"). The Adviser is entitled to receive an annual fee of 0.20% of the average daily net assets for each of the Institutional Funds. Such fee is computed daily and paid monthly. BankBoston, N.A. has voluntarily agreed to waive a portion of its investment advisory fee in order to maintain competitive expense ratios.

     The Institutional Funds and BankBoston, N.A. were parties to a custodial agreement dated June 1, 1993 under which BankBoston, N.A. held cash, securities and other assets of the Institutional Funds as required by the Investment Company Act of 1940, as amended. For the period June 1, 1998 to September 30, 1998, BankBoston, N.A. served as the Funds' custodian and received an annual fee, paid monthly, of 0.01% for the first $100 million in average daily net assets, 0.0075% for the next $100 million and 0.005% of the average daily net assets over $200 million of each of the Institutional Funds. On September 30, 1998, the Custodial Agreement was amended and assigned to Investors Bank & Trust ("IBT"). Effective October 1, 1998, IBT is entitled to receive an annual fee, to be paid monthly, of 0.005% of the market value of each Institutional Fund's assets. In the capacity as custodian to the Institutional Funds, BankBoston, N.A. played and IBT plays no role in determining the investment policies of the Institutional Funds or which securities are to be purchased or sold by the Institutional Funds.

4. Administrative and Distribution Services

Pursuant to an administration agreement dated December 1, 1996, SEI Investments Mutual Funds Services, a wholly-owned subsidiary of SEI Investments Company, acts as the Trust's Administrator, and is entitled to receive an annual fee of 0.085% of the Trust's first $5 billion of average daily net assets and 0.045% of the Trust's average daily net assets over $5 billion. Such fee is computed daily and paid monthly.

     SEI Investments Distribution Co. ("SEI Investments"), a wholly-owned subsidiary of SEI Investments Company, acts as the Institutional Funds' Distributor pursuant to a distribution agreement dated June 1, 1993, as amended and restated October 27, 1995. SEI Investments is paid no fees by the Institutional Funds.

     Certain officers of the Trust are also officers of the Administrator. Such officers are paid no fees by the Trust.

     The Trust has paid legal fees to a law firm, of which the Secretary of the Trust is a member.

MAY 31, 1999

--------------------------------------------------------------------------------

5. Line of Credit

The Trust has entered into a Line of Credit Agreement. Pursuant to this agreement, the Trust has access to a $50 million uncommitted line of credit and a $20 million committed line of credit. The Trust is charged a commitment fee of
 .10% of the unused portion of the committed line of credit. Borrowings under the line are charged interest at the current overnight Federal Funds rate plus 0.50% by the Institutional Funds. Each Fund is individually, and not jointly, liable for its particular advances under the line. There were no borrowings under the line of credit by the during the period ended May 31, 1999.

6. Year 2000 Readiness Disclosure

Boston 1784 Funds have been working to prepare for the Year 2000 transition and have taken steps to provide seamless processing for all systems and applications utilized by the Funds' service providers. We have sought and received assurances from each service provider that their computer systems have been remediated for Year 2000. We are continuing to monitor the progress of these service providers with respect to the testing of modified systems, and have sought and received assurances that such testing confirms Year 2000 readiness.

While we have received such assurances, the Funds and their shareholders may experience losses if these assurances prove to be incorrect. Losses could also arise as a result of Year 2000 computer difficulties experienced by issuers of portfolio securities or third parties, such as custodians, banks, and broker-dealers, with which the Funds do business.

An additional Year 2000 consideration is the readiness of the companies in which Boston 1784 Funds have invested. The Year 2000, like any other market influence, could quite possibly impact Fund performance. The impact could as easily be positive (a company that benefits due to its preparedness) as negative (a company that suffers from lack of preparedness). Boston 1784 Funds' investment advisers consider the Year 2000 transition, like any other factor, in making investment decisions.

It is important to understand that Boston 1784 Funds cannot warrant or guarantee the Year 2000 readiness of any third party.

                                                       BOSTON 1784 INSTITUTIONAL
                                                              MONEY MARKET FUNDS

REPORT OF INDEPENDENT ACCOUNTANTS
--------------------------------------------------------------------------------

To the Shareholders and
Board of Trustees of Boston 1784 Institutional
Money Market Funds:

     In our opinion, the accompanying statements of net assets and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Boston 1784 Funds (comprising, respectively, Boston 1784 Institutional U.S. Treasury Money Market Fund and Boston 1784 Institutional Prime Money Market Fund referred to collectively herein as "the Funds"), at May 31, 1999, the results of their operations, changes in their net assets and the financial highlights for each of the periods presented, in conformity with generally accepted accounting principles. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Funds' management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at May 31, 1999 by correspondence with the custodian and brokers, provide a reasonable basis for the opinion expressed above.

     PRICEWATERHOUSECOOPERS LLP


     2400 Eleven Penn Center
     Philadelphia, Pennsylvania
     July 9, 1999

MAY 31, 1999

NOTICE TO SHAREHOLDERS (Unaudited)
--------------------------------------------------------------------------------

For Taxpayers filing on a calendar year basis, this notice is for informational purposes only.

Dear Boston 1784 Funds Shareholders:

     For the fiscal year ended May 31, 1999, Boston 1784 Institutional Money Market Funds are designating long-term capital gains, qualifying dividends and exempt income with regard to distributions paid during the year as follows:


                         (A)*             (B)*
                       Long-Term        Ordinary                                        (D)**
                     Capital Gains       Income          Total            (C)**          Tax-          (E)**
                     Distributions    Distributions  Distributions     Qualifying       Exempt        Foreign
                      (Tax Basis)      (Tax Basis)    (Tax Basis)     Dividends (1)    Interest     Tax Credit
                     -----------------------------------------------------------------------------------------
Institutional
  U.S. Treasury
  Money Market Fund       0%              100%            100%             0%             0%            0%

Institutional Prime
  Money Market Fund       0%              100%            100%             0%             0%            0%

----------
(1) Qualifying dividends represent dividends which qualify for the corporate received deduction.

* Items (A) and (B) are based on a percentage of the Fund's total distributions.

** Items (C), (D) and (E) are based on a percentage of ordinary income distributions of the Fund.

BOARD OF TRUSTEES

David H. Carter
Tarrant Cutler
Kenneth A. Froot
Sara L. Johnson
Kathryn Flacke Muncil
Robert A. Nesher
Alvin J. Silk


INVESTMENT ADVISER

BankBoston, N.A.
Boston, MA 02110


--------------------------------------------------------------------------------


ADMINISTRATOR                                LEGAL COUNSEL

SEI Investments Mutual Funds Services        Bingham Dana LLP
Oaks, PA 19456                               Boston, MA 02110


DISTRIBUTOR                                  INDEPENDENT ACCOUNTANTS

SEI Investments Distribution Co.             PricewaterhouseCoopers LLP
Oaks, PA 19456                               Philadelphia, PA 19103

                                             CUSTODIAN

                                             Investors Bank & Trust Company
                                             Boston, MA 02116




[LOGO]


Boston 1784 Funds
P.O. Box 8524
Boston, MA 02266-8524
1-800-BKB-1784

This report and the financial statements contained herein are for the general information of the shareholders of Boston 1784 Institutional U.S. Treasury Money Market Fund and Boston 1784 Institutional Prime Money Market Fund.
This report is not authorized for distribution to prospective investors in a fund unless preceded or accompanied by a currently effective prospectus.

                                                                         MF-0150

                                     Annual
                                     Report




                                     [LOGO]


                                to Shareholders







                                  May 31, 1999

TABLE OF CONTENTS
--------------------------------------------------------------------------------

LETTER TO SHAREHOLDERS                                                         1

PERFORMANCE HIGHLIGHTS                                                         2

TERMS YOU NEED TO KNOW                                                         4

FUND OBJECTIVES                                                                5

INVESTMENT ADVISER'S REPORT                                                    6

MANAGEMENT'S DISCUSSION OF FUND PERFORMANCE                                   11

FINANCIAL STATEMENTS                                                          26

REPORT OF INDEPENDENT ACCOUNTANTS                                            107

NOTICE TO SHAREHOLDERS                                                       108


     BOSTON 1784 FUNDS:

     [ ] ARE NOT INSURED BY THE FDIC OR ANY OTHER GOVERNMENTAL AGENCY;

     [ ] ARE NOT GUARANTEED BY BANKBOSTON, N.A. OR ANY OF ITS AFFILIATES;

     [ ] ARE NOT DEPOSITS OR OBLIGATIONS OF BANKBOSTON, N.A. OR ANY
         OF ITS AFFILIATES;

     [ ] INVOLVE INVESTMENT RISKS, INCLUDING POSSIBLE LOSS OF THE PRINCIPAL
         AMOUNT INVESTED.

     BANKBOSTON, N.A. SERVES AS INVESTMENT ADVISER AND SHAREHOLDER SERVICING AGENT FOR BOSTON 1784 FUNDS. BOSTON 1784 FUNDS ARE
     DISTRIBUTED BY SEI INVESTMENTS DISTRIBUTION CO., A PARTY INDEPENDENT OF BANKBOSTON, N.A. AND ITS AFFILIATES. INVESTMENT COUNSELORS
     ARE REGISTERED REPRESENTATIVES OF BANKBOSTON INVESTOR SERVICES,INC. (MEMBER NASD/SIPC), A WHOLLY-OWNED SUBSIDIARY OF BANKBOSTON, N.A.

                                                               BOSTON 1784 FUNDS

LETTER TO SHAREHOLDERS
--------------------------------------------------------------------------------

[PHOTO]                      [PHOTO]
Catherine N. Thornton        Robert Nesher
Managing Director            President

It is a pleasure to provide this Annual Report on the strategies and performance of Boston 1784 Funds for the fiscal year ended May 31, 1999.

Over the past year, the assets of the Boston 1784 Funds family continued to grow, reaching nearly $9.6 billion in total assets as of May 31, 1999. Moreover, several of our Funds performed well in the past year. Based on total return for the year ended May 31, 1999:

[_] BOSTON 1784 MASSACHUSETTS TAX-EXEMPT INCOME FUND ranked 1st of 10 funds in the Lipper Massachusetts Intermediate Municipal Funds category. Based on five year total return, the Fund ranked 1st of 7 funds in that category.

[_] BOSTON 1784 FLORIDA TAX-EXEMPT INCOME FUND ranked 3rd of 15 funds in the Lipper Florida Intermediate Municipal Funds category.

[_] BOSTON 1784 RHODE ISLAND TAX-EXEMPT INCOME FUND ranked 4th of 80 funds in the Lipper Other States Intermediate Municipal Debt Funds category.

[_] BOSTON 1784 TAX-FREE MONEY MARKET FUND ranked 11th of 127 funds in the Lipper Tax-Exempt Money Market Funds category. Based on five year total return, the Fund ranked 10th of 104 funds in that category.

[_] BOSTON 1784 TAX-EXEMPT MEDIUM-TERM INCOME FUND ranked 20th of 134 funds in the Lipper Intermediate Municipal Debt Funds category. Based on five year total return, the Fund ranked 9th of 88 funds in that category.

You'll find detailed information on the performance of these and other Boston 1784 Funds in this report. Please remember that a Fund's performance in the past is not necessarily an indication of how a Fund will do in the future. The Funds' total returns and resulting rankings reflect advisory fee and expense waivers.

We would also like to call your attention to several changes that may occur in the coming months. On March 14, 1999, BankBoston Corporation and Fleet Financial Group, Inc. entered into an Agreement and Plan of Merger, under which the two institutions will merge to form a new entity - Fleet Boston. BankBoston Corporation is the parent company of BankBoston, N.A., the investment adviser or co-investment adviser of Boston 1784 Funds. The proposed merger is subject to regulatory and shareholder approval and other conditions, and is expected to be effective in the last quarter of 1999. If the merger occurs, BankBoston, N.A. will become a subsidiary of the merged company.

If you have questions about any Boston 1784 Fund, or about your overall investment strategy, please feel free to contact your Investment Counselor. Please remember that you can work with a representative to get information on your account or buy Boston 1784 Funds by calling 1-800-BKB-1784, Monday through Friday from 8 a.m. to 6 p.m. (Eastern time). If you prefer, you can use our automated system at any time, 24 hours a day.

Thank you for your continued investment in Boston 1784 Funds.

            Sincerely,

            /s/ Robert Nesher            /s/ Catherine N. Thornton
            -----------------            --------------------------------------
            Robert Nesher                Managing Director, Investment Services
            President                    BankBoston, N.A.
            Boston 1784 Funds


PERFORMANCE HIGHLIGHTS OF THE FUNDS
--------------------------------------------------------------------------------------------------------------------------

FOR THE PERIOD JUNE 1, 1998 THROUGH MAY 31, 1999

                                                         TOTAL                                                  INCOME
                                     TOTAL NET ASSETS    RETURN       NAV SHARE PRICE            YIELD       DISTRIBUTIONS
                             ---------------------------------------------------------------------------------------------
                                         5-31-99                    5-31-99  HIGH     LOW     30-DAY  7-DAY       PER
                                      (IN MILLIONS)                                                              SHARE
--------------------------------------------------------------------------------------------------------------------------
MONEY MARKET FUNDS
--------------------------------------------------------------------------------------------------------------------------
Boston 1784 Tax-Free Money Market        $969.4           3.01%     $ 1.00  $ 1.00  $ 1.00      N/A    3.02%     $0.03
Boston 1784 U.S. Treasury Money Market    390.8           4.55        1.00    1.00    1.00      N/A    4.18       0.04
Boston 1784 Prime Money Market            165.2           4.78        1.00    1.00    1.00      N/A    4.23       0.05

--------------------------------------------------------------------------------------------------------------------------
BOND FUNDS
--------------------------------------------------------------------------------------------------------------------------
Boston 1784 Short-Term Income            $176.0           4.70%     $10.02  $10.28  $10.02     5.21%    N/A      $0.54
Boston 1784 Income                        343.2           2.83        9.93   10.74    9.93     5.66     N/A       0.55
Boston 1784 U.S. Government
Medium-Term Income                        276.8           3.73        9.45   10.03    9.45     5.17     N/A       0.51

--------------------------------------------------------------------------------------------------------------------------
TAX-EXEMPT INCOME FUNDS
--------------------------------------------------------------------------------------------------------------------------
Boston 1784 Tax-Exempt
Medium-Term Income                       $357.0           4.24%     $10.33  $10.84  $10.33     4.15%    N/A      $0.45
Boston 1784 Connecticut
Tax-Exempt Income                         187.7           3.72       10.67   11.11   10.67     4.09     N/A       0.48
Boston 1784 Florida
Tax-Exempt Income                          68.8           3.88       10.12   10.60   10.12     4.05     N/A       0.44
Boston 1784 Massachusetts
Tax-Exempt Income                         267.9           4.10       10.39   10.70   10.38     4.03     N/A       0.45
Boston 1784 Rhode Island
Tax-Exempt Income                         102.1           4.11       10.50   10.90   10.50     4.21     N/A       0.47

--------------------------------------------------------------------------------------------------------------------------
STOCK FUNDS
--------------------------------------------------------------------------------------------------------------------------
Boston 1784 Asset Allocation             $ 53.4           5.92%     $14.97  $15.76  $13.95      N/A     N/A      $0.39
Boston 1784 Growth and Income             549.4           4.65       22.17   24.14   17.93      N/A     N/A       0.03
Boston 1784 Growth                        185.5          (3.54)      12.06   13.39    8.51      N/A     N/A         --
Boston 1784 International Equity          389.8          (4.85)      12.92   14.73   10.23      N/A     N/A       0.03


Performance data represents past results and is no guarantee of future results. Investment return and principal value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. Yield fluctuates. Yield reflects the portfolio's earning power, net of fund expenses. An investment in a money market fund is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although money market funds seek to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in a money market fund.

                                                               BOSTON 1784 FUNDS

TOTAL RETURN FOR THE FISCAL YEAR
ENDED MAY 31, 1999
--------------------------------------------------------------------------------

    BOSTON
1784 FUNDS       TOTAL RETURN FOR THE FISCAL YEAR ENDED MAY 31, 1999

Tax-Free Money Market                                                     3.01

U.S. Treasury Money Market                                                4.55

Prime Money Market                                                        4.78

Short-Term Income                                                         4.70

Income                                                                    2.83

U.S. Government Medium-Term Income                                        3.73

Tax-Exempt Medium-Term Income                                             4.24

Connecticut Tax-Exempt Income                                             3.72

Florida Tax-Exempt Income                                                 3.88

Massachusetts Tax-Exempt Income                                           4.10

Rhode Island Tax-Exempt Income                                            4.11

Asset Allocation                                                          5.92

Growth and Income                                                         4.65

Growth                                                                   (3.54)

International Equity                                                     (4.85)


Percent (%)          -6   -5   -4   -3   -2   -1   0   1   2   3   4   5   6

TERMS YOU NEED TO KNOW

--------------------------------------------------------------------------------

Adviser is an organization employed by a mutual fund to give professional advice on the fund's investments and asset management practices (also called the investment adviser).

Assets are the investment holdings and cash owned by a mutual fund.

Average-Weighted-Maturity is an average of the maturity dates of the various securities in a mutual fund based on the dollar value of those securities. It is calculated by multiplying the market value of each portfolio security by the time remaining to its maturity, adding these calculations and then dividing the total by the market value of the portfolio.

Basis Point is one one-hundredth of a percentage point.

Capital Appreciation is the increase in the market value of a mutual fund's securities, as reflected in the net asset value of the fund's shares. Capital appreciation (or growth) is a specific long-term objective of many mutual funds.

Coupon Rate is the stated interest rate on a bond.

Diversification is the practice of investing broadly across a number of securities to reduce risk; a hallmark of mutual fund investing.

Duration is a weighted average term-to-maturity of a mutual fund security's cash flow.

Expense Ratio is a fund's cost of doing business -- disclosed in the prospectus -- as a percent of its assets.

Income is the dividends, interest, and/or short-term capital gains paid to a mutual fund's shareholders. Income is earned on a fund's investment portfolio after deducting operating expenses.

Investment Objective is the goal -- long-term capital growth or current income, for example -- that an investor and mutual fund pursue together.

Liquidity is the ability to redeem (sell back) all or part of your mutual fund shares on any business day and receive the current value (which may be more or less than the original cost).

Management Fee is the amount paid by a mutual fund to the investment adviser for its services.

Net Asset Value Per Share (NAV) is the market worth of one share of a mutual fund. This figure is derived by taking a fund's total assets -- securities, cash and any accrued earnings -- deducting liabilities, and dividing by the number of shares outstanding.

Principal is the basic amount of money you invest, not to be confused with reinvested dividends or capital gains.

Total Return is the change in value of an investment from the beginning to the end of a period, assuming the reinvestment of all distributions. This is based on a formula set by the Securities and Exchange Commission.

Yield is the percentage rate at which a fund's portfolio earns income for its investors, based on a formula set by the Securities and Exchange Commission.

                                                               BOSTON 1784 FUNDS

FUND OBJECTIVES

--------------------------------------------------------------------------------

MONEY MARKET FUNDS

[_]  Boston 1784 Tax-Free Money Market Fund
     To preserve the principal value of a shareholder's investment and maintain a high degree of liquidity while providing current income that is exempt from federal income tax.

[_]  Boston 1784 U.S. Treasury Money Market Fund
     To preserve the principal value of a shareholder's investment and maintain a high degree of liquidity while providing current income.

[_]  Boston 1784 Prime Money Market Fund
     To preserve the principal value of a shareholder's investment and maintain a high degree of liquidity while providing current income.

BOND FUNDS

[_]  Boston 1784 Short-Term Income Fund
     To provide investors with maximum current income, and, as a secondary goal, to preserve investors' capital.

[_]  Boston 1784 Income Fund
     To provide investors with maximum current income, and, as a secondary goal, to preserve investors' capital.

[_]  Boston 1784 U.S. Government Medium-Term Income Fund
     To provide investors with current income consistent with preservation of capital.

TAX-EXEMPT FUNDS

[_]  Boston 1784 Tax-Exempt Medium-Term Income Fund
     To provide investors with current income, exempt from federal income tax, consistent with preservation of capital.

[_]  Boston 1784 Connecticut Tax-Exempt Income Fund
     To provide investors with current income exempt from both federal and Connecticut personal income tax, with a secondary goal of preserving capital.

[_]  Boston 1784 Florida Tax-Exempt Income Fund
     To provide investors with current income exempt from federal income tax through Fund shares which are exempt from Florida intangible personal property tax, with a secondary goal of preserving capital.

[_]  Boston 1784 Massachusetts Tax-Exempt Income Fund
     To provide investors with current income exempt from both federal and Massachusetts personal income tax, consistent with preservation of capital.

[_]  Boston 1784 Rhode Island Tax-Exempt Income Fund
     To provide investors with current income exempt from federal income tax and Rhode Island personal income and business corporation taxes, with a secondary goal of preserving capital.

STOCK FUNDS

[_]  Boston 1784 Asset Allocation Fund
     To provide investors with a favorable total rate of return through current income and capital appreciation consistent with preservation of capital, derived from investing in fixed income and equity securities.

[_]  Boston 1784 Growth and Income Fund
     To provide investors with long-term growth of capital with a secondary goal of income.

[_]  Boston 1784 Growth Fund
     To provide investors with capital appreciation. Dividend income, if any, is incidental to this goal.

[_]  Boston 1784 International Equity Fund
     To provide investors with long-term growth of capital. Dividend income, if any, is incidental to this goal.

INVESTMENT ADVISER'S REPORT
--------------------------------------------------------------------------------

[PHOTO]
Edward G. Riley, Jr.
Chief Investment Officer

When investment advisers and fund managers discuss volatility, they typically focus on the financial/statistical variety--the kind that can be measured by numbers like "beta" and "standard deviation." The past year certainly had its share of that sort of volatility, but it exhibited other varieties as well, as the pendulum swung rapidly from deflation fears to inflation scares, crashing foreign markets to recovering Asian economies, growth stocks leadership to emerging cyclical strength...the list goes on and on. In short, it was one of the most volatile years of the by-now-elderly economic expansion that has held sway for 8 years.

     Certainly, the U.S. economy continued to expand, growing at remarkable 4%, 6% and 4.3% rates for the calendar quarters ended September 1998, December 1998 and March 1999, respectively. Economic momentum was sustained in the beginning of 1999 by a combination of factors: tax refunds and year-end bonuses fueled spending; low unemployment and rising incomes, which grew faster than inflation, supported high levels of consumer confidence. And the "Wealth Effect"--the result of the unprecedented bull market and widespread 401(k) investing in the stock market--was good for spending and confidence alike.

     The "Wealth Effect" is perhaps the most significant variable in any economic or investing forecast. Surging equity values have pushed stock market wealth up $4 trillion in the past two years (from $7 trillion to $11 trillion). Home equity (market price minus mortgage owed) has added another $1 trillion of perceived wealth, rising from $5 trillion to $6 trillion in the past three years. With more households now owning equities than ever before (50% today vs. 32% a decade ago), a market correction will affect many more investors. Will new investors remain patient or will they sell en masse? Complicating matters further, investor expectations seem to have been ratcheted up to unrealistic levels by returns that have averaged about 30% over the last four years and 18.6% over the last 18 years--compared with about 10% for the past century. Surveys show that investors expect annual equity returns in the 15% to 35% range. What would a year of negative returns, no matter how slight, hold for the economy?

     So the fact that we remain immersed in longest peacetime recovery on record is both good news and bad news. At this point, after eight years without a recession, reversion to the mean--whether in the economy or the markets--may prove very mean indeed.

     To be sure, cyclical pressures are building, which forced the Federal Reserve Board to raise short-term interest rates by .25% in June 1999. But our long-term view of interest rates remains intact. We see secular disinflation dominating over the long term for several reasons:

[_] Unit labor costs are declining--good news since 65% of the operating costs for most companies is labor.

[_] The continued focus on productivity, advances in technology and the determination to enhance shareholder value

                                                               BOSTON 1784 FUNDS

--------------------------------------------------------------------------------

     align management efforts with inflation containment.

[_] Global overcapacity in industries ranging from autos to chemicals should keep deflationary pressures dominant.

[_] The Internet will force competitive pricing across virtually all goods and services.

[_] The Federal Reserve Board's vigilant monetary policy--and the readiness of the "Bond Vigilantes" to bid up interest rates at the first whiff of inflation--should mitigate any dangerous inflationary tendencies.


STOCK MARKET REVIEW

     During the twelve months ended May 31, 1999, the Standard & Poor's 500 Composite Index (the "S&P 500") has gained a very respectable 19%. But the numbers do not reflect the bumpy ride that got us here. The Dow Jones Industrial Average (the "Dow") started the Funds' fiscal year at 8952 on June 1, 1998. The stock market showed signs of health until mid-July, when the Dow began a steep descent from 9337 in July 1998 to a bottom of 7615 in September 1998. Federal Reserve Board stimulation in the form of three Federal Funds rate reductions (from 5.50% to 4.75%) sparked a dramatic eight-month rally. The result: the Dow bulled its way into recordbreaking 11,000 territory in May 1999, while the S&P 500 rose from 1090 to 1301 during the twelve months ended May 31, 1999. As this pattern reveals, the stock market had a skittish year. The stock market initially reacted positively to the just-right Goldilocks mixture of low interest rates and inflation coupled with strong growth. However, it tumbled into a fall with weak foreign markets by summer's end, then revived with Federal Reserve Board help, but recently showed signs of retreating as inflation fears were rekindled by unexpected economic strength.

                                   [GRAPHIC OMITTED]

              In the printed version of the document, a line graph
                appears which depicts the following plot points:

                          Dow Jones Industrial Average
                            May 31, 1998-May 31, 1999

May-98   Jun-98   Jul-98   Aug-98   Sep-98   Oct-98   Nov-98   Dec-98   Jan-99   Feb-99   Mar-99   Apr-99   May-99
8,952     8,883   7,539    7,842    8,592    9,116    9,181    9,358     9,306    9,786   10,789   10,559   10,594

     Despite the strong economic growth of the past three calendar quarters ended March 1999, profits have increased only 3% among S&P 500 companies, highlighting a real challenge that still faces U.S. companies. Despite a healthy economy and strong demand, price-conscious consumers held increases in the Consumer Price Index to a meager 1.5% over the past 12 months. Moreover, profit gains were concentrated in a small segment of the market: the top 100 companies of the S&P

500. In the first quarter of 1999, these giants recorded earnings gains of about 8% on profit margins of 11.5%. By contrast, companies 401 to 500 registered a small decline in earnings and a paltry profit margin of 5.5%.

     That strong performance of large-cap companies has led to soaring valuations and unrealistic expectations. The 100 largest companies in the S&P 500 boast price/earning ratios of about 32-times, while the bottom 100 trade for about half that. Of perhaps greater concern, Wall Street consensus estimates are for a 21% rate of earnings growth in the second half of the year--by our lights, much too high. Companies are far leaner and more productive than just a few years ago. Moreover, earnings windfalls created by lower corporate taxes and declining interest costs are behind us. Consider that interest costs were 20% of earnings (before income taxes and depreciation) in 1992; they were 8% in 1998. Consequently, profit growth must start at the top line with revenues. Yet top line growth is missing, with many big-name growth companies recording only small single-digit revenue gains.

     Continued global competition, sustained resistance to price increases and tightening labor markets will continue to exert pressure on profits. That said, however, while we had started 1999 expecting flat earnings, a strong first half has led us to revise our forecast upward to perhaps a 5% increase.

     We should note that despite the dominance of large-cap/growth stocks during the period, leadership began to shift toward more cyclical stocks in 1999--stocks with performance linked more closely to economic strength. Recently, we have seen also new signs of life in the small- and mid-cap areas of the stock market. Some analysts see these trends as signaling a real change in the market and the economy--a resurrection of the economic cycle of growth-inflation-Federal Reserve Board intervention-recession. We disagree, however, and expect large-cap growth issues to reassert their leadership as the year develops.

     Over the short term, we are likely to encounter some familiar hurdles: overly optimistic earnings estimates, which exacerbate disappointment and price declines; increasing day-trader activity, which destabilizes the market; and, continued speculation in Internet issues, which has driven the stocks of companies with no earnings to trade for hundreds of times sales, distorting the rest of the market. Over the long term, however, we expect stocks to continue to move upward. The interest rate environment

                                   [GRAPHIC OMITTED]

              In the printed version of the document, a line graph
                appears which depicts the following plot points:

                                 S&P 500 Index
                            May 31, 1998-May 31, 1999

May-98   Jun-98   Jul-98   Aug-98   Sep-98   Oct-98   Nov-98   Dec-98   Jan-99   Feb-99   Mar-99   Apr-99   May-99
 1,133   1,120     957      1,017   1,098     1,163   1,229    1,279    1,238    1,286     1,335    1,301   1,301

should remain favorable. Lower inflation, slower growth, and further coordinated interest rate cuts may induce the Federal Reserve Board to ease monetary policy later in the year, enhancing market liquidity in a period when demand is already high and the supply of stocks is declining due to buybacks and mergers.

BOND MARKET REVIEW

Despite the roller coaster ride in between, the 30-year U.S. Treasury rate is about where it was twelve months ago: within a few basis points of 6.00%. That's a far cry, however, from the 4.75% rate last fall. In the preceding weeks and months, the Russian default, troubled Latin American markets, and the near-failure of a major hedge fund operator had thoroughly unsettled the market, and a flight to quality dramatically increased demand and bond prices (which move in the opposite direction from interest rates).

     With the financial markets extremely skittish in the fall of 1998, the Federal Reserve Board reduced short-term interest rates from 5.50% to 4.75% to provide liquidity. That stimulus--along with nearly 150 other central bank easings around the world during the past twelve months--had the desired affect of sustaining and accelerating widespread economic growth. Now, however, the bond markets are focused on inflation and are pushing rates up.

     Although we foresee little inflationary threat in the immediate future, the Federal Reserve Board raised interest rates in June 1999 as concerns about inflationary pressures and an overheated economy mounted. Despite the recent intervention by the Federal Reserve Board, we expect rates to actually drift lower in yield over the coming year, and the 30-year U.S. Treasury Bond to yield between 5.00% and 5.75% by the end of 1999. Indeed, a number of other factors also argue for lower rates over the next six to twelve months--despite the current disquiet:

[_]  U.S. economic growth is likely to slow during the summer and fall.

[_] Any inflationary spurt should prove short-lived, as secular deflationary forces take hold (i.e. global overcapacity, declining crude oil prices, labor insecurity sparked by merger-related layoffs, and additional financial meltdowns in foreign countries).

[_] As long-term rates rise, some of the $1.7 trillion currently resting in money market funds will move into bonds, moderating rate increases.

                                   [GRAPHIC OMITTED]

              In the printed version of the document, a line graph
                appears which depicts the following plot points:

                             30-Year Treasury Bonds
                            May 31, 1998-May 31, 1999

    May-98    Jul-98    Sep-98    Nov-98    Jan-99     Mar-99     May-99
     5.93      5.68      5.20      5.25      5.09       5.63       5.84

[_] Cash flows into bond mutual funds remain strong--about $7 billion to $8 billion per month.

[_] Asset allocation strategies are likely to focus more on bonds as stock market volatility increases and small- and mid-cap investors move into a (theoretically) more predictable asset class.

[_] Healthy tax receipts will eliminate the need for government borrowing, and $100 billion in debt retirement will reduce supply and increase prices and therefore decrease rates.

MONEY MARKET REVIEW

The year's declining short-term rate environment was no boon to money market investors. The Federal Funds Rate stood at 5.50% on June 1, 1998. After three interventions by the Federal Reserve Board in response to declining market and economic conditions, the rate leveled at 4.75%, where it stood on May 31, 1999.

     Short-term interest rates are influenced almost solely by the actions of the Federal Reserve Board. By raising and lowering the rates that banks pay to borrow from the government and from each other, they raise and lower the money supply, thereby encouraging or weakening economic activity. With signs of inflation on the horizon, the Federal Reserve Board intervened recently to raise interest rates and slow the economy. We believe such higher rates will be a short-lived phenomenon and will likely be reduced by subsequent Federal Reserve Board action late in 1999 or early next year. As a result, while money market investors may experience flat or weaker returns, equity and bond investors are likely to discover that their favorable investment environment lives on.

                                   [GRAPHIC OMITTED]

              In the printed version of the document, a line graph
                appears which depicts the following plot points:

                               Federal Funds Rate
                                May 1996-May 1999

     May-96    Nov-96    May-97    Nov-97    May-98    Nov-98    May-99
      5.24      5.31      5.50      5.50      5.50      4.75      4.75


/s/ Edward G. Riley, Jr.
------------------------
Edward G. Riley, Jr.
Chief Investment Officer
BankBoston, N.A.

                                                               BOSTON 1784 FUNDS

MANAGEMENT'S DISCUSSION OF FUND PERFORMANCE
--------------------------------------------------------------------------------

BOSTON 1784 TAX-FREE MONEY MARKET FUND

Objective: To preserve the principal value of a shareholder's investment and maintain a high degree of liquidity while providing current income that is exempt from federal income tax.

Boston 1784 Tax-Free Money Market Fund invests primarily in investment-grade money market securities that pay interest that is exempt from federal income tax. The Fund's investments include municipal general obligation securities, which are backed by the taxing power of the issuer, and securities used to finance a variety of municipal purposes such as hospitals, transportation, housing, student loans, utilities and industrial development. As of May 31, 1999, the net assets of the Fund totaled $969.4 million compared to $1 billion on May 31, 1998.

     For the year ended May 31, 1999, the Fund had a total return of 3.01%, compared with returns of 2.71% by the IBC/Financial Data Stockbroker & General Purpose Tax-Free Average and 2.72% by the Lipper Tax-Exempt Money Market Funds Average for the same period. Based on total return, the Fund rated among the top 10% (11 of 127) in the Lipper Tax-Exempt Money Market Funds Average for the twelve months ended May 31, 1999.

     The Fund outperformed its benchmarks due to the "barbelled" maturity structure maintained during the year ended May 31, 1999. The Fund held both issues with relatively long maturities to increase yield and a large cash position to take advantage of any short-term market events.

     The Fund continues to seek higher yields by purchasing securities issued in states that have either low or no state income taxes. To lock in higher yields, the Fund is currently focusing on attractively priced securities with longer maturities.

                     BOSTON 1784 TAX-FEE MONEY MARKET FUND

           Comparison of Change in the Value of a $10,000 Investment
              in Boston 1784 Tax-Free Money Market Fund versus the
           IBC/Financial Data Stockbroker & General Purpose Tax-Free
          Average and the Lipper Tax-Exempt Money Market Funds Average

                                   [GRAPHIC OMITTED]

              In the printed version of the document, a line graph
                appears which depicts the following plot points:


                            Annualized     Annualized      Annualized
              One-Year        3 Year         5 Year       Inception to
               Return         Return         Return           Date
              --------     -----------     ----------     ------------
               3.01%          3.19%          3.28%           3.14%

                                                         Initial
                                                        Investment
                                                           Date
                                                         6/30/93    May 94    May 95    May 96    May 97    May 98    May 99
                                                         -------   -------   -------   -------   -------   -------   -------
Boston 1784 Tax-Free Money Market Fund                   $10,000   $10,221   $10,557   $10,932   $11,284   $11,660   $12,011
IBC/Financial Data Stockholder & General Purpose Avg.    $10,000   $10,176   $10,476   $10,807   $11,124   $11,468   $11,779
Lipper Tax-Exempt Money Market Funds Average             $10,000   $10,177   $10,478   $10,812   $11,132   $11,477   $11,789


Past performance of the Fund is not predictive of future performance

* Inception date 6/14/93

BOSTON 1784 U.S. TREASURY MONEY MARKET FUND

Objective: To preserve the principal value of a shareholder's investment and maintain a high degree of liquidity while providing current income.

Boston 1784 U.S. Treasury Money Market Fund invests primarily in U.S. government agency securities, U.S. Treasury obligations and repurchase agreements fully collateralized by U.S. Treasury obligations. The Fund's net assets increased from $372.7 million on May 31, 1998 to $390.8 on May 31, 1999.

     For the year ended May 31, 1999, the Fund had a total return of 4.55%, compared with returns of 4.61% for the IBC/Financial Data U.S. Government & Agencies Average and 4.36% for the Lipper U.S. Treasury Money Market Funds Average for the same period. The 7-day yield as of May 31, 1999 was 4.18%. The Fund's return reflects a waiver of certain management fees and expenses (see Financial Highlights).

     The Fund is rated AAAm by Standard and Poor's. The rating is based on an analysis of the Fund's credit quality, market price exposure and management. The rating signifies that, in the opinion of Standard and Poor's, the Fund offers excellent safety of investment principal and superior capacity to maintain a $1.00 per share net asset value at all times. The Fund attempts to maintain these characteristics through conservative investment practices and strict internal controls. The Fund is reviewed on a weekly basis by Standard and Poor's.

     The Federal Reserve Board lowered the Federal Funds rate three times in the second half of 1998 from 5.50% to 4.75%. The interest rate environment therefore did not favor money market investors during the year ended May 31, 1999. However, the Fund's investments were concentrated in both shorter maturity U.S. government agency securities and repurchase agreements and longer maturity U.S. Treasury securities. The average maturity was from 35 to 45 days, which positively affected the Fund's performance as interest rates declined.

   The Federal Reserve Board tightened monetary policy in June 1999 by raising short-term interest rates by .25%. Money market investors will benefit for a period of time from this recent Federal Reserve Board intervention.

                  BOSTON 1784 U.S. TREASURY MONEY MARKET FUND

            Comparison of Change in the Value of a $10,000 Investment
           in Boston 1784 U.S. Treasury Money Market Fund versus the
         IBC/Financial Data U.S. Government & Agencies Average and the
                Lipper U.S. Treasury Money Market Funds Average

                                   [GRAPHIC]

              In the printed version of the document, a line graph
                appears which depicts the following plot points:

                            Annualized     Annualized      Annualized
              One-Year        3 Year         5 Year       Inception to
               Return         Return         Return           Date
              --------     -----------     ----------     ------------
               4.55%          4.81%          4.88%           4.51%

                                                         Initial
                                                        Investment
                                                           Date
                                                         6/30/93    May 94    May 95    May 96    May 97    May 98    May 99
                                                         -------   -------   -------   -------   -------   -------   -------
Boston 1784 U.S. Treasury Money Market Fund              $10,000   $10,249   $10,742   $10,296   $11,845   $12,440   $13,066
IBC/Financial Data U.S. Government & Agencies Avg.       $10,000   $10,250   $10,726   $11,270   $11,810   $12,402   $12,973
Lipper U.S. Treasury Money Market Funds Average          $10,000   $10,246   $10,716   $11,253   $11,783   $12,354   $12,893

Past performance of the Fund is not predictive of future performance

* Inception date 6/7/93

BOSTON 1784 FUNDS

--------------------------------------------------------------------------------

BOSTON 1784 PRIME MONEY MARKET FUND

Objective: To preserve the principal value of a shareholder's investment and maintain a high degree of liquidity while providing current income.

Boston 1784 Prime Money Market Fund invests primarily in high quality money market instruments, including short-term U.S. government obligations, corporate bonds, bank obligations (including certificates of deposit, bankers' acceptances and fixed time obligations), commercial paper, variable rate demand notes, taxable municipal securities and repurchase agreements. As of May 31, 1999, the Fund's net assets grew to $165.2 million from $127.6 million in net assets on May 31, 1998.

     For the twelve months ended May 31, 1999, the Fund had a total return of 4.78%, compared with returns of 4.66% for the IBC/Financial Data First Tier Money Market Average and 4.82% for the Lipper Money Market Funds Average for the same period. The 7-day yield as of May 31, 1999 was 4.23%. The Fund's return reflects a waiver of certain management fees and expenses (see Financial Highlights).

     Federal Reserve Board intervention in the form of three interest rate cuts during the second half of 1998 did not favor money market investors. However, the Fund outperformed its benchmarks for the twelve months ended May 31, 1999 by maintaining a slightly longer average maturity of between 45-55 days, which positively impacted the Fund's performance in a declining interest rate environment.

     In June 1999, the Federal Reserve Board intervened to tighten monetary policy as a preemptive move against inflation. The .25% increase in short-term interest rates will boost returns to money market investors.

                  BOSTON 1784 PRIME MONEY MARKET FUND

            Comparison of Change in the Value of a $10,000 Investment
                in Boston 1784 Prime Money Market Fund versus the
               IBC/Financial Data First Tier Money Market Average
                    and the Lipper Money Market Funds Average

                                   [GRAPHIC OMITTED]

              In the printed version of the document, a line graph
                appears which depicts the following plot points

                            Annualized     Annualized      Annualized
              One-Year        3 Year         5 Year       Inception to
               Return         Return         Return           Date
              --------     -----------     ----------     ------------
               4.78%          4.99%          5.02%           4.46%

                                          Initial
                                         Investment
                                            Date
                                          6/30/91    May 92    May 93    May 94    May 95    May 96    May 97   May 98    May 99
                                          -------   -------   -------   -------   -------   -------   -------  --------  --------
Boston 1784 Prime Money Market Fund       $10,000   $10,433   $10,745   $11,044   $11,577   $12,191   $12,803   $13,464   $14,107
IBC/Financial Data First Tier Average     $10,000   $10,415   $10,711   $11,004   $11,529   $12,126   $12,716   $13,360   $13,982
Lipper Money Market Funds Average         $10,000   $10,419   $10,718   $11,011   $11,533   $12,118   $12,696   $13,328   $13,939


Past performance of the Fund is not predictive of future performance

* Inception date 6/6/91

--------------------------------------------------------------------------------

BOSTON 1784 SHORT-TERM INCOME FUND

Objective: To provide investors with maximum current income, and, as a secondary goal, to preserve investors' capital.

Boston 1784 Short-Term Income Fund is designed for investors seeking a higher yield than from a money market fund and more price stability than a longer-term bond fund. The Fund invests primarily in debt securities of U.S. issuers, although it can invest in non-U.S. issuers, including those in developing countries. The Fund's net assets as of May 31, 1999 were $176.0 million compared to $197.3 million on May 31, 1998.

     The Fund's total return for the year ended May 31, 1999 was 4.70%, compared to returns of 4.35% for the Lipper Short Investment-Grade Debt Average and 5.21% for the Lehman Mutual Fund 1-5 Year Government/ Corporate Bond Index for the same period. Based on total return, the Fund placed in the second quartile (47 of 112) in the Lipper Short Investment-Grade Debt Average for the year ended May 31, 1999. The Fund's return and resulting ranking reflect a waiver of certain management fees and expenses (see Financial Highlights).

     The Fund achieved its goal of a higher yield than money market funds with relatively low price volatility by selling higher quality U.S. Treasury issues while adding higher-yielding short-term securities such as corporate bonds and government agency securities. Rising inflationary pressures coupled with fears of restrictive Federal Reserve Board monetary policy caused bond prices to spiral downward over the quarter ended March 31, 1999. Since the Fund held short-term debt obligations, it was able to avoid the volatility in the long-term bond market.

     In June 1999, the Federal Reserve Board tightened monetary policy by raising short-term interest rates by .25% as a preemptive measure against inflationary pressures. However, rates should trade in a narrow band. The Fund will maintain its current maturity structure in an effort to avoid price volatility.

                       BOSTON 1784 SHORT-TERM INCOME FUND

            Comparison of Change in the Value of a $10,000 Investment
                in Boston 1784 Short-Term Income Fund versus the
               Lehman Mutual Fund 1-5 Year Gov't/Corp. Bond Index
               and the Lipper Short Investment-Grade Debt Average

                                   [GRAPHIC OMITTED]

              In the printed version of the document, a line graph
                appears which depicts the following plot points:

                              Annualized         Annualized
                One-Year        3 Year          Inception to
                 Return         Return              Date
                --------     -----------        ------------
                 4.70%          6.05%              6.03%

                                                         Initial
                                                        Investment
                                                           Date
                                                         6/30/94    May 95    May 96    May 97    May 98    May 99
                                                         -------   -------   -------   -------   -------   -------
Boston 1784 Short Term Income Fund                       $10,000   $10,601   $11,107   $11,826   $12,651   $13,246
Lehman Mutual Fund 1-5 Year Gov't/Corp. Index            $10,000   $10,700   $11,236   $12,014   $12,944   $13,618
Lipper Short Investment-Grade Debt Average               $10,000   $10,548   $11,080   $11,797   $12,572   $13,119

Past performance of the Fund is not predictive of future performance

* Inception date 7/1/94

                                                               BOSTON 1784 FUNDS

--------------------------------------------------------------------------------

BOSTON 1784 INCOME FUND

Objective: To provide investors with maximum current income, and, as a secondary goal, to preserve investors' capital.

Boston 1784 Income Fund is an actively managed portfolio of investment-grade, intermediate- to long-term securities. The assets of the Fund are diversified among government obligations, corporate securities, mortgaged-backed securities, asset-backed securities and Yankee bonds (U.S. dollar-denominated bonds issued in the U.S. by foreign borrowers). On May 31, 1999, the average-weighted-maturity of the Fund was approximately 8.7 years and the Fund's duration was about 5.3 years. The Fund's net assets declined from $392.6 million on May 31, 1998 to $343.2 million in net assets on May 31, 1999.

     For the year ended May 31, 1999, the Fund had a total return of 2.83%, compared with returns of 4.34% for the Lehman Aggregate Bond Index and 2.52% for the Lipper Corporate Debt A-Rated Average for the same period. The Fund's return reflects a waiver of certain management fees and expenses (see Financial Highlights).

     During the past year, the bond market seesawed back and forth between concerns over deflationary pressures exported from foreign countries and concerns that strong domestic economic growth might lead to inflation. In the second half of 1998, the Federal Reserve Board reduced short-term interest rates by .75% to 4.75% to provide liquidity to skittish financial markets.

     The Fund's performance was positively affected by its exposure to higher quality credits over the course of the year. During the fourth fiscal quarter, to enhance yields, the Fund reduced its exposure to U.S. Treasury securities and increased its exposure to investment grade corporate bonds.

     Although we foresee little inflationary threat in the immediate future, the Federal Reserve Board raised short-term interest rates in June 1999 as concerns about inflationary pressures mounted. We expect longer-term interest rates to drift lower in yield over the coming year, and the 30-year U.S. Treasury Bond to yield between 5.00% and 5.75%. Should rates rise, we plan to extend the maturity structure of the Fund's portfolio. We will continue to focus on U.S. Treasury securities and high quality domestic corporate debt, since we believe that the yields offered by foreign corporate debt do not justify the additional risk.

                             BOSTON 1784 INCOME FUND

            Comparison of Change in the Value of a $10,000 Investment
       in Boston 1784 Income Fund versus the Lehman Aggregate Bond Index and the Lipper Corporate Debt A-Rated Average

                                    [GRAPHIC OMITTED]

              In the printed version of the document, a line graph
                appears which depicts the following plot points:

                                Annualized       Annualized
                  One-Year        3 Year        Inception to
                   Return         Return            Date
                  --------     -----------      ------------
                   2.83%          6.64%            6.70%

                                                         Initial
                                                        Investment
                                                           Date
                                                         7/31/94    May 95    May 96    May 97    May 98    May 99
                                                         -------   -------   -------   -------   -------   -------
Boston 1784 Income Fund                                  $10,000   $10,934   $11,211   $12,143   $13,221   $13,596
Lehman Aggregate Bond Index                      .       $10,000   $10,955   $11,435   $12,387   $13,739   $14,336
Lipper Corporate Debt A-Rated Average                    $10,000   $10,921   $11,301   $12,167   $13,490   $13,830

Past performance of the Fund is not predictive of future performance

* Inception date 7/1/94

BOSTON 1784 U.S. GOVERNMENT MEDIUM-TERM INCOME FUND

Objective: To provide investors with current income consistent with preservation of capital.

Boston 1784 U.S. Government Medium-Term Income Fund is an actively managed portfolio of U.S. Treasury and U.S. government agency short- to medium-term securities. The Fund's assets are diversified on a sector basis among U.S. Treasury, U.S. government agency and mortgaged-backed securities. The Fund's securities are concentrated in the 2-year to 10-year maturity range. On May 31, 1999, the average-weighted-maturity of the Fund was approximately 5.97 years and the Fund had a duration of 4.0 years. The Fund grew in net assets from $252.7 million on May 31, l998 to $276.8 million on May 31, 1999.

     For the year ended May 31, 1999, the Fund had a total return of 3.73%, compared with returns of 4.98% for the Lehman Intermediate Government Bond Index and 3.44% for the Lipper Intermediate U.S. Government Funds Average for the same period. The Fund's return reflects a waiver of certain management fees and expenses (see Financial Highlights).

     Factors that positively affected the Fund's performance included an overweighting in both mortgage-backed securities and U.S. government agency securities. Both sectors added to the income return of the Fund. At the same time, the Fund maintained a slightly longer duration than the Lipper Intermediate U.S. Government Funds Average and benefited from declining interest rates.

     During the year ended May 31, 1999, deflationary pressures exported from foreign countries alternated with concerns that strong domestic economic growth might lead to inflation. In the second half of 1998, the Federal Reserve Board reduced short-term interest rates by .75% to 4.75% to provide liquidity to financial markets. Although we foresee little inflationary threat in the immediate future, the Federal Reserve Board raised short-term interest rates in June 1999 by .25% in response to concerns about inflationary pressures. We expect longer-term interest rates to drift downward over the coming year, and the 30-year U.S. Treasury Bond to yield between 5.00% and 5.75%. We plan to extend the maturity structure of the Fund's portfolio if interest rates rise, primarily by adding intermediate-term U.S. Treasury securities and floating-rate U.S. government agency securities.

               BOSTON 1784 U.S. GOVERNMENT MEDIUM-TERM INCOME FUND

            Comparison of Change in the Value of a $10,000 Investment
        in Boston 1784 U.S. Government Medium-Term Income Fund versus the
                Lehman Intermediate Government Bond Index and the
                Lipper Intermediate U.S. Government Funds Average

                                   [GRAPHIC OMITTED]

              In the printed version of the document, a line graph
                appears which depicts the following plot points:

                            Annualized     Annualized      Annualized
              One-Year        3 Year         5 Year       Inception to
               Return         Return         Return           Date
              --------     -----------     ----------     ------------
               3.73%          6.46%          6.33%           5.15%

                                                         Initial
                                                       Investment
                                                          Date
                                                         6/30/93    May 94    May 95    May 96    May 97    May 98    May 99
                                                         -------    ------   -------   -------   -------   -------   -------
Boston 1784 U.S. Gov't. Medium-Term Income Fund          $10,000    $9,787   $10,646   $11,024   $11,813   $12,824   $13,303
Lehman Intermediate Government Bond Index                $10,000    $9,980   $10,887   $11,380   $12,189   $13,235   $13,894
Lipper Intermediate U.S. Government Funds Average        $10,000    $9,826   $10,710   $11,066   $11,837   $12,929   $13,374

Past performance of the Fund is not predictive of future performance

* Inception date 6/7/93

                                                               BOSTON 1784 FUNDS

--------------------------------------------------------------------------------

BOSTON 1784 TAX-EXEMPT MEDIUM-TERM INCOME FUND

Objective: To provide investors with current income, exempt from federal income tax, consistent with preservation of capital.

Boston 1784 Tax-Exempt Medium-Term Income Fund is an actively managed, diversified portfolio of high quality, intermediate-term municipal securities selected for their potential to achieve maximum tax-free income, a competitive rate of return and preservation of capital. The Fund attempts to achieve incremental income yield and price stability by emphasizing both geographical and sector diversification. On May 31, 1999, the Fund's net assets totaled $357.0 million compared with $303.6 million on May 31, 1998. Of the Fund's total assets, 57.3% were rated AAA, 25.1% were rated AA and 11.1% were rated A by either Standard & Poor's or Moody's.

     The Fund's total return for the year ended May 31, 1999 was 4.24%, compared with a return of 3.72% for the Lipper Intermediate Municipal Debt Funds Average for the same period, ranking the Fund in the top 15% (20 of 134) of its Lipper peer group. For the same twelve month period, the total return of the Lehman 7-Year Municipal Bond Index was 4.73%. The Fund's return and resulting ranking reflect a waiver of certain management fees and expenses (see Financial Highlights).

     The Fund outperformed the Lipper Intermediate Municipal Debt Funds Average due to a focus on credit quality, premium coupon yields, and slightly longer maturity and duration. The Fund's .49% total return lag compared to the Lehman 7-Year Municipal Bond Index primarily reflected the Fund's maturity structure and duration, which adversely affected the Fund's total return during the last two months of the year ended May 31, 1999.

     After hitting historical lows in early October 1998, municipal bond yields rose from .15% to .5% across all maturities, while Treasury yields rose from
 .82% to 1.7% during the same time period. As a result, we believe that municipal bonds are currently priced well below their fair market values. Continued productivity gains, worldwide manufacturing overcapacity and deflationary pressures, along with an anticipated slow-down in personal consumption and domestic economic growth, will contain inflation and drive interest rates back toward 5% on the 30-year U.S. Treasury Bond. We have positioned the Fund to participate in any material bond rally while maintaining a defensive posture with high quality, premium coupon bonds concentrated in particular states so that investors can take advantage of their double tax-exempt status.

                 BOSTON 1784 TAX-EXEMPT MEDIUM-TERM INCOME FUND

            Comparison of Change in the Value of a $10,000 Investment
          in Boston 1784 Tax-Exempt Medium-Term Income Fund versus the
                   Lehman 7-Year Municipal Bond Index and the
                Lipper Intermediate Municipal Debt Funds Average

                                   [GRAPHIC OMITTED]

              In the printed version of the document, a line graph
                appears which depicts the following plot points:

                            Annualized     Annualized      Annualized
              One-Year        3 Year         5 Year       Inception to
               Return         Return         Return           Date
              --------     -----------     ----------     ------------
               4.24%          7.05%          6.59%           6.18%

                                                         Initial
                                                        Investment
                                                           Date
                                                         6/30/93    May 94    May 95    May 96    May 97    May 98    May 99
                                                         -------   -------   -------   -------   -------   -------   -------
Boston 1784 Tax-Exempt Medium-Term Income Fund           $10,000   $10,212   $10,986   $11,449   $12,336   $13,474   $14,047
Lehman Brothers 7-Year Municipal Bond Index              $10,000   $10,144   $10,972   $11,481   $12,267   $13,257   $13,884
Lipper Intermediate Municipal Debt Funds Average         $10,000   $10,150   $10,874   $11,314   $12,037   $12,939   $13,420

Past performance of the Fund is not predictive of future performance

* Inception date 6/14/93

--------------------------------------------------------------------------------

BOSTON 1784 CONNECTICUT TAX-EXEMPT INCOME FUND

Objective: To provide investors with current income exempt from both federal and Connecticut personal income tax, with a secondary goal of preserving capital.

Boston 1784 Connecticut Tax-Exempt Income Fund is an actively managed, state-specific portfolio of high quality, intermediate-term municipal securities selected for their potential to achieve maximum tax-free income, a competitive rate of return and preservation of capital. The Fund strives to increase yield and maintain price stability by emphasizing diversification across sectors and issuers in the State of Connecticut, and by trying to maximize tax-free income, credit quality and market liquidity. On May 31, 1999, the Fund's net assets totaled $187.7 million compared with $142.1 million on May 31, 1998. Of the Fund's total assets, 47.0% were rated AAA, 36.4% were rated AA and 16.6% were rated A by either Standard & Poor's or Moody's.

     The Fund's total return for the year ended May 31, 1999 was 3.72%, compared with a return of 3.41% for the Lipper Other States Intermediate Municipal Debt Funds Average and 4.73% for the Lehman 7-Year Municipal Bond Index for the same period. The Fund's return reflects a waiver of certain management fees and expenses (see Financial Highlights).

     The Fund outperformed its Lipper benchmark due to a focus on credit quality, premium coupon yields, and a slightly longer average-weighted-maturity and duration. The Fund lagged the total return of the Lehman 7-year Municipal Bond Index by 1%, primarily due to the Fund's maturity structure and duration, which adversely affected the Fund's total return during the last two months of the year ended May 31, 1999.

     Municipal bond yields rose from .15% to .5% across all maturities after declining to historical lows in October 1998. In contrast, Treasury yields rose from .82% to 1.7% during the same time period. Therefore, we believe that municipal bonds are currently priced well below their fair market values. We feel also that continued productivity gains, worldwide manufacturing overcapacity and deflationary pressures, and an anticipated slowdown in personal consumption and domestic economic growth will contain inflation and drive interest rates back toward 5% on the 30-year U.S. Treasury Bond. Accordingly, we have positioned the Fund to participate in any significant bond rally, while maintaining a defensive posture with high quality, premium coupon bonds.

                 BOSTON 1784 CONNECTICUT TAX-EXEMPT INCOME FUND

            Comparison of Change in the Value of a $10,000 Investment
          in Boston 1784 Connecticut Tax-Exempt Income Fund versus the
                   Lehman 7-Year Municipal Bond Index and the
          Lipper Other States Intermediate Municipal Debt Funds Average

                                   [GRAPHIC OMITTED]

              In the printed version of the document, a line graph
                appears which depicts the following plot points:

                                Annualized        Annualized
                  One-Year        3 Year         Inception to
                   Return         Return             Date*
                  --------     -----------       ------------
                   3.72%          6.73%             6.57%


                                                         Initial
                                                        Investment
                                                           Date
                                                         8/31/94    May 95    May 96    May 97    May 98    May 99
                                                         -------   -------   -------   -------   -------   -------
Boston 1784 Connecticut Tax-Exempt Income Fund           $10,000   $10,664   $11,103   $11,909   $13,015   $13,499
Lehman 7-Year Municipal Bond Index                       $10,000   $10,629   $11,123   $11,885   $12,844   $13,451
Lipper Other States Intmdt. Muni Debt Funds Average      $10,000   $10,539   $10,924   $11,579   $12,387   $12,810




Past performance of the Fund is not predictive of future performance
* Inception date 8/1/94

                                                               BOSTON 1784 FUNDS

--------------------------------------------------------------------------------

BOSTON 1784 FLORIDA TAX-EXEMPT INCOME FUND

Objective: To provide investors with current income exempt from federal income tax through Fund shares which are exempt from Florida intangible personal property tax, with a secondary goal of preserving capital.

Boston 1784 Florida Tax-Exempt Income Fund is an actively managed, state-specific portfolio of primarily investment-grade, intermediate- to longer-term securities. The Fund consists of a balance of prerefunded bonds, intermediate bonds and longer-term securities. The majority of the Fund's assets are invested in general obligation bonds issued by the State of Florida and various municipalities, and revenue bonds issued to finance hospitals, education, housing, transportation, utilities and industrial development. As of May 31, 1999, 100% of the bonds in the Fund's portfolio were rated AA or higher by either Moody's or Standard & Poor's. A portion of these assets were enhanced with bond insurance.

     The Fund's net assets increased from $51.8 million on May 31, 1998 to $68.8 million on May 31, 1999. For the twelve months ended May 31, 1999, the Fund had a total return of 3.88%, compared with returns of 4.73% for the Lehman 7-Year Municipal Bond Index and 3.45% for the Lipper Florida Intermediate Municipal Debt Funds Average. As a result, the Fund ranked in the top 20% of its Lipper peer group (3 of 15). The Fund's return and resulting ranking reflect a waiver of certain management fees and expenses (see Financial Highlights).

     Important factors that positively affected the Fund's performance during the past fiscal year included the investment in high quality bonds. The Fund had an average-weighted-maturity of 8.13 years and a duration of 6.37 years, both of which were longer than the Lehman 7-Year Municipal Bond Index.

     During the year ended May 31, 1999, the Fund focused on improving current dividend yield while maintaining holdings with relatively high credit quality. The Fund also increased its diversification by adding bonds of several new issuers. Current income will continue to be a priority. In the coming months, we expect to see a reduced supply of new municipal issues. We anticipate that bonds will move within a narrow trading range and interest rates will eventually decrease as economic growth slows and fears of inflation diminish.

                   BOSTON 1784 FLORIDA TAX-EXEMPT INCOME FUND

            Comparison of Change in the Value of a $10,000 Investment
            in Boston 1784 Florida Tax-Exempt Income Fund versus the
                   Lehman 7-Year Municipal Bond Index and the
            Lipper Florida Intermediate Municipal Debt Funds Average

                                   [GRAPHIC OMITTED]

              In the printed version of the document, a line graph
                appears which depicts the following plot points:

                                         Annualized
                          One-Year      Inception to
                           Return           Date*
                          --------      ------------
                           3.88%           5.97%

                                                         Initial
                                                        Investment
                                                           Date
                                                         6/30/97    May 98    May 99
                                                         -------   -------   -------
Boston 1784 Florida Tax-Exempt Income Fund               $10,000   $10,759   $11,176
Lehman 7-Year Municipal Bond Index                       $10,000   $10,704   $11,211
Lipper Florida Intermediate Muni Debt Funds Average      $10,000   $10,617   $10,983

Past performance of the Fund is not predictive of future performance

* Inception date 6/30/97

--------------------------------------------------------------------------------

BOSTON 1784 MASSACHUSETTS TAX-EXEMPT INCOME FUND

Objective: To provide investors with current income, exempt from both federal and Massachusetts personal income tax, consistent with preservation of capital.

Boston 1784 Massachusetts Tax-Exempt Income Fund is an actively managed, state-specific portfolio of primarily investment-grade, intermediate- to longer-term securities. The Fund consists of a balance of prerefunded bonds, intermediate bonds and longer-term securities. The majority of the Fund's assets are invested in general obligation bonds issued by the Commonwealth of Massachusetts and various municipalities, and revenue bonds issued to finance hospitals, education, housing, transportation, utilities and industrial development. As of May 31, 1999, approximately 89.9% of the bonds in the Fund were rated AA or higher by either Moody's or Standard & Poor's. A portion of these assets were enhanced with bond insurance. On May 31, 1999, the Fund's assets totaled $267.9 million compared with $206.1 million on May 31, 1998.

     For the twelve months ended May 31, 1999, the Fund had a total return of 4.10%, compared with returns of 4.73% for the Lehman 7-Year Municipal Bond Index and 3.35% for the Lipper Massachusetts Intermediate Municipal Funds Average. As a result, the Fund ranked at the top of its Lipper peer group (1 of 10). The Fund's return and resulting ranking reflect a waiver of certain management fees and expenses (see Financial Highlights).

     Several factors that positively affected the Fund's performance during the past fiscal year included the investment in high quality bonds with current and slight discount coupons. The Fund had an average-weighted-maturity of 8.66 years and a duration of 6.55 years, both of which were longer than the Lehman 7-Year Municipal Bond Index.

     During the year ended May 31, 1999, the Fund focused on improving current dividend yield while maintaining holdings with relatively high credit quality. The Fund also attempted to increase diversification by adding bonds of new issuers to its portfolio. Generating current income will continue to be a priority. We expect to see a reduced supply of new municipal issues in the coming months. We also expect bonds to move within a narrow trading range and interest rates to eventually decline as economic growth slows and fears of inflation diminish.

                BOSTON 1784 MASSACHUSETTS TAX-EXEMPT INCOME FUND

            Comparison of Change in the Value of a $10,000 Investment
         in Boston 1784 Massachusetts Tax-Exempt Income Fund versus the
                   Lehman 7-Year Municipal Bond Index and the
            Lipper Massachusetts Intermediate Municipal Funds Average

                                   [GRAPHIC OMITTED]

              In the printed version of the document, a line graph
                appears which depicts the following plot points:

                                Annualized        Annualized     Annualized
                  One-Year        3 Year            5 Year      Inception to
                   Return         Return            Return          Date*
                  --------     -----------       -----------    ------------
                   4.10%          6.75%             5.96%          5.50%

                                                         Initial
                                                        Investment
                                                           Date
                                                         6/30/93    May 94    May 95    May 96    May 97    May 98    May 99
                                                         -------   -------   -------   -------   -------   -------   -------
Boston 1784 Massachusetts Tax-Exempt Income Fund         $10,000   $10,126   $10,734   $11,116   $11,928   $12,990   $13,523
Lehman 7-Year Municipal Bond Index                       $10,000   $10,144   $10,972   $11,481   $12,267   $13,257   $13,884
Lipper Massachusetts Intermediate Municipal Average      $10,000   $10,142   $10,766   $11,154   $11,824   $12,666   $13,088

Past performance of the Fund is not predictive of future performance

* Inception date 6/14/93

                                                               BOSTON 1784 FUNDS

--------------------------------------------------------------------------------

BOSTON 1784 RHODE ISLAND TAX-EXEMPT INCOME FUND

Objective: To provide investors with current income exempt from federal income tax and Rhode Island personal income and business corporation taxes, with a secondary goal of preserving capital.

Boston 1784 Rhode Island Tax-Exempt Income Fund is an actively managed, state-specific portfolio of high quality, intermediate-term municipal securities. To increase yield and maintain price stability, the Fund emphasizes diversification across sectors and issuers in the State of Rhode Island. The Fund also attempts to maximize tax-free income, credit quality and market liquidity. On May 31, 1999, the Fund's net assets totaled $102.1 million compared with $76.8 million on May 31,1998. Of the Fund's total assets, 60% were rated AAA, 20.8% were rated AA and 13% were rated A by either Standard & Poor's or Moody's.

     The Fund's total return for the year ended May 31, 1999 was 4.11%, compared with a return of 3.41% for the Lipper Other States Intermediate Municipal Debt Funds Average for the same period, ranking the Fund in the top 5% (4 of 80) of its Lipper peer group. For the same twelve month period, the Lehman 7-Year Municipal Bond Index's total return was 4.73%. The Fund's return and resulting ranking reflect a waiver of certain management fees and expenses (see Financial Highlights).

     The Fund outperformed the Lipper Other States Intermediate Municipal Debt Funds Average due to a focus on credit quality, premium coupon yields, and slightly longer average-weighted-maturity and duration. The modest .62% total return performance lag to the Lehman 7-Year Municipal Bond Index primarily reflected the Fund's maturity structure and duration, which negatively impacted the Fund's performance during the last two months of the year ended May 31, 1999.

     After declining to historical lows in early October 1998, municipal bond yields rose from .15% to .5% across all maturities in the following months. By comparison, however, Treasury yields rose from .82% to 1.7% during the same time period. Therefore, we believe that municipal bonds are currently priced below their fair market values. We also believe that manufacturing overcapacity and an anticipated slowdown in domestic economic growth will contain inflation and drive interest rates back toward 5% on the 30-year U.S. Treasury Bond. We have positioned the Fund to take advantage of a rise in bond prices, but will maintain a defensive posture with high quality, premium coupon bonds.

                 BOSTON 1784 RHODE ISLAND TAX-EXEMPT INCOME FUND

            Comparison of Change in the Value of a $10,000 Investment
          in Boston 1784 Rhode Island Tax-Exempt Income Fund versus the
                   Lehman 7-Year Municipal Bond Index and the
          Lipper Other States Intermediate Municipal Debt Funds Average

                                   [GRAPHIC OMITTED]

              In the printed version of the document, a line graph
                appears which depicts the following plot points:

                                Annualized        Annualized
                  One-Year        3 Year         Inception to
                   Return         Return             Date*
                  --------     -----------       ------------
                    4.11%          6.65%             6.34%


                                                         Initial
                                                        Investment
                                                           Date
                                                         8/31/94    May 95    May 96    May 97    May 98    May 99
                                                         -------   -------   -------   -------   -------   -------
Boston 1784 Rhode Island Tax-Exempt Income Fund          $10,000   $10,552   $11,033   $11,872   $12,855   $13,384
Lehman 7-Year Municipal Bond Index                       $10,000   $10,629   $11,123   $11,885   $12,844   $13,451
Lipper Other States Intmdt. Muni Debt Funds Average      $10,000   $10,539   $10,924   $11,579   $12,387   $12,810


                                                          Initial
                                                        Investment
                                                           Date
                                                         8/31/94    May 95    May 96    May 97    May 98    May 99
                                                         -------   -------   -------   -------   -------   -------
Boston 1784 Connecticut Tax-Exempt Income Fund           $10,000   $10,664   $11,103   $11,909   $13,015   $13,499
Lehman 7-Year Municipal Bond Index                       $10,000   $10,629   $11,123   $11,885   $12,844   $13,451
Lipper Other States Intmdt. Muni Debt Funds Average      $10,000   $10,539   $10,924   $11,579   $12,387   $12,810

Past performance of the Fund is not predictive of future performance

* Inception date 8/1/94

--------------------------------------------------------------------------------

BOSTON 1784 ASSET ALLOCATION FUND

Objective: To provide investors with a favorable total rate of return through current income and capital appreciation consistent with preservation of capital, derived from investing in fixed income and equity securities.

Boston 1784 Asset Allocation Fund was allocated approximately 54% to common stocks, 40% to bonds and 6% to money market instruments on May 31, 1999.

     During the twelve months ended May 31, 1999, the Fund's net assets increased from $50.3 million to $53.4 million. For the year ended May 31, 1999, the Fund had a total return of 5.92%, compared with returns of 21.05% for the Standard and Poor's 500 Composite Index (the "S&P 500"), 4.34% for the Lehman Aggregate Bond Index and 8.71% for the Lipper Balanced Funds Average for the same period. The Fund's return reflects a waiver of certain management fees and expenses (see Financial Highlights).

     The Fund's concentration of common stocks in the telecommunications services and cable/media sectors was higher than the S&P 500 during much of the fiscal year ended May 31, 1999, which positively affected the Fund's performance. These sectors were beneficiaries of consumer spending, consolidation and financial restructuring. Recently, the Fund added investments in more economically sensitive sectors. Still, we believe the strength in these cyclical sectors will be measured in months, not years, and we will watch closely for signs of weakness. Foreign exposure will also remain primarily limited to the developed markets.

     The Fund's fixed income portfolio performed well in comparison to the Lehman Aggregate Bond Index. Consisting of investment-grade, intermediate- to long-term securities, the performance of the Fund's fixed income portfolio can be attributed in part to a slightly longer duration than the Lehman Aggregate Bond Index--an advantage in a period of declining interest rates. The Fund also benefited from an underweighting in mortgaged-backed securities, many of which were prepaid in the past year. The Fund's average credit quality improved recently with an increase in U.S. Treasury securities holdings. On May 31, 1999, the average-weighted-maturity of the Fund's fixed income portfolio was approximately 7.9 years with a duration of approximately 5.2 years.

                        BOSTON 1784 ASSET ALLOCATION FUND

            Comparison of Change in the Value of a $10,000 Investment
                 in Boston 1784 Asset Allocation Fund versus the
            S&P 500 Composite Index, the Lehman Aggregate Bond Index
                     and the Lipper Balanced Funds Average

                                   [GRAPHIC OMITTED]

              In the printed version of the document, a line graph
                appears which depicts the following plot points:

                            Annualized     Annualized      Annualized
              One-Year        3 Year         5 Year       Inception to
               Return         Return         Return           Date
              --------     -----------     ----------     ------------
               5.92%          13.61%         14.69%          12.15%

                                                         Initial
                                                        Investment
                                                           Date
                                                         6/30/93    May 94    May 95    May 96    May 97    May 98    May 99
                                                         -------   -------   -------   -------   -------   -------   -------
Boston 1784 Asset Allocation Fund                        $10,000   $10,016   $11,503   $13,554   $15,572   $18,765   $19,876
S&P 500 Composite Index                                  $10,000   $10,395   $12,489   $16,039   $20,754   $27,119   $32,828
Lehman Aggregate Bond Index                              $10,000   $ 9,890   $11,028   $11,511   $12,469   $13,830   $14,430
Lipper Balanced Funds Average                            $10,000   $10,223   $11,471   $13,503   $15,715   $18,764   $20,398

Past performance of the Fund is not predictive of future performance

* Inception date 6/14/93

                                                               BOSTON 1784 FUNDS

--------------------------------------------------------------------------------

BOSTON 1784 GROWTH AND INCOME FUND

Objective: To provide investors with long-term growth of capital with a secondary goal of income.

Boston 1784 Growth and Income Fund is a diversified portfolio invested primarily in stocks of large- and mid-capitalization companies. While the Fund invests largely in U.S. companies, as of May 31, 1999, 12.27% of the Fund's assets were invested in international equities. During the year ended May 31, 1999, the Fund's net assets decreased to $549.4 million from $554.0 million on May 31, 1998.

     For the year ended May 31, 1999, the Fund had a total return of 4.65%, compared with returns of 21.05% for the Standard & Poor's 500 Composite Index (the "S&P 500") and 11.48% for the Lipper Growth & Income Funds Average for the same period. The Fund's return reflects a waiver of certain management fees and expenses (see Financial Highlights.)

     The Fund's performance closely mirrored or exceeded its benchmarks for much of 1998. Early in the Fund's fiscal year, an overweighting in technology stocks, primarily in Microsoft, Cisco and Intel, compared with the S&P 500 resulted in returns that exceeded the S&P 500. In August and September 1998, however, the Russian debt crisis, the near-failure of a large hedge fund and the sharp decline in the price of oil drove markets lower. Technology stocks, energy stocks and foreign holdings in particular were negatively impacted, and the Fund lagged the S&P 500 due to overweightings in these areas. In October 1998, when technology and growth stocks rebounded sharply, the Fund again outperformed the S&P 500. At the beginning of 1999, oil prices also rebounded and the Fund's overweighted position in this sector positively affected performance. The Fund's foreign holdings, particularly J.D. Wetherspoon and PizzaExpress, also performed strongly and boosted returns. At the same time, the Fund's performance was negatively affected by a market sector shift to cyclical stocks. This shift depressed the prices of growth stocks, especially in the drug and technology sectors where the Fund was overweighted.

     We believe the market's cyclical emphasis will be temporary and that we will see a rebound in growth stocks as inflation fears abate and the interest rate environment becomes more favorable. In the coming year, the Fund will primarily focus on companies exhibiting growth rates of 20% or more.

                       BOSTON 1784 GROWTH AND INCOME FUND

            Comparison of Change in the Value of a $10,000 Investment in Boston 1784 Growth and Income Fund versus the S&P 500
          Composite Index and the Lipper Growth & Income Funds Average

                                   [GRAPHIC OMITTED]

              In the printed version of the document, a line graph
                appears which depicts the following plot points:

                                Annualized        Annualized     Annualized
                  One-Year        3 Year            5 Year      Inception to
                   Return         Return            Return          Date*
                  --------     -----------       -----------    ------------
                   4.65%          16.20%             18.34%        16.38%

                                                         Initial
                                                        Investment
                                                           Date
                                                         6/30/93    May 94    May 95    May 96    May 97    May 98    May 99
                                                         -------   -------   -------   -------   -------   -------   -------
Boston 1784 Growth and Income Fund                       $10,000   $10,854   $12,709   $16,054   $18,997   $24,070   $25,190
S&P 500 Composite Index                                  $10,000   $10,395   $12,489   $16,039   $20,754   $27,119   $32,828
Lipper Growth & Income Average                           $10,000   $10,475   $12,011   $15,113   $18,621   $23,381   $26,065

Past performance of the Fund is not predictive of future performance

* Inception date 6/7/93

--------------------------------------------------------------------------------

BOSTON 1784 GROWTH FUND

Objective: To provide investors with capital appreciation. Dividend income, if any, is incidental to this goal.

Boston 1784 Growth Fund is a diversified portfolio invested primarily in stocks of small- and mid-capitalization companies. During the past twelve months, the Fund's net assets decreased to $185.5 million from $257.6 million on May 31, 1998.

     For the year ended May 31, 1999, the Fund had a total return of -3.54%, compared with returns of -2.69% for the Russell 2000 Index, 9.74% for the Lipper Mid-Cap Funds Average and 16.21% for the Lipper Growth Funds Average for the same period. Prior to the past fiscal year, the Fund used the Lipper Growth Funds Average as a benchmark, which is heavily weighted toward large-capitalization companies. The Lipper Mid-Cap Funds Average more closely mirrors the composition of the Fund. The Fund's return reflects a waiver of certain management fees and expenses (see Financial Highlights.)

     The Fund's performance, compared to its benchmarks, varied during the fiscal year ended May 31, 1999. While its significant overweighting in technology stocks proved beneficial during June and July 1998, technology and energy shares fell sharply in August. During that decline, small-cap stocks suffered a more severe downturn than large-cap stocks. After rebounding slightly in September 1998, the market and the value of the Fund's portfolio fell sharply as fears of a credit crunch developed. An easing by the Federal Reserve Board in late September had little impact, but a second easing in mid-October sparked a significant rally. The Fund gained 49.24% between the stock market low in October 1998 and January 1, 1999, outperforming its benchmarks by a wide margin. The Fund dramatically reduced its holdings in the energy sector during this period and focused increasingly on technology companies, particularly those in the storage area networking (SAN) and fiber channel areas, such as Emulex and QLogic. The Fund also bolstered its position in consumer cyclical companies, such as Danaher and Fastenal. Early in 1999, however, large-cap companies reemerged as market leaders, ending the rally in smaller companies. Weakness in the software sector also impeded the Fund's performance. In May 1999, the Fund performed strongly due to a rebound in foreign stocks and good results in the SAN area.

     In the year ahead, we expect improvements in the software industry, as well as continued gains in the SAN and fiber channel industries, which represent 18% of the Fund. The Fund will primarily maintain its focus on companies demonstrating growth rates of 30% or higher.

                                   [GRAPHIC OMITTED]



              In the printed version of the document, a line graph
                appears which depicts the following plot points:

                                 Annualized      Annualized
              One-Year             5 Year       Inception to
               Return              Return           Date
              --------          ----------     ------------
               -3.54%               5.73%          9.45%

                                                         Initial
                                                        Investment
                                                           Date
                                                         3/31/96    May 96    May 97    May 98    May 99
                                                         -------   -------   -------   -------   -------
Boston 1784 Growth Fund                                  $10,000   $11,270   $12,258   $13,807   $13,319
Russell 2000 Index                                       $10,000   $10,950   $11,713   $14,201   $13,819
Lipper Mid-Cap Funds Average                             $10,000   $10,847   $11,788   $14,586   $16,007



--------------------------------------------------------------------------------

BOSTON 1784 INTERNATIONAL EQUITY FUND

Objective: To provide investors with long-term growth of capital. Dividend income, if any, is incidental to this goal.

Boston 1784 International Equity Fund was invested in 23 countries with positions in about 90 companies as of May 31, 1999. In addition, 81.7% of the Fund was invested in the established markets included in the Morgan Stanley MSCI EAFE Index. The emerging market positions amounted to about 6% of the Fund's assets. Since May 31, 1998, the Fund's net assets have declined from $469.8 million to $389.8 million on May 31, 1999.

     For the year ended May 31, 1999, the Fund had a total return of -4.85%, compared to returns of 4.36% for the Morgan Stanley MSCI EAFE Index and -1.23% for the Lipper International Funds Average for the same period. The Fund's return reflects a waiver of certain management fees and expenses (see Financial Highlights).

     International equity markets recorded strong gains during the early months of the Fund's fiscal year ended May 31, 1999, as investors believed the Asian financial crisis, which started in Thailand one year earlier, was over. Europe was also judged to be moving smoothly towards the launch of the Euro on January 1, 1999. However, high share valuations were severely tested by a prospective currency crisis in Brazil and the international markets were increasingly influenced by the volatile U.S. equity market. When U.S. stocks plunged 19% by the end of August 1998, major international markets fell by comparable amounts and adversely affected the Fund's performance. Just as quickly sentiment changed and, with the help of a series of interest rate cuts in every major economy, the international markets followed Wall Street to record a strong 1998 year-end performance.

     The focus on Eurozone equities faded in early 1999, when the strength of the U.S. economy and shares attracted funds from other markets. This negatively impacted the Fund. Then in March 1999, foreign investors, anxious to correct underweighted portfolio positions, rewarded early signs of corporate restructuring and an economic recovery in Japan. During the past six months, the Fund increased its Japanese exposure from 10% to 20% and slightly increased positions in other Pacific Basin countries to take advantage of the recovery. Eurozone positions have been reduced accordingly.

     Since the beginning of 1999, "value" stocks have generally outperformed "growth" stocks. However, we expect corporate profits to rise and restore the competitive attraction of the international equity markets. We will therefore continue to emphasize the longer-term growth prospects for each company in the Fund's portfolio.

                      BOSTON 1784 INTERNATIONAL EQUITY FUND

            Comparison of Change in the Value of a $10,000 Investment
               in Boston 1784 International Equity Fund versus the
                     Morgan Stanley MSCI EAFE Index and the
                       Lipper International Funds Average

                                   [GRAPHIC OMITTED]

              In the printed version of the document, a line graph
                appears which depicts the following plot points:

                                 Annualized        Annualized
                   One-Year        3 Year         Inception to
                    Return         Return             Date
                   --------     -----------       ------------
                    -4.85%         3.88%             7.74%

                                                         Initial
                                                        Investment
                                                           Date
                                                         1/31/95       May 95    May 96    May 97    May 98    May 99
                                                         -------      -------   -------   -------   -------   -------
Boston 1784 International Equity Fund                    $10,000      $11,040   $13,146   $14,583   $15,486   $14,735
Morgan Stanley EAFE Index                                $10,000      $10,862   $12,021   $12,928   $14,365   $14,991
Lipper International Funds Average                       $10,000      $10,774   $12,394   $13,918   $15,938   $15,742

Past performance of the Fund is not predictive of future performance

* Inception date 1/3/95

AS OF MAY 31, 1999
STATEMENT OF NET ASSETS
--------------------------------------------------------------------------------

Boston 1784 Tax-Free Money Market Fund
--------------------------------------------------------------------------------


                                   [GRAPHIC OMITTED]


In the printed version of the document, a line graph appears which depicts the following plot points:


Transportation Bonds                                2%
Education Bonds                                     7%
Public Facility Bonds                               3%
Health Care Bonds                                  10%
Alternative Minimum Tax Bonds                       1%
Industrial Development & Pollution Control Bonds   13%
Bond Anticipation Notes                             1%
Water & Sewer Bonds                                 7%
Housing Bonds                                       6%
Other Revenue Bonds                                10%
Tax-Exempt Commercial Paper                         3%
Cash Equivalents                                   18%
General Obligation Bonds                            4%
Utility Bonds                                      15%


% of Total Portfolio Investments
--------------------------------------------------------------------------------
Description                                              Par (000)   Value (000)
--------------------------------------------------------------------------------
Municipal Bonds -- 81.2%
  Alaska -- 1.0%
   Valdez, Arco Transportation
      Project RB, Series 1994-A
       2.700%, 06/14/99                                   $ 9,500      $ 9,500
                                                                       -------
  Arizona -- 2.0%
   Pima County, Industrial
      Development Authority RB (A)
       3.400%, 06/02/99                                    19,000       19,000
                                                                       -------
  California -- 2.8%
   California School Cash Reserve
      Program Authority TRAN,
      Series A, AMBAC
       4.500%, 07/02/99                                    15,000       15,009
   California Student Education
      Loan Marketing RB,
      Series A LOC (A)
       3.000%, 06/01/99                                    12,500       12,500
                                                                       -------
                                                                        27,509
                                                                       -------
  Colorado -- 2.4%
   Colorado State Health Facility
      Authority RB, LOC (A)
       3.300%, 06/02/99                                    23,100       23,100
                                                                       -------


--------------------------------------------------------------------------------
Description                                              Par (000)   Value (000)
--------------------------------------------------------------------------------
  Delaware -- 2.0%
   Delaware State Health Facility
      Authority RB, LOC (A)
       3.250%, 06/02/99                                   $19,900      $19,900
                                                                       -------
  District of Columbia -- 2.1%
   District of Columbia Tax &
      Revenue GO, Series B
       3.750%, 09/30/99                                    20,000       20,042
                                                                       -------
  Florida -- 3.1%
   Miami-Dade County School
      Board COP, Series C, FSA
       4.000%, 08/01/99                                     4,360        4,367
   Miami-Dade County Water &
      Sewer System RB, Series 1994,
       FGIC (A)
       3.150%, 06/02/99                                    25,600       25,600
                                                                       -------
                                                                        29,967
                                                                       -------
  Georgia -- 8.7%
   Burke County, Pollution
      Control RB, Oglethorpe Power,
      Series A, FGIC (A)
       3.150%, 06/02/99                                    13,750       13,750
   Burke County, Pollution Control
      Development, Series 2 (A)
       3.400%, 06/01/99                                    20,000       20,000
   Georgia State Municipal Electric
      Authority RB, LOC (A)
       3.200%, 06/02/99                                    21,800       21,800
   Georgia State Municipal Electric
      Authority RB, Series B,
      LOC (A) (B)
       3.200%, 06/02/99                                     7,000        7,000
   Georgia State Municipal Gas
      Authority RB, Gas Portfolio II
      Project, Series B (A)
       3.150%, 06/02/99                                     9,375        9,375
   Southern Georgia Hospital
      Authority RB, Series A (A)
       3.350%, 06/02/99                                    12,900       12,900
                                                                       -------
                                                                        84,825
                                                                       -------

                                                               BOSTON 1784 FUNDS


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Description                                              Par (000)   Value (000)
--------------------------------------------------------------------------------
Illinois -- 9.1%
 Chicago GO, LOC (B)
     2.850%, 01/31/00                                     $ 7,500      $ 7,500
 Chicago, Multi-Family
    Housing RB, Waveland
    Associates Project C,
    LOC (A) (B)
     3.300%, 06/02/99                                      10,000       10,000
 Illinois State Development
    Finance Authority RB,
    Chicago Symphony
    Project, GOA (A)
     3.200%, 06/02/99                                      26,000       26,000
 Illinois State Development
    Finance Authority RB,
    Series 42A (A)
     3.470%, 06/03/99                                      14,030       14,030
 Illinois State Educational
    Facility Authority RB,
    Shedd Aquarium Society
    Project, Series B,
    LOC (A) (B)
     3.700%, 07/20/99                                       6,000        6,000
 Illinois State Toll Highway
    Authority RB (A)
     3.250%, 06/02/99                                      25,000       25,000
                                                                       -------
                                                                        88,530
                                                                       -------
Indiana -- 0.5%
 Indiana State Educational
    Loan RB, Series E
     4.200%, 06/01/00                                       4,400        4,438
                                                                       -------
Iowa -- 1.6%
 Polk County, Catholic Health
    Center RB, Series B (A)
     3.250%, 06/02/99                                      15,300       15,300
                                                                       -------
Kentucky -- 3.0%
 Boone County, Pollution Control
    RB, Cincinnati Gas & Electric
    Project, LOC (A) (B)
     3.800%, 06/01/99                                       4,100        4,100


--------------------------------------------------------------------------------
Description                                              Par (000)   Value (000)
--------------------------------------------------------------------------------
 Kentucky Rural Water Finance
    RB, Public Project
    Construction Notes
     4.000%, 07/15/99                                     $25,080      $25,089
                                                                       -------
                                                                        29,189
                                                                       -------
Louisiana -- 6.9%
 De Soto Parish, Pollution
    Control RB, Central Louisiana
    Electric Company Project,
    Series B, LOC (A)
     3.200%, 06/02/99                                      10,000       10,000
 Louisiana State Public Facilities
    Authority RB, Willis Knighton
    Medical Center, LOC (A) (B)
     3.400%, 06/02/99                                      37,000       37,000
 Plaquemines, Port Facilities RB,
    International Marine Terminal
    Project, Series B (A) (B)
     3.050%, 03/15/00                                      10,900       10,900
 Rapides Parish, Pollution
    Control RB, Central Louisiana
    Electric Company Project,
    LOC (A) (B)
     3.200%, 06/02/99                                       9,250        9,250
                                                                       -------
                                                                        67,150
                                                                       -------
Maine -- 1.0%
 Jay, Pollution Control RB,
    Solid Waste Disposal Project,
    AMT (A) (B)
     4.000%, 06/01/99                                      10,000       10,000
                                                                       -------
Massachusetts -- 3.2%
 Massachusetts State GO
     4.000%, 05/01/00                                       8,080        8,138
 Massachusetts State Housing
    Finance Authority RB,
    Multi-Family Series A,
    GNMA (A)
     3.150%, 06/02/99                                      11,100       11,100

AS OF MAY 31, 1999
STATEMENT OF NET ASSETS
--------------------------------------------------------------------------------


Boston 1784 Tax-Free Money Market Fund (continued)
--------------------------------------------------------------------------------
Description                                             Par (000)    Value (000)
--------------------------------------------------------------------------------
 Massachusetts (continued)
 Springfield, Massachusetts BAN
     4.000%, 07/15/99                                    $10,000       $10,004
     4.000%, 09/02/99                                      2,000         2,002
                                                                       -------
                                                                        31,244
                                                                       -------
Michigan -- 1.3%
 Kent, Hospital Finance
    Authority RB, Spectrum
    Health Series B, MBIA (A)
     3.150%, 06/02/99                                     12,200        12,200
                                                                       -------
Mississippi -- 1.6%
 Jackson County RB, Chevron
    USA Project, Series 93 (A)
     3.400%, 06/01/99                                     11,600        11,600
 Mississippi State GO
     5.000%, 11/01/99                                      3,925         3,954
                                                                       -------
                                                                        15,554
                                                                       -------
Missouri -- 0.9%
 Missouri State Health &
    Educational Facilities
    Authority RB, Christian
    Health Services,
    Series B, LOC (A) (B)
     3.200%, 06/02/99                                      6,150         6,150
 Missouri State Higher Education
    Loan Authority RB, Series CC
     3.200%, 02/15/00                                      2,715         2,715
                                                                       -------
                                                                         8,865
                                                                       -------
Nebraska -- 1.0%
 Nebraska State Public Gas
    Supply RB, Series C
     3.550%, 03/01/00                                      3,195         3,202
 Omaha, Electric Power
    Distribution RB, Series A
     4.850%, 02/01/00                                      6,245         6,314
                                                                       -------
                                                                         9,516
                                                                       -------

--------------------------------------------------------------------------------
Description                                              Par (000)   Value (000)
--------------------------------------------------------------------------------
New Hampshire -- 2.9%
 New Hampshire State Health &
    Higher Education Facilities
    Authority RB, Mary
    Hitchcock Project,
    Series 85D, FGIC (A) (B)
     3.200%, 06/02/99                                    $12,600       $12,600
 New Hampshire State
    Health & Higher Education
    Facilities Authority RB,
    Mary Hitchcock Project,
    Series 85H,
    FGIC (A) (B)
     3.200%, 06/02/99                                      9,600         9,600
 New Hampshire State
    Health & Higher Education
    Facilities Authority RB,
    Veterans Administration
    Hospital, New England
    Project, Series C,
    AMBAC (A) (B)
     3.350%, 06/02/99                                      4,000         4,000
 New Hampshire State
    Health & Higher Education
    Facilities Authority RB,
    Veterans Administration
    Hospital, New England
    Project, Series F,
     AMBAC (A) (B)
     3.350%, 06/02/99                                      2,000         2,000
                                                                       -------
                                                                        28,200
                                                                       -------
New York -- 2.5%
 New York State Housing
    Finance Agency RB,
    Series PA 423 (A)
     3.370%, 06/03/99                                      9,105         9,105
 New York State Municipal Water
    Finance Authority RB,
    Series G, FGIC (A) (B)
     3.300%, 06/01/99                                     15,000        15,000
                                                                       -------
                                                                        24,105
                                                                       -------

                                                               BOSTON 1784 FUNDS


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Description                                              Par (000)   Value (000)
--------------------------------------------------------------------------------
North Carolina -- 2.1%
 Wake County, Industrial
    Facilities & Pollution
    Control RB, Carolina
    Power & Light Project,
    Series B, LOC (A) (B)
     3.250%, 06/02/99                                     $ 8,600      $ 8,600
 Wake County, Industrial
    Facilities & Pollution
    Control RB, Carolina
    Power & Light Project,
    Series C, LOC (A) (B)
     3.250%, 06/02/99                                      12,250       12,250
                                                                       -------
                                                                        20,850
                                                                       -------
Oklahoma -- 2.4%
 Oklahoma State Water Resources
    RB, Saint Loan Program,
    LOC (A) (B)
     3.550%, 09/01/99                                      23,710       23,710
                                                                       -------
Pennsylvania -- 4.7%
 Quakertown, General
    Authority RB, Series A, LOC (A)
     3.450%, 06/01/99                                      11,300       11,300
 Quakertown, Hospital Facilities
    Authority RB (A) (B)
     3.450%, 06/01/99                                      34,200       34,200
                                                                       -------
                                                                        45,500
                                                                       -------
South Carolina -- 0.6%
 Piedmont, Municipal Power
    Agency RB, Series B, MBIA (A)
     3.300%, 06/02/99                                       5,400        5,400
                                                                       -------
Tennessee -- 0.3%
 Nashville & Davidson County,
    Education & Health
    Facilities RB, Metropolitan
    Government Vanderbilt
    University Series 85-A,
    GOI (A)
     3.100%, 01/15/00                                       2,500        2,500
                                                                       -------

--------------------------------------------------------------------------------
Description                                              Par (000)   Value (000)
--------------------------------------------------------------------------------
Texas -- 4.6%
 Bexar County, Multi-Family
    Housing RB, Altamonte
    Apartments Project, FNMA (A)
     3.400%, 06/02/99                                     $11,300      $11,300
 Brazos, Industrial
    Development RB, Badische
    Corporate Port Authority,
    LOC (A) (B)
     3.850%, 06/01/99                                       6,300        6,300
 Midlothian, Industrial
    Development RB (A)
     3.300%, 06/02/99                                      12,000       12,000
 Texas, Lower Colorado River
    Authority RB, Junior Lien 3rd
    Supply Series, MBIA (A)
     3.150%, 06/02/99                                      15,200       15,200
                                                                       -------
                                                                        44,800
                                                                       -------
Utah -- 2.3%
 Utah Intermountain Power
    TECP, Series 97B
     3.100%, 06/09/99                                      22,100       22,100
                                                                       -------
Vermont -- 0.8%
 Vermont Education & Health
    Financing Agency RB,
    Middlebury College
    Project A (A)
     3.100%, 11/01/99                                       1,500        1,500
 Vermont State Health &
    Educational Facilities
    Authority RB, Series D,
    AMBAC (A) (B)
     3.350%, 06/02/99                                       5,900        5,900
                                                                       -------
                                                                         7,400
                                                                       -------
Washington -- 1.5%
 Washington State Health Care
    Facilities Authority RB, Sisters
    of Providence Project,
    Series C, LOC (A) (B)
     3.300%, 06/01/99                                      12,100       12,100

AS OF MAY 31, 1999
STATEMENT OF NET ASSETS
--------------------------------------------------------------------------------

Boston 1784 Tax-Free Money Market Fund (concluded)
--------------------------------------------------------------------------------
Description                                               Par (000)  Value (000)
--------------------------------------------------------------------------------
   Washington (continued)
   Washington State Public Power
      Supply RB, Series A
       5.300%, 07/01/99                                   $  2,400    $  2,404
                                                                      --------
                                                                        14,504
                                                                      --------
  West Virginia -- 1.4%
   West Virginia State Hospital
      Finance Authority RB,
      Oak Hill Hospital Project,
      Series A (A)
       3.150%, 06/03/99                                     13,285      13,285
                                                                      --------
  Wisconsin -- 0.9%
   Pleasant Prairie, Industrial
      Development Authority RB,
      Wisconsin Electric Power
      Project, LOC (A) (B)
       3.250%, 06/03/99                                      9,000       9,000
                                                                      --------
Total Municipal Bonds
   (Cost $787,183)                                                     787,183
                                                                      --------

Tax-Exempt Municipal
  Trust Certificate -- 0.6%
   Municipal Tax-Exempt Trust
      Certificate Class A1, MBIA
       3.100%, 02/07/00                                      5,256       5,256

Total Tax-Exempt Municipal
   Trust Certificate
   (Cost $5,256)                                                         5,256
                                                                      --------


--------------------------------------------------------------------------------
Description                                              Par (000)   Value (000)
--------------------------------------------------------------------------------
Cash Equivalents -- 4.5%
   Clipper Caraval Tax-Exempt
      Trust, Series 1998-1,
      Class A-1, AMBAC
       3.250%, 01/06/00                                   $ 22,825    $ 22,825
   Clipper Tax-Exempt Trust,
      Series A (A) (B)
       3.370%, 06/03/99                                     20,641      20,641
                                                                      --------
Total Cash Equivalents
   (Cost $43,466)                                                       43,466
                                                                      --------

Repurchase Agreements -- 13.5%
   J.P. Morgan
      4.810%, dated 05/28/99, matures
      06/01/99, repurchase price
      $30,016,033 (collateralized by
      U.S. Treasury Instruments:
      total market value
      $30,600,033) (C)                                      30,000      30,000
   Paine Webber
      4.800%, dated 05/28/99, matures
      06/01/99, repurchase price
      $101,135,185 (collateralized
      by U.S. Treasury Instruments:
       total market value
      $103,104,898) (C)                                    101,081     101,081
                                                                      --------
Total Repurchase Agreements
   (Cost $131,081)                                                     131,081
                                                                      --------
Total Investments -- 99.8%
   (Cost $966,986)                                                     966,986
                                                                      --------
Other Assets and Liabilities, Net -- 0.2%                                2,394
                                                                      --------

                                                               BOSTON 1784 FUNDS


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Description                                                          Value (000)
--------------------------------------------------------------------------------
Net Assets:
Capital Shares (unlimited
   authorization -- no par value)
   based on 969,493,152 outstanding
   shares of beneficial interest                                      $ 969,493
Accumulated net realized loss
   on investments                                                          (113)
                                                                      ---------
Total Net Assets -- 100.0%                                            $ 969,380
                                                                      =========
Net Asset Value, Offering and
   Redemption Price Per Share                                         $    1.00
                                                                      =========

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(A) Variable Rate Security. The rate reported on the Statement of Net Assets is the rate in effect on May 31, 1999. The date shown is the next scheduled reset date.

(B) Put, demand or pre-refund feature exists requiring the issuer to repurchase the instrument prior to maturity. The date shown is the lesser of the put, demand or pre-refund date.

(C)  Tri-Party Repurchase Agreement

AMT--Alternative Minimum Tax

BAN--Bond Anticipation Note

COP--Certificate of Participation

GO--General Obligation Bond

LOC--Securities are held in connection with a letter of credit issued by a major commercial bank or other financial institution.

RB--Revenue Bond

TECP--Tax Exempt Commercial Paper

TRAN--Tax and Revenue Anticipation Note

The following organizations have provided underlying credit support for the securities as set forth in the Statement of Net Assets.

AMBAC--American Municipal Bond Assurance Corporation

FGIC--Financial Guaranty Insurance Corporation

FNMA--Federal National Mortgage Association

FSA--Financial Security Assurance

GNMA--Government National Mortgage Association

GOA--General Obligation of Authority

GOI--General Obligation of Institution

MBIA--Municipal Bond Insurance Association



    The accompanying notes are an integral part of the financial statements.

AS OF MAY 31, 1999
STATEMENT OF NET ASSETS
--------------------------------------------------------------------------------

Boston 1784 U.S. Treasury Money Market Fund
--------------------------------------------------------------------------------


                                   [GRAPHIC OMITTED]

In the printed version of the document, a line graph appears which depicts the following plot points:


U.S. Treasury Obligations                18%
U.S. Government Agency Obligations       33%
Cash Equivalents                         49%


% of Total Portfolio Investments
--------------------------------------------------------------------------------
Description                                               Par (000)  Value (000)
--------------------------------------------------------------------------------
U.S. Treasury Obligations -- 18.9%
   U.S. Treasury Bills (A)
       4.774%, 06/15/99                                   $ 15,000    $ 14,972
       4.390%, 07/22/99                                      5,000       4,969
       4.481%, 08/05/99                                      5,000       4,961
       4.544%, 08/19/99                                      5,000       4,951
       4.566%, 10/28/99                                      5,000       4,908
   U.S. Treasury Notes
       6.000%, 06/30/99                                      5,000       5,006
       5.875%, 07/31/99                                      5,000       5,007
       5.875%, 08/31/99                                      5,000       5,016
       5.750%, 09/30/99                                      5,000       5,018
       7.125%, 09/30/99                                      5,000       5,041
       5.625%, 11/30/99                                      2,500       2,510
       5.375%, 01/31/00                                      2,500       2,510
       5.500%, 03/31/00                                      9,000       9,051
                                                                      --------
Total U.S. Treasury Obligations
   (Cost $73,920)                                                       73,920
                                                                      --------

U.S. Government Agency Obligations -- 33.9%
   Federal Farm Credit Bank MTN (B)
       5.121%, 06/01/99                                      5,000       4,998


--------------------------------------------------------------------------------
Description                                               Par (000)  Value (000)
--------------------------------------------------------------------------------
   Federal Home Loan Bank
       5.000%, 12/29/99                                   $  5,000    $  5,000
       5.100%, 03/09/00                                      5,000       4,999
   Federal Home Loan Bank (B)
       5.161%, 06/01/99                                      5,000       5,000
       4.721%, 06/08/99                                      5,000       4,999
   Federal Home Loan Mortgage
      Corporation (A)
       4.773%, 06/08/99                                      7,500       7,493
       4.737%, 06/10/99                                      5,000       4,994
       4.826%, 06/11/99                                      5,000       4,993
       4.835%, 06/25/99                                      7,000       6,978
       4.828%, 06/28/99                                      5,000       4,982
       4.830%, 06/29/99                                      3,000       2,989
       4.754%, 07/23/99                                     10,000       9,932
       4.827%, 09/08/99                                      2,123       2,095
       4.856%, 09/24/99                                      5,000       4,924
   Federal National Mortgage
      Association (A)
       4.754%, 06/03/99                                      2,700       2,699
       4.721%, 06/11/99                                      8,000       7,990
       4.742%, 06/18/99                                     10,000       9,978
       4.874%, 09/09/99                                      5,000       4,934
       4.846%, 09/22/99                                      9,750       9,605
       4.800%, 10/15/99                                      5,000       4,912
   Student Loan Marketing
      Association (B)
       4.881%, 06/01/99                                      3,950       3,934
       5.101%, 06/01/99                                     14,000      13,994
                                                                      --------
Total U.S. Government
   Agency Obligations
   (Cost $132,422)                                                     132,422
                                                                      --------

Repurchase Agreements -- 50.9%
   Dean Witter
      4.790%, dated 05/28/99, matures
      06/01/99, repurchase price
      $45,023,950 (collateralized
      by U.S. Treasury Instruments:
      total market value
      $45,900,045) (C)                                      45,000      45,000

                                                               BOSTON 1784 FUNDS


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Description                                            Par (000)     Value (000)
--------------------------------------------------------------------------------
Repurchase Agreements (continued)
   First Boston
      4.750%, dated 05/28/99, matures
      06/01/99, repurchase price
      $15,007,917 (collateralized
      by U.S. Treasury Bonds: total
      market value
      $15,299,976) (C)                                 $  15,000      $  15,000
   Greenwich Capital
      4.800%, dated 05/28/99,
      matures 06/01/99, repurchase
      price $40,021,333 (collateralized
      by U.S. Treasury Instruments:
      total market value
      $40,800,036) (C)                                    40,000         40,000
   J.P. Morgan
      4.810%, dated 05/28/99, matures
      06/01/99, repurchase price
      $54,087,573 (collateralized
      by U.S. Treasury Instruments:
      total market value
      $55,139,916) (C)                                    54,059         54,059
   Prudential Securities
      4.800%, dated 05/28/99,
      matures 06/01/99, repurchase
      price $45,024,000 (collateralized
      by U.S. Treasury Instruments:
      total market value
      $45,898,144) (C)                                    45,000         45,000
                                                                      ---------
Total Repurchase Agreements
   (Cost $199,059)                                                      199,059
                                                                      ---------
Total Investments -- 103.7%
   (Cost $405,401)                                                      405,401
                                                                      ---------
Other Assets and Liabilities,
   Net -- (3.7%)                                                        (14,626)
                                                                      ---------


--------------------------------------------------------------------------------
Description                                                          Value (000)
--------------------------------------------------------------------------------
Net Assets:
Capital Shares (unlimited
   authorization -- no par value)
   based on 390,753,172 outstanding
   shares of beneficial interest                                      $ 390,753
Undistributed net investment income                                          14
Accumulated net realized gain
   on investments                                                             8
                                                                      ---------
Total Net Assets -- 100.0%                                            $  390,775
                                                                      ==========
Net Asset Value, Offering and
   Redemption Price Per Share                                         $    1.00
                                                                      ==========


(A) The rate reported on the Statement of Net Assets is the effective yield as of May 31, 1999.

(B) Variable Rate Security. The rate reported on the Statement of Net Assets is the rate in effect on May 31, 1999. The date shown is the next scheduled reset date.

(C)  Tri-Party Repurchase Agreement

MTN--Medium Term Note



    The accompanying notes are an integral part of the financial statements.

AS OF MAY 31, 1999
STATEMENT OF NET ASSETS
--------------------------------------------------------------------------------



Boston 1784 Prime Money Market Fund
--------------------------------------------------------------------------------


                                   [GRAPHIC OMITTED]

In the printed version of the document, a line graph appears which depicts the following plot points:


Municipal Bonds                          14%
Cash Equivalents                         15%
Corporate Bonds                           7%
U.S. Government Agency Obligations        8%
Commercial Paper                         56%


% of Total Portfolio Investments
--------------------------------------------------------------------------------
Description                                              Par (000)   Value (000)
--------------------------------------------------------------------------------
Commercial Paper -- 56.3%
  Automotive -- 3.0%
   Ford Motor (A)
       4.833%, 08/05/99                                   $ 5,000      $ 4,957
                                                                       -------
  Financial Services -- 35.6%
   American Express Credit (A)
       4.826%, 06/14/99                                     3,000        2,995
       4.826%, 06/16/99                                     1,300        1,297
   Barton Capital (A)
       4.840%, 06/09/99                                     2,000        1,998
   Caterpillar (A)
       4.807%, 06/01/99                                     1,400        1,400
       4.829%, 06/30/99                                     5,000        4,981
   CIT Group (A)
       4.903%, 06/01/99                                     5,000        5,000
   Concord Minuteman Capital (A)
       4.927%, 06/18/99                                     5,000        4,989
   General Electric Capital (A)
       4.817%, 06/10/99                                     3,000        2,996
       4.863%, 07/28/99                                     2,373        2,355
   J.P. Morgan (A)
       4.940%, 06/07/99                                     4,000        3,997
       4.907%, 06/07/99                                     2,000        1,998


--------------------------------------------------------------------------------
Description                                               Par (000)  Value (000)
--------------------------------------------------------------------------------
   Lexington Parker (A)
       4.932%, 10/07/99                                   $ 4,000      $ 3,931
   Monte Rosa (A)
       4.857%, 06/17/99                                     2,000        1,996
   Old Line Funding (A)
       4.870%, 06/18/99                                     2,832        2,826
   Prudential Funding (A)
       4.810%, 06/04/99                                     5,000        4,998
   Sigma Financial (A)
       4.927%, 06/10/99                                     2,000        1,998
   Triple A-1 Funding (A)
       4.943%, 06/02/99                                     4,000        3,999
   Wood Street Funding (A)
       4.889%, 06/04/99                                     5,000        4,998
                                                                       -------
                                                                        58,752
                                                                       -------
  Food, Beverage & Tobacco -- 3.0%
   Anheuser Busch (A)
       4.903%, 06/01/99                                     5,000        5,000
                                                                       -------
  Taxable Municipals -- 5.7%
   Dekalb County, Georgia,
      Emory University
       4.950%, 06/03/99                                     4,200        4,200
   New York City, New York
       4.900%, 06/03/99                                     1,000        1,000
       4.950%, 06/03/99                                     1,000        1,000
       4.850%, 06/09/99                                     1,350        1,350
       4.900%, 07/22/99                                     1,800        1,800
                                                                       -------
                                                                         9,350
                                                                       -------
  Petroleum Refining -- 3.0%
   BP America (A)
       4.923%, 06/01/99                                     5,000        5,000
                                                                       -------

  Telephones &
  Telecommunications -- 3.0%
   AT&T (A)
       4.772%, 06/08/99                                     5,000        4,995
                                                                       -------

                                                               BOSTON 1784 FUNDS


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Description                                               Par (000)  Value (000)
--------------------------------------------------------------------------------
  Utilities -- 3.0%
   Lower Colorado River
      Authority
       4.900%, 06/02/99                                    $ 3,000     $ 3,000
       4.950%, 06/03/99                                      2,000       2,000
                                                                       -------
                                                                         5,000
                                                                       -------
Total Commercial Paper
   (Cost $93,054)                                                       93,054
                                                                       -------

Corporate Bonds -- 6.8%
   American General
       7.700%, 10/15/99                                      1,150       1,161
   AVCO Financial Services
       7.250%, 07/15/99                                      2,000       2,005
   Chase Manhattan Bank
       5.875%, 08/04/99                                        500         500
   CIT Group, MTN
       6.800%, 04/17/00                                      2,000       2,025
   Ford Motor Credit
       6.375%, 09/15/99                                        500         502
       6.375%, 04/15/00                                        750         757
   IBM Credit
       5.575%, 08/27/99                                      1,000       1,001
   Norwest Financial
       6.000%, 03/15/00                                      2,755       2,772
   Texaco Capital
       6.875%, 07/15/99                                        500         501
                                                                       -------
Total Corporate Bonds
   (Cost $11,224)                                                       11,224
                                                                       -------

U.S. Government Agency Obligations -- 7.6%
   Federal Home Loan Bank
       5.100%, 03/09/00                                      5,000       5,000
       5.100%, 05/17/00                                      2,500       2,496
   Federal National Mortgage
      Association, MTN
       5.000%, 05/04/00                                      5,000       4,994
                                                                       -------
Total U.S. Government
   Agency Obligations
   (Cost $12,490)                                                       12,490
                                                                       -------


--------------------------------------------------------------------------------
Description                                               Par (000)  Value (000)
--------------------------------------------------------------------------------
Taxable Municipal Bonds -- 14.0%
   Barton Healthcare (B)
       4.950%, 06/02/99                                    $   900     $   900
   Catholic Health Initiatives (B)
       4.900%, 06/02/99                                      1,000       1,000
   Community Health System,
      LOC (B)
       5.050%, 06/02/99                                        900         900
   Kit Carson County, Colorado,
      Agricultural Development RB,
      LOC (B)
       5.150%, 06/02/99                                      2,000       2,000
   Los Angeles, California,
      Community Redevelopment
      Agency RB, FSA (B)
       4.950%, 06/02/99                                      5,000       5,000
   Maryland State Health & Higher
      Education RB, LOC (B)
       5.200%, 06/03/99                                      4,100       4,100
   Maryland State Health & Higher
      Education Facilities RB,
      Series B, LOC (B)
       5.100%, 06/02/99                                      2,300       2,300
   Olathe, Kansas, Industrial RB,
      LOC (B)
       4.900%, 06/03/99                                      4,000       4,000
   Union County, Arkansas,
      Industrial RB, LOC (B)
       4.950%, 06/02/99                                      3,000       3,000
                                                                       -------
Total Taxable Municipal Bonds
   (Cost $23,200)                                                       23,200
                                                                       -------

Repurchase Agreement -- 14.8%
   J.P. Morgan
      4.810%, dated 05/28/99,
      matures 06/01/99, repurchase
      price $24,394,061 (collateralized
      by U.S. Treasury Instruments:
      total market value
      $24,868,679) (C)                                      24,381      24,381
                                                                       -------
Total Repurchase Agreement
   (Cost $24,381)                                                       24,381
                                                                       -------

AS OF MAY 31, 1999
STATEMENT OF NET ASSETS
--------------------------------------------------------------------------------


Boston 1784 Prime Money Market Fund (concluded)
--------------------------------------------------------------------------------
Description                                                          Value (000)
--------------------------------------------------------------------------------
Total Investments -- 99.5%
   (Cost $164,349)                                                    $ 164,349
                                                                      ---------
Other Assets and Liabilities,
   Net -- 0.5%                                                              829
                                                                      ---------

Net Assets:
Capital Shares (unlimited
   authorization -- no par value)
   based on 165,183,547 outstanding
   shares of beneficial interest                                        165,167
Undistributed net investment income                                          35
Accumulated net realized loss
   on investments                                                           (24)
                                                                      ---------
Total Net Assets -- 100.0%                                            $ 165,178
                                                                      =========
Net Asset Value, Offering and
   Redemption Price Per Share                                         $    1.00
                                                                      =========


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(A) The rate reported on the Statement of Net Assets is the effective yield as of May 31,1999.

(B) Variable Rate Security. The rate reported on the Statement of Net Assets is the rate in effect as of May 31, 1999. The date shown is the next scheduled reset date.

(C)  Tri-Party Repurchase Agreement

LOC--Securities are held in connection with a letter of credit issued by a major commercial bank or other financial institution.

RB--Revenue Bond

The following organizations have provided underlying credit support for a security listed above.

FSA--Financial Security Assurance

MTN--Medium Term Note



    The accompanying notes are an integral part of the financial statements.

                                                               BOSTON 1784 FUNDS


AS OF MAY 31, 1999
SCHEDULE OF INVESTMENTS
--------------------------------------------------------------------------------
Boston 1784 Short-Term Income Fund


                                   [GRAPHIC OMITTED]

In the printed version of the document, a line graph appears which depicts the following plot points:


U.S. Treasury Obligations                                 13%
Cash Equivalents                                           4%
Taxable Municipal Bonds                                    5%
Asset-Backed Securities                                   14%
U.S. Government Agency Mortgage-Backed Bonds               1%
U.S. Government Agency Obligations                         8%
Non-Agency Mortgage-Backed Bonds                           8%
Corporate Bonds                                           47%


% of Total Portfolio Investments
--------------------------------------------------------------------------------
Description                                              Par (000)   Value (000)
--------------------------------------------------------------------------------
U.S. Treasury Obligations -- 13.5%
   U.S. Treasury Bond
       5.500%, 03/31/03                                   $ 2,000      $ 1,988
   U.S. Treasury Notes
       7.750%, 11/30/99                                     4,000        4,056
       7.125%, 02/29/00                                     1,200        1,219
       5.500%, 05/31/00                                     2,500        2,507
       6.375%, 09/30/01                                     6,000        6,114
       6.250%, 01/31/02                                     2,000        2,034
       6.625%, 03/31/02                                     2,000        2,053
       7.250%, 08/15/04                                     2,000        2,133
                                                                       -------
Total U.S. Treasury Obligations
   (Cost $22,105)                                                       22,104
                                                                       -------

U.S. Government Agency
  Obligations -- 7.6%
   Federal Home Loan Bank
       5.625%, 03/19/01                                     5,500        5,498
   Federal Home Loan
      Mortgage Corporation
       5.000%, 02/15/01                                     5,000        4,950



--------------------------------------------------------------------------------
Description                                               Par (000)  Value (000)
--------------------------------------------------------------------------------
   Federal National Mortgage
      Association
       5.750%, 04/15/03                                   $ 2,000      $ 1,984
                                                                       -------
Total U.S. Government
   Agency Obligations
   (Cost $12,598)                                                       12,432
                                                                       -------

U.S. Government Agency Mortgage-
  Backed Bonds -- 0.9%
   Federal Deposit Insurance
      Corporation, REMIC
       6.750%, 05/25/26                                       761          757
   Federal Home Loan Mortgage
      Corporation
       8.000%, 01/01/02                                       162          167
   Federal Home Loan Mortgage
      Corporation, REMIC
       7.250%, 04/25/24                                        52           52
   Federal National Mortgage
      Association, REMIC
       8.950%, 05/25/03                                       483          498
                                                                       -------
Total U.S. Government Mortgage-
   Backed Bonds
   (Cost $1,473)                                                         1,474
                                                                       -------

Taxable Municipal Bonds -- 4.9%
   Carondelet, California, Health
      Systems RB, Daniel Freeman
      Hospitals, MBIA
       6.250%, 07/01/01                                     4,000        4,015
   New York State Dormitory
      Authority RB
       6.550%, 04/01/00                                     2,500        2,509
   Pennsylvania State Housing
      Finance Agency RB, FHA
       7.000%, 10/01/06                                     1,575        1,605
                                                                       -------
Total Taxable Municipal Bonds
   (Cost $8,073)                                                         8,129
                                                                       -------

AS OF MAY 31, 1999
SCHEDULE OF INVESTMENTS
--------------------------------------------------------------------------------


Boston 1784 Short-Term Income Fund (concluded)
--------------------------------------------------------------------------------
Description                                               Par (000)  Value (000)
--------------------------------------------------------------------------------
Non-Agency Mortgage-Backed
  Bonds -- 7.8%
   BankAmerica Manufactured
      Contrast Trust III,
      Series 1997-2, Class A5
       6.390%, 12/10/12                                    $ 5,500     $ 5,539
   CIT RV Owners Trust,
      Series 1995-A, Class A
       6.250%, 01/15/11                                        214         216
   Citibank Credit Card Trust I
       5.500%, 02/15/06                                      5,000       4,843
   Crown Home Equity Loan Trust,
      Series 1996-1, Class A3
       6.810%, 06/25/11                                      2,000       1,967
   Prudential Home Mortgage
      Securities, Series 1993-31,
      Class A7
       6.000%, 08/25/00                                        219         219
                                                                       -------
Total Non-Agency Mortgage-
   Backed Bonds
   (Cost $12,922)                                                       12,784
                                                                       -------

Asset-Backed Securities -- 14.0%
   Auto Leasing Investors,
      Series 1997, Class A-2
       5.926%, 08/14/00                                      5,000       5,012
   Centrex Auto Trust,
      Series 1996-A, Class A
       6.750%, 10/15/04                                        685         695
   Discover Card Master Trust,
      Series 1993-2, Class B
       5.750%, 11/16/01                                      5,000       5,001
   Fleetwood Credit Grantor Trust,
      Series 1995-B, Class A
       6.550%, 05/16/11                                        593         597
   Green Tree Recreational,
      Equipment & Consumer Trust,
      Series 1996-A, Class A1
       5.550%, 02/15/18                                        262         259
   PNC Student Loan Trust I,
      Series 1997-2, Class A-5
       6.530%, 01/25/03                                      5,000       5,003


--------------------------------------------------------------------------------
Description                                               Par (000)  Value (000)
--------------------------------------------------------------------------------
   Reliance Auto Receivables,
      Series 1996-A, Class A
       6.100%, 07/15/02                                    $   282     $   283
   Sears Credit Account Master Trust,
      Series 1996-4, Class A
       6.450%, 10/16/06                                      1,000         998
   University Support Services,
      Series 1993-A, Class B (A)
       7.330%, 06/20/99                                         42          43
   WFS Financial Owner Trust,
      Series 1997-C, Class A4
       6.150%, 09/20/02                                      5,000       5,024
                                                                       -------
Total Asset-Backed Securities
   (Cost $22,859)                                                       22,915
                                                                       -------

Corporate Bonds -- 47.3%
  Electrical Services -- 0.6%
   Narragansett Electric
       6.630%, 08/12/99                                      1,000       1,001
                                                                       -------
  Financial Services -- 31.7%
   Aristar
       6.000%, 05/15/02                                      5,000       4,946
   Associates Corporation of
      North America
       5.750%, 11/01/03                                      5,000       4,856
   BankAmerica Capital III (A)
       5.570%, 07/15/99                                      5,000       4,843
   Equitable Companies
      Installment Bond
       6.750%, 12/01/00                                        780         790
   Finova Capital
       6.500%, 07/28/02                                      5,000       5,000
   Ford Motor Credit
       6.000%, 01/14/03                                      5,000       4,931
   General Motors Acceptance
       7.875%, 03/07/01                                      2,000       2,063
       5.875%, 01/22/03                                      2,000       1,965
   General Motors Acceptance MTN
       5.480%, 12/16/02                                      5,000       4,863
   Heller Financial
       6.460%, 10/27/00                                      5,000       5,053
   MBNA America Bank (A)
       5.125%, 08/07/99                                      5,000       5,003

                                                               BOSTON 1784 FUNDS


--------------------------------------------------------------------------------
Description                                              Par (000)   Value (000)
--------------------------------------------------------------------------------
  Financial Services (continued)
   Nationsbank Capital
      Trust III, YB (A)
       5.550%, 07/15/99                                  $  2,500     $  2,450
   Salomon Smith Barney Holdings
       7.500%, 05/01/02                                     5,000        5,150
                                                                      --------
                                                                        51,913
                                                                      --------
  Food, Beverage & Tobacco -- 3.0%
   Campbell Soup
       6.150%, 12/01/02                                     5,000        5,006
                                                                      --------
  Industrial -- 12.0%
   American General
       7.700%, 10/15/99                                     5,000        5,047
   McKesson
       6.600%, 03/01/00                                     5,000        5,019
   Ryder System MTN
       7.620%, 09/15/99                                     3,500        3,518
   Sears Roebuck
       9.500%, 06/01/99                                     1,000        1,000
   Williams
       7.500%, 09/15/99                                     5,000        5,025
                                                                      --------
                                                                        19,609
                                                                      --------
Total Corporate Bonds
   (Cost $77,851)                                                       77,529
                                                                      --------

Repurchase Agreement -- 4.0%
   Paine Webber
      4.800%, dated 05/28/99, matures
      06/01/99, repurchase price
      $6,614,954 (collateralized
      by U.S. Treasury Instruments:
      total market value
      $6,743,787) (B)                                       6,611        6,611
                                                                      --------
Total Repurchase Agreement
   (Cost $6,611)                                                         6,611
                                                                      --------
Total Investments -- 100.0%
   (Cost $164,492)                                                    $163,978
                                                                      ========



--------------------------------------------------------------------------------
Description
--------------------------------------------------------------------------------

(A) Variable Rate Security. The rate reported on the Schedule of Investments is the rate in effect on May 31, 1999. The date shown is the next scheduled reset date.

(B)  Tri-Party Repurchase Agreement

MTN--Medium Term Note

RB--Revenue Bond

REMIC--Real Estate Mortgage Investment Conduit

YB--Yankee Bond

The following organizations have provided underlying credit support for the securities as set forth in the Schedule of Investments.

FHA--Federal Housing Administration

MBIA--Municipal Bond Insurance Association


    The accompanying notes are an integral part of the financial statements.

AS OF MAY 31, 1999
STATEMENT OF NET ASSETS
--------------------------------------------------------------------------------


Boston 1784 Income Fund
--------------------------------------------------------------------------------



                                   [GRAPHIC OMITTED]

In the printed version of the document, a pie chart appears which depicts the following plot points:



U.S. Treasury Obligations                            18%
Yankee Bonds                                          4%
Cash Equivalents                                      5%
Asset-Backed Securities                               3%
U.S. Government Agency Obligations                   10%
Corporate Bonds                                      30%
Non-Agency Mortgage-Backed Bonds                      5%
U.S. Government Agency Mortgage-Backed Bonds         25%


% of Total Portfolio Investments
--------------------------------------------------------------------------------
Description                                               Par (000)  Value (000)
--------------------------------------------------------------------------------
U.S. Government Agency Obligations -- 9.7%
   Fannie Mae MTN (A)
       4.990%, 08/15/01                                    $ 4,000     $ 3,530
   Federal Home Loan
      Mortgage Corporation
       7.740%, 06/01/04                                      2,000       2,000
   Federal Home Loan Bank
       5.625%, 03/19/01                                      4,000       3,999
       5.125%, 09/15/03                                      1,070       1,034
       5.800%, 09/02/08                                      6,000       5,791
   Federal Home Loan
      Mortgage Corporation
       8.530%, 02/02/05                                      5,000       5,065
   Federal National
      Mortgage Association
       5.750%, 04/15/03                                      1,000         992
       5.750%, 06/15/05                                     10,000       9,845
       5.750%, 02/15/08                                      1,000         970
                                                                       -------
Total U.S. Government
   Agency Obligations
   (Cost $34,340)                                                       33,226
                                                                       -------



--------------------------------------------------------------------------------
Description                                              Par (000)   Value (000)
--------------------------------------------------------------------------------
U.S. Treasury Obligations -- 17.8%
   U.S. Treasury Bonds
       7.875%, 02/15/21                                    $ 4,260     $ 5,142
       8.000%, 11/15/21                                      9,250      11,338
       6.000%, 02/15/26                                        700         695
       5.250%, 11/15/28                                     10,985       9,943
   U.S. Treasury Notes
       6.750%, 06/30/99                                      5,000       5,009
       5.625%, 11/30/99                                      1,510       1,516
       5.625%, 12/31/99                                      1,367       1,372
       5.500%, 12/31/00                                      7,375       7,389
       6.250%, 10/31/01                                      8,605       8,750
       5.500%, 02/28/03                                      1,000         994
       5.500%, 05/31/03                                         80          79
       5.750%, 08/15/03                                      1,030       1,032
       6.500%, 05/15/05                                      1,386       1,436
       6.500%, 10/15/06                                      2,050       2,131
       4.750%, 11/15/08                                      3,000       2,790
   U.S. Treasury STRIPS (B)
      10.824%, 02/15/19                                      5,000       1,487
                                                                       -------
Total U.S. Treasury Obligations
   (Cost $62,143)                                                       61,103
                                                                       -------

U.S. Government Agency Mortgage-Backed
  Bonds -- 25.0%
   Federal Home Loan
      Mortgage Corporation
       7.750%, 09/01/05                                        524         546
       5.750%, 03/15/09                                      3,500       3,373
       6.000%, 11/01/28                                     17,744      16,887
   Federal National
      Mortgage Association
       6.500%, 05/01/11                                      3,185       3,170
       6.000%, 03/01/13                                        894         873
       6.000%, 04/01/13                                        894         873
       6.000%, 05/01/13                                      1,890       1,844
       6.000%, 06/01/13                                     11,966      11,671
       6.500%, 06/01/28                                      4,532       4,430

                                                               BOSTON 1784 FUNDS


--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Description                                               Par (000)  Value (000)
--------------------------------------------------------------------------------
   U.S. Government Agency Mortgage-Backed
      Bonds (continued)
   Federal National
      Mortgage Association, REMIC
       7.000%, 09/18/14                                    $ 5,000     $ 5,045
       6.000%, 12/25/16                                      1,704       1,643
   Government National Mortgage
      Association
       7.000%, 10/15/23                                      1,193       1,195
       8.000%, 06/15/25                                        127         132
       8.000%, 10/15/25                                        209         217
       8.000%, 01/15/26                                         90          94
       8.000%, 02/15/26                                        124         129
       7.500%, 04/15/26                                      2,772       2,835
       8.000%, 05/15/26                                        152         160
       7.000%, 06/15/26                                      4,922       4,930
       8.000%, 06/15/26                                        420         437
       7.500%, 02/15/27                                         54          55
       8.000%, 03/15/27                                      1,162       1,208
       6.500%, 05/15/28                                      8,609       8,403
       6.500%, 06/15/28                                     10,553      10,300
       7.125%, 01/15/29                                      5,081       5,245
                                                                       -------
Total U.S. Government Agency Mortgage-
   Backed Bonds
   (Cost $86,016)                                                       85,695
                                                                       -------

Asset-Backed Securities -- 3.2%
   Fleetwood Credit Grantor Trust,
      Series 1995-B, Class A
       6.550%, 05/16/11                                        889         895
   Green Tree Financial,
      Series 1995-5, Class M1
       7.650%, 09/15/26                                      5,000       5,074
   Nomura Asset Securities,
      Series 1996-MD5, Class A1B
       7.120%, 04/13/36                                      5,000       5,091
                                                                       -------
Total Asset-Backed Securities
   (Cost $10,899)                                                       11,060
                                                                       -------

Non-Agency Mortgage-
  Backed Bonds -- 5.1%
   AFC Home Equity Loan Trust,
      Series 1996-3, Class 1A4
       7.540%, 12/25/27                                    $ 4,999     $ 5,117
   Merrill Lynch Mortgage Investors,
      Series 1989-H, Class B (B)
      10.000%, 01/15/10                                      2,782       2,796
   Merrill Lynch Mortgage Investors,
      Series 1994-G, Class A3
       8.350%, 05/15/14                                      5,000       5,553
   Oakwood Mortgage Investors,
      Series 1995-B, Class A3
       6.900%, 01/15/21                                      4,040       3,930
                                                                       -------
Total Non-Agency Mortgage-
   Backed Bonds
   (Cost $16,811)                                                       17,396
                                                                       -------

Corporate Bonds -- 29.8%
  Communications Equipment -- 1.5%
   Lucent Technologies
       5.500%, 11/15/08                                      1,000         930
   Tele Communications
       9.800%, 02/01/12                                      3,300       4,133
                                                                       -------
                                                                         5,063
                                                                       -------
  Entertainment -- 1.8%
   Time Warner Entertainment
      10.150%, 05/01/12                                      4,965       6,231
                                                                       -------
  Financial Services -- 10.7%
   Citigroup
       5.800%, 03/15/04                                      4,000       3,895
   First Security
       6.875%, 11/15/06                                      5,000       4,944
   First Union (C)
       6.550%, 10/15/05                                      6,000       5,812
   Fleet Mortgage Group
       6.500%, 09/15/99                                      3,400       3,410
   Ford Motor Credit
       6.625%, 06/30/03                                      6,395       6,435

AS OF MAY 31, 1999
STATEMENT OF NET ASSETS
--------------------------------------------------------------------------------


Boston 1784 Income Fund (concluded)
--------------------------------------------------------------------------------
Description                                             Par (000)    Value (000)
--------------------------------------------------------------------------------
 Financial Services (continued)
   General Motors Acceptance
     6.150%, 04/05/07                                    $ 5,000       $ 4,869
   Heller Financial
     5.875%, 11/01/00                                      2,770         2,777
   J.P. Morgan
     6.000%, 01/15/09                                      5,000         4,700
                                                                       -------
                                                                        36,842
                                                                       -------
Industrial -- 8.0%
 American Home Products
     7.700%, 02/15/00                                      3,190         3,234
 Burlington North
     9.250%, 10/01/06                                      5,070         5,710
 Fortune Brands
     6.250%, 04/01/08                                      3,600         3,528
 Masco
     6.625%, 04/15/18                                      5,700         5,379
 Mckesson
     6.300%, 03/01/05                                      1,814         1,728
 Northrop Grumman
     7.000%, 03/01/06                                      2,750         2,722
 Weyerhaeuser
     7.500%, 03/01/13                                      5,000         5,244
                                                                       -------
                                                                        27,545
                                                                       -------
Insurance -- 0.7%
 Vesta Insurance Group (E)
     8.750%, 07/15/25                                      3,855         2,535
                                                                       -------
Paper & Paper Products -- 1.2%
 Fort James
     6.875%, 09/15/07                                      4,000         4,030
                                                                       -------
Petroleum & Fuel Products -- 1.4%
 Atlantic Richfield
     5.900%, 04/15/09                                      1,900         1,810
 Enron Oil & Gas
     6.000%, 12/15/08                                      3,380         3,151
                                                                       -------
                                                                         4,961
                                                                       -------



--------------------------------------------------------------------------------
Description                                            Par (000)     Value (000)
--------------------------------------------------------------------------------
  Printing & Publishing -- 0.5%
   News America
       6.625%, 01/09/08                                $  1,660       $  1,610
                                                                      --------
  Retail -- 2.1%
   Gap
       6.900%, 09/15/07                                   3,685          3,773
   Staples
       7.125%, 08/15/07                                   3,300          3,321
                                                                      --------
                                                                         7,094
                                                                      --------
  Telephones &
  Telecommunications -- 1.9%
   AT&T
       6.500%, 03/15/29                                   2,850          2,647
   Cable and Wireless
      Communications
       6.625%, 03/06/05                                     600            589
   MCI Worldcom
       6.125%, 08/15/01                                   3,290          3,282
                                                                      --------
                                                                         6,518
                                                                      --------
Total Corporate Bonds
   (Cost $107,772)                                                     102,429
                                                                      --------

Yankee Bonds -- 4.0%
   Endesa - Chile Overseas
       7.200%, 04/01/06                                   3,000          2,831
   Hydro-Quebec
       8.625%, 05/20/02                                   3,395          3,598
   Province of Ontario
       7.375%, 01/27/03                                   3,395          3,522
   Trans-Canada Pipelines
       9.125%, 04/20/06                                   3,340          3,770
                                                                      --------
Total Yankee Bonds
   (Cost $13,816)                                                     $ 13,721
                                                                      --------

                                                               BOSTON 1784 FUNDS


--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Description                                            Par (000)     Value (000)
--------------------------------------------------------------------------------
Repurchase Agreement -- 4.7%
   Paine Webber
      4.800%, dated 05/28/99, matures
      06/01/99, repurchase price
      $16,192,352 (collateralized by
      U.S. Treasury Instruments:
      total market value
      $16,507,715) (D)                                $  16,184       $  16,184
                                                                      ---------
Total Repurchase Agreement
   (Cost $16,184)                                                        16,184
                                                                      ---------
Total Investments -- 99.3%
   (Cost $347,981)                                                      340,814
                                                                      ---------
Other Assets and Liabilities,
   Net -- 0.7%                                                            2,382
                                                                      ---------

Net Assets:
Capital Shares (unlimited
   authorization -- no par value)
   based on 34,548,286 outstanding
   shares of beneficial interest                                        348,152
Undistributed net investment
   income                                                                   775
Accumulated net realized gain
   on investments                                                         1,436
Net unrealized depreciation
   on investments                                                        (7,167)
                                                                      ---------
Total Net Assets -- 100.0%                                            $ 343,196
                                                                      =========
Net Asset Value, Offering and
   Redemption Price Per Share                                         $    9.93
                                                                      =========

(A) Zero Coupon Security. The rate reported on the Statement of Net Assets is the effective yield as of May 31,1999.

(B) Security exempt from registration under Rule 144A of the Securities Act of 1933. These securities may be resold in transactions exempt from registration normally to qualified institutions.

(C) Mandatory Put Security. The mandatory put date is shown as the maturity date on the Statement of Net Assets.

(D)  Tri-Party Repurchase Agreement

(E)  Security is thinly traded.

MTN--Medium Term Note

REMIC--Real Estate Mortgage Investment Conduit

STRIPS--Separately Traded Registered Interest and Principal Securities


    The accompanying notes are an integral part of the financial statements.

AS OF MAY 31, 1999
STATEMENT OF NET ASSETS
--------------------------------------------------------------------------------


Boston 1784 U.S. Government Medium-Term Income Fund
--------------------------------------------------------------------------------


                                   [GRAPHIC OMITTED]


In the printed version of the document, a pie chart appears which depicts the following plot points:


U.S. Treasury Obligations                               31%
Cash Equivalents                                         5%
U.S. Government Mortgage-Backed Bonds                   14%
U.S. Government Agency Obligations                      43%
Asset-Backed Securities                                  1%
U.S. Government Guaranted Bonds                          6%


% of Total Portfolio Investments
--------------------------------------------------------------------------------
Description                                              Par (000)   Value (000)
--------------------------------------------------------------------------------
U.S. Treasury Obligations -- 32.4%
   U.S. Treasury Bonds
      11.250%, 02/15/15                                   $   700      $ 1,063
       6.000%, 02/15/26                                     6,100        6,055
       5.250%, 11/15/28                                     2,800        2,534
   U.S. Treasury Notes
       5.375%, 01/31/00                                     2,800        2,808
       5.500%, 03/31/00                                     5,600        5,620
       8.000%, 05/15/01                                     2,000        2,094
       6.625%, 07/31/01                                       463          474
       6.250%, 10/31/01                                     5,500        5,593
       7.500%, 11/15/01                                     1,600        1,672
       6.250%, 01/31/02                                     2,000        2,034
       6.000%, 07/31/02                                     1,000        1,011
       5.500%, 02/28/03                                    15,000       14,904
       5.500%, 05/31/03                                    19,420       19,284
       5.250%, 08/15/03                                    10,000        9,838
       7.500%, 02/15/05                                     7,800        8,438
       6.250%, 02/15/07                                       770          790
       6.625%, 05/15/07                                       500          525
       6.125%, 08/15/07                                     2,000        2,039


--------------------------------------------------------------------------------
Description                                             Par (000)    Value (000)
--------------------------------------------------------------------------------
   U.S. Treasury STRIPS (A)
      10.390%, 08/15/10                                  $ 1,000       $   511
      10.824%, 02/15/19                                    3,000           892
      12.269%, 05/15/20                                    5,000         1,385
                                                                       -------
Total U.S. Treasury Obligations
   (Cost $91,055)                                                       89,564
                                                                       -------
U.S. Government Agency
  Obligations -- 43.8%
   Agency of Housing and Urban
      Development, Series 1995-A
       8.240%, 08/01/02                                    2,000         2,113
   Agency of Housing and Urban
      Development, Series 1997-A
       6.210%, 08/01/01                                    4,000         4,040
       6.360%, 08/01/04                                    5,500         5,564
   CABEI AID
       6.620%, 10/29/12                                   10,000         9,900
   Costa Rica AID
       7.360%, 08/01/01                                    1,100         1,118
   Federal Farm Credit Bank
       8.650%, 10/01/99                                    1,900         1,922
       7.350%, 03/24/05                                      350           370
   Federal Farm Credit Bank (B)
       5.137%, 06/01/99                                   10,000         9,998
   Federal Home Loan Mortgage
      Corporation
       5.750%, 07/15/03                                    3,500         3,469
   Federal Home Loan Bank
       5.500%, 04/14/00                                    5,000         5,005
       5.625%, 03/19/01                                    5,000         4,998
       6.580%, 01/07/03                                    3,000         3,021
       7.660%, 07/20/04                                      350           374
   Federal Home Loan Bank (B)
       5.161%, 06/01/99                                    7,000         7,000
   Federal Home Loan Mortgage
      Corporation
       7.000%, 07/15/03                                    1,199         1,209
       7.000%, 10/01/03                                       55            56
       8.530%, 02/02/05                                    1,000         1,013
       7.340%, 11/03/06                                    1,000         1,007

                                                               BOSTON 1784 FUNDS


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Description                                            Par (000)     Value (000)
--------------------------------------------------------------------------------
   U.S. Government Agency
      Obligations (continued)
   Federal National Mortgage
      Association
       5.750%, 04/15/03                                $ 12,400       $ 12,302
       5.125%, 02/13/04                                     805            775
       7.550%, 06/10/04                                   1,500          1,501
       6.580%, 03/01/06                                   1,000          1,006
       8.000%, 07/01/07                                     201            208
       6.000%, 05/15/08                                   5,250          5,171
       6.500%, 05/01/11                                   1,592          1,585
       7.785%, 02/01/19                                   4,817          5,430
      10.000%, 10/01/20                                   1,721          1,861
      10.000%, 12/01/20                                   2,292          2,478
   Federal National Mortgage
      Association MTN (A)
       4.990%, 08/15/01                                   4,000          3,530
   Private Export Funding
      Corporation
       5.500%, 03/15/01                                   2,500          2,488
       6.310%, 09/30/04                                   7,000          7,079
       6.620%, 10/01/05                                   1,740          1,773
       7.110%, 04/15/07                                   3,800          4,013
   Student Loan Marketing
      Association (B)
       5.101%, 06/01/99                                   6,000          5,999
   Tennessee Valley Authority
      Principal STRIPS (A)
       4.374%, 04/15/42                                   4,000          1,775
                                                                      --------
Total U.S. Government Agency
   Obligations
   (Cost $120,885)                                                     121,151
                                                                      --------

U.S. Government Mortgage-
  Backed Bonds -- 14.6%
   Federal Deposit Insurance
      Corporation, REMIC
       6.750%, 05/25/26                                   1,903          1,893
   Federal Home Loan Mortgage
      Corporation Gold
       7.000%, 12/01/10                                   1,199          1,218



--------------------------------------------------------------------------------
Description                                             Par (000)    Value (000)
--------------------------------------------------------------------------------
   Federal Home Loan Mortgage
      Corporation, REMIC
       6.750%, 02/15/20                                  $ 1,080       $ 1,081
   Federal National Mortgage
      Association
       6.000%, 04/01/13                                   10,605        10,344
       6.000%, 06/01/13                                      141           138
   Government National Mortgage
      Association
       8.500%, 10/15/04                                       72            76
       8.500%, 01/15/06                                       56            59
       9.000%, 11/15/17                                      832           898
       7.000%, 10/15/23                                      673           674
       7.500%, 02/15/27                                    1,493         1,528
       6.500%, 03/15/29                                   19,959        19,480
   Student Loan Marketing
      Association (B)
       5.161%, 06/01/99                                    3,014         3,002
                                                                       -------
Total U.S. Government
   Mortgage-Backed Bonds
   (Cost $40,958)                                                       40,391
                                                                       -------

U.S. Government
  Guaranteed  Bonds -- 6.4%
   Global Industries
       7.250%, 07/15/22                                   11,587        12,219
   Rochester, New York,
      U.S. Government Note,
      Series 1991-A
       5.930%, 08/01/99                                      100           100
   Secunda Atlantic Title XI
       6.695%, 04/01/18                                    3,899         3,856
   Sulphur Carriers
       8.300%, 10/15/09                                    1,347         1,430
                                                                       -------
Total U.S. Government
   Guaranteed Bonds
   (Cost $16,640)                                                       17,605
                                                                       -------

AS OF MAY 31, 1999
STATEMENT OF NET ASSETS
--------------------------------------------------------------------------------

Boston 1784 U.S. Government Medium-Term Income Fund (concluded)
--------------------------------------------------------------------------------
Description                                           Par (000)      Value (000)
--------------------------------------------------------------------------------
Asset-Backed Security -- 0.4%
   PNC Student Loan Trust I,
      Series 1997-2, Class A-2
       6.138%, 01/25/00                               $   1,194      $   1,196
                                                                     ---------
Total Asset-Backed Security
   (Cost $1,195)                                                         1,196
                                                                     ---------

Non-Agency Mortgage-
  Backed Bond -- 0.0%
   Ryland Acceptance Four,
      Series 32, Class B
       8.600%, 05/01/16                                     140            140
                                                                     ---------
Total Non-Agency Mortgage-
   Backed Bond
   (Cost $145)                                                             140
                                                                     ---------

Repurchase Agreement -- 5.0%
   Paine Webber
      4.800%, dated 05/28/99, matures
      06/01/99, repurchase price
      $13,882,118 (collateralized
      by U.S. Treasury Instruments:
      total market value
      $14,152,487) (C)                                   13,875         13,875
                                                                     ---------
Total Repurchase Agreement
   (Cost $13,875)                                                       13,875
                                                                     ---------
Total Investments -- 102.6%
   (Cost $284,753)                                                     283,922
                                                                     ---------
Other Assets and Liabilities,
   Net -- (2.6%)                                                        (7,141)
                                                                     ---------


--------------------------------------------------------------------------------
Description                                                        Value (000)
--------------------------------------------------------------------------------
Net Assets:
Capital Shares (unlimited
   authorization -- no par value)
   based on 29,277,991 outstanding
   shares of beneficial interest                                     $ 283,326
Distributions in excess of net
   investment income                                                      (536)
Accumulated net realized loss
   on investments                                                       (5,178)
Net unrealized depreciation
   on investments                                                         (831)
                                                                     ---------
Total Net Assets -- 100.0%                                           $ 276,781
                                                                     =========
Net Asset Value, Offering and
   Redemption Price Per Share                                        $    9.45
                                                                     =========

(A) Zero Coupon Security. The rate reported on the Statement of Net Assets is the effective yield as of May 31, 1999.

(B) Variable Rate Security. The rate reported on the Statement of Net Assets is the rate in effect on May 31,1999. The date shown is the next scheduled reset date.

(C)  Tri-Party Repurchase Agreement

AID--Agency for International Development

MTN--Medium Term Note

REMIC--Real Estate Mortgage Investment Conduit

STRIPS--Separately Traded Registered Interest and Principal Securities


    The accompanying notes are an integral part of the financial statements.

                                                               BOSTON 1784 FUNDS

AS OF MAY 31, 1999
SCHEDULE OF INVESTMENTS
--------------------------------------------------------------------------------


Boston 1784 Tax-Exempt Medium-Term Income Fund
--------------------------------------------------------------------------------


                                   [GRAPHIC OMITTED]

In the printed version of the document, a pie chart appears which depicts the following plot points:


Alternative Minimum Tax-Bonds                                  2%
Health Care Bonds                                              5%
Cash Equivalents                                               4%
Transportation Bonds                                          13%
General Obligation Bonds                                      32%
Industrial Development & Pollution Control Bonds               1%
Other Revenue Bonds                                            5%
Resource Recovery Bonds                                        2%
Housing Bonds                                                  8%
Education Bonds                                                4%
Public Facility Bonds                                          1%
Utility Bonds                                                 23%

% of Total Portfolio Investments
--------------------------------------------------------------------------------
Description                                              Par (000)   Value (000)
--------------------------------------------------------------------------------
Municipal Bonds -- 96.4%
  Alabama -- 0.7%
   Alabama State Housing Finance
      Authority RB, Series D-1, GNMA
       6.000%, 10/01/16                                   $   950      $   993
   Alabama State Water Pollution
      Control Authority RB, AMBAC
       5.000%, 02/15/13                                     1,500        1,506
                                                                       -------
                                                                         2,499
                                                                       -------
  Arkansas -- 0.3%
   Arkansas State GO
       5.000%, 06/01/15                                     1,000          986
                                                                       -------
  California -- 6.1%
   Burbank, Wastewater
      Treatment RB, Series A, FGIC
       5.500%, 06/01/15                                     1,500        1,564
   California State GO
       5.250%, 10/01/09                                     1,500        1,597


--------------------------------------------------------------------------------
Description                                              Par (000)   Value (000)
--------------------------------------------------------------------------------
   California State GO,
      Series BH, AMT, FSA
       5.250%, 12/01/12                                   $ 4,350      $ 4,426
   California State GO, FGIC
       5.250%, 10/01/10                                     2,000        2,102
   California State Home
      Mortgage RB, Series A, MBIA
       5.850%, 08/01/16                                     2,000        2,083
   California State Housing
      Finance Agency RB,
      Home Mortgage, MBIA
       5.950%, 08/01/10                                     1,830        1,919
   California State Unlimited Tax GO
       5.250%, 06/01/11                                     1,000        1,059
   Los Angeles County,
      Metropolitan Transportation
      Authority RB, FSA
       5.000%, 07/01/14                                     5,630        5,658
   Los Angeles County,
      Metropolitan Transportation
      Authority RB, AMBAC
       5.700%, 07/01/12                                     1,135        1,219
                                                                       -------
                                                                        21,627
                                                                       -------
  Colorado -- 1.8%
   Colorado Springs, Sales &
      Use Tax RB
       5.000%, 12/01/12                                     4,320        4,348
   Denver, Multi-Family Housing RB,
      Section 8, Series A
       5.350%, 10/01/12                                     2,000        2,025
                                                                       -------
                                                                         6,373
                                                                       -------
  Connecticut -- 2.4%
   Connecticut State GO, Series C
       5.250%, 10/15/11                                     4,000        4,190
   Connecticut State Health &
      Education Facilities
      Authority RB, Series D, GOI
       6.750%, 07/01/12                                     1,250        1,341

AS OF MAY 31, 1999
SCHEDULE OF INVESTMENTS
--------------------------------------------------------------------------------


Boston 1784 Tax-Exempt Medium-Term Income Fund (continued)
--------------------------------------------------------------------------------
Description                                               Par (000)  Value (000)
--------------------------------------------------------------------------------
Connecticut (continued)
 Connecticut State Housing
    Finance Authority RB,
    Series A, GOA
     6.100%, 05/15/17                                      $1,000       $1,047
 Connecticut State Unlimited
    Tax GO, Series D
     5.000%, 12/01/12                                       2,000        2,032
                                                                        ------
                                                                         8,610
                                                                        ------
District of Columbia -- 1.0%
 District of Columbia GO,
    Series A, MBIA
     5.000%, 06/01/15                                       2,500        2,447
 Georgetown University RB,
    Series A, MBIA
     5.950%, 04/01/14                                       1,000        1,101
                                                                        ------
                                                                         3,548
                                                                        ------
Florida -- 2.6%
 Dade County GO,
    Series EE, FGIC
     5.625%, 10/01/14                                       2,560        2,710
 Florida State Board of
    Education GO, Series A
     5.000%, 01/01/15                                       3,250        3,234
 Florida State Board of
    Education GO, Series E
     5.700%, 06/01/14                                       2,000        2,137
 Village Center Community,
    Florida Utility RB
     5.250%, 10/01/15                                       1,000        1,017
                                                                        ------
                                                                         9,098
                                                                        ------
Georgia -- 0.9%
 Georgia State Municipal
    Electric Authority RB, MBIA
     5.125%, 01/01/12                                       3,000        3,056
                                                                        ------


--------------------------------------------------------------------------------
Description                                              Par (000)   Value (000)
--------------------------------------------------------------------------------
Illinois -- 1.4%
   Chicago, O'Hare International
      Airport RB, AMBAC
       5.625%, 01/01/12                                    $2,000       $2,105
   Illinois State GO
       5.000%, 04/01/12                                     2,750        2,768
                                                                        ------
                                                                         4,873
                                                                        ------
  Louisiana -- 0.6%
   Louisiana State GO, FSA
       5.000%, 04/15/14                                     2,000        1,992
                                                                        ------
  Maine -- 2.2%
   Maine Municipal Bond
      Bank RB, FSA
       5.150%, 11/01/13                                     1,250        1,270
   Maine State Health & Higher
      Educational Facilities
      Authority RB, MBIA
       5.000%, 07/01/11                                     1,680        1,703
       4.750%, 07/01/13                                     1,500        1,457
   Maine State Housing
      Authority RB, Series C-1
       5.700%, 11/15/15                                     2,000        2,058
   Maine State Housing
      Authority RB, Series F-1, HUD
       5.125%, 11/15/15                                     1,300        1,285
                                                                        ------
                                                                         7,773
                                                                        ------
  Maryland -- 1.6%
   Maryland State & Local
      Facilities GO, 1st Series
       5.000%, 03/01/10                                     1,500        1,545
   Maryland State GO
       5.000%, 07/15/10                                     4,000        4,125
                                                                        ------
                                                                         5,670
                                                                        ------

--------------------------------------------------------------------------------
Description                                              Par (000)   Value (000)
--------------------------------------------------------------------------------
Massachusetts -- 13.9%
 Holyoke GO, Series A, FSA
     5.600%, 06/15/10                                      $1,365       $1,450
 Massachusetts State Bay
    Transportation Authority RB,
    Series C, FGIC
     5.500%, 03/01/11                                       3,000        3,203
 Massachusetts State GO,  AMBAC
     5.000%, 08/01/14                                       2,500        2,503
 Massachusetts State GO, Series A
     5.000%, 11/01/13                                       1,200        1,206
 Massachusetts State GO,
    Series A, MBIA
     5.000%, 04/01/14                                       4,650        4,662
 Massachusetts State GO,
    Series B, FGIC
     5.500%, 06/01/11                                       2,000        2,103
 Massachusetts State GO, Series C
     5.250%, 08/01/08                                       1,500        1,584
 Massachusetts State GO,
    Series D, FGIC
     5.125%, 11/01/12                                       1,000        1,020
 Massachusetts State Grant
    Anticipation Note, Series A
     5.250%, 12/15/08                                       3,000        3,161
 Massachusetts State Health &
    Educational Facilities
    Authority RB, Dana Farber
    Cancer Project, Series G-1
     6.250%, 12/01/08                                       1,000        1,091
 Massachusetts State Health &
    Educational Facilities
    Authority RB, Eye & Ear
    Infirmary, Series B
     5.250%, 07/01/11                                       1,000        1,018
 Massachusetts State Health &
    Educational Facilities
    Authority RB, Harvard Pilgrim
    Health, Series A, FSA
     5.250%, 07/01/13                                       2,215        2,265


--------------------------------------------------------------------------------
Description                                              Par (000)   Value (000)
--------------------------------------------------------------------------------
 Massachusetts State Health &
    Educational Facilities
    Authority RB, Medical,
    Academic & Scientific
    Project, Series A
     6.250%, 01/01/05                                      $1,060       $1,154
 Massachusetts State Health &
    Educational Facilities
    Authority RB, Partners
    Healthcare System, Series B
     5.000%, 07/01/07                                       2,090        2,145
 Massachusetts State Health &
    Educational Facilities
    Authority RB, Suffolk
    University Project,
    Series C, CONLEE
     5.850%, 07/01/16                                       1,000        1,064
 Massachusetts State Housing
    Finance Agency RB, Series 44
     5.900%, 12/01/13                                         785          811
 Massachusetts State Housing
    Finance Agency RB,
    Series A, MBIA
     5.600%, 07/01/07                                         475          506
     5.700%, 07/01/08                                         475          506
 Massachusetts State Industrial
    Finance Agency RB, College
    Issue, CONLEE
     5.875%, 07/01/11                                       1,090        1,179
 Massachusetts State Industrial
    Finance Agency RB, Resource
    Recovery, Ogden Haverhill
    Project,  AMT
     5.150%, 12/01/07                                       1,250        1,253
 Massachusetts State Industrial
    Finance Agency RB,
    Resource Recovery
     4.950%, 12/01/06                                       1,710        1,721
 Massachusetts State Municipal
    Wholesale Electric
    Company RB,  AMBAC
     5.150%, 07/01/16                                       2,000        1,970

AS OF MAY 31, 1999
SCHEDULE OF INVESTMENTS
--------------------------------------------------------------------------------



Boston 1784 Tax-Exempt Medium-Term Income Fund (continued)
--------------------------------------------------------------------------------
Description                                            Par (000)     Value (000)
--------------------------------------------------------------------------------
Massachusetts (continued)
   Massachusetts State Public
      Improvements GO
       5.000%, 01/01/12                                   $ 1,350     $ 1,358
   Massachusetts State Resource
      Recovery Authority RB,
      Refusetech Project, Series A
       6.150%, 07/01/02                                     1,595       1,663
       6.300%, 07/01/05                                     3,220       3,437
   Massachusetts State Turnpike
      Authority RB, Highway
      System, Series B
       5.125%, 12/15/13                                     2,500       2,550
   Massachusetts State Turnpike
      Authority RB, Metropolitan
      Highway System,
      Sub-Series B, MBIA
       5.250%, 01/01/17                                     1,000       1,005
   Massachusetts State Turnpike
      Authority RB, Metropolitan
      Highway System,
      Series C, MBIA (A)
      5.400%, 01/01/16                                      1,000         429
   Massachusetts State Turnpike
      Authority RB, Series A
       5.000%, 01/01/12                                     1,250       1,252
                                                                      -------
                                                                       49,269
                                                                      -------
  Minnesota -- 2.9%
   Minnesota State GO
       5.000%, 06/01/14                                     5,000       5,031
   Northern Minnesota State
      Municipal Power Agency RB,
      Electric System, FSA
       5.250%, 01/01/12                                     2,490       2,571
   Southern Minnesota Municipal
      Power Utility RB
       5.000%, 01/01/13                                     2,715       2,732
                                                                      -------
                                                                       10,334
                                                                      -------


--------------------------------------------------------------------------------
Description                                               Par (000)  Value (000)
--------------------------------------------------------------------------------
Mississippi -- 1.9%
 Mississippi State Capital
    Imports GO, Series A
     5.000%, 07/01/09                                      $1,000      $1,032
 Mississippi State GO
     5.000%, 06/01/15                                       3,645       3,622
 Mississippi State GO, FGIC
     5.000%, 11/01/09                                       2,000       2,070
                                                                       ------
                                                                        6,724
                                                                       ------
Missouri -- 0.9%
 St. Charles County, Public Water
    Supply District #2  COP,
    Series A, MBIA
     5.500%, 12/01/14                                       3,000       3,086
                                                                       ------
Nebraska -- 2.7%
 Nebraska Public Power
    Distribution RB, Series A
     5.125%, 01/01/15                                       3,000       3,012
 Nebraska State Investment
    Finance Authority RB,
    Childrens Healthcare
    Services,  AMBAC
     5.500%, 08/15/17                                       1,435       1,485
 Nebraska State Public Gas
    Supply System RB, American
    Public Energy, Series A, AMBAC
     5.250%, 06/01/11                                       5,000       5,169
                                                                       ------
                                                                        9,666
                                                                       ------
Nevada -- 0.7%
 Nevada State GO
     5.000%, 05/15/15                                       2,500       2,484
                                                                       ------
New Hampshire -- 1.4%
 New Hampshire State Higher
    Education & Health Facilities
    Authority RB, Dartmouth
    Education Loan Remarketing
     5.300%, 06/01/15                                       1,045       1,065

                                                               BOSTON 1784 FUNDS


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Description                                              Par (000)   Value (000)
--------------------------------------------------------------------------------
New Hampshire (continued)
   New Hampshire State Higher
      Education & Health Facilities
      Authority RB, LOC
       5.800%, 10/01/12                                    $1,000       $1,025
   New Hampshire State Housing
      Finance Authority RB,
      Series B, FHA
       5.850%, 07/01/10                                       945          978
   New Hampshire State RB
       5.000%, 08/15/13                                     2,050        2,055
                                                                        ------
                                                                         5,123
                                                                        ------
New Jersey -- 1.0%
   New Jersey State Transportation
      Authority RB, Series A
       5.000%, 06/15/12                                     3,500        3,520
                                                                        ------
New York -- 10.2%
   Metropolitan Transportation
      Authority RB
       5.125%, 07/01/12                                     1,225        1,248
   Metropolitan Transportation
      Authority RB, Commuter
      Facilities, Series A, FGIC
       5.750%, 07/01/11                                     1,000        1,075
   Metropolitan Transportation
      Authority RB, Series C, FSA
       5.125%, 07/01/13                                     5,000        5,100
   Metropolitan Transportation
      Authority RB, Transportation
      Service Contract, Series R
       5.500%, 07/01/14                                     1,740        1,803
   New York City GO
       5.000%, 08/01/14                                     4,000        3,940
       5.000%, 08/15/14                                     1,000          985
   New York City GO, Series C
       5.250%, 08/15/11                                     2,080        2,129
   New York City GO, Series D
       6.000%, 02/15/09                                     1,000        1,078
       6.000%, 02/15/12                                       660          704



--------------------------------------------------------------------------------
Description                                              Par (000)   Value (000)
--------------------------------------------------------------------------------
   New York City GO, Series D (B)
       6.000%, 02/15/12                                   $   630      $   689
   New York City GO, Series F
       5.250%, 08/01/14                                     3,000        3,026
   New York City Transitional
      Finance Authority RB, Series A
       5.000%, 08/15/13                                     1,350        1,352
   New York Metropolitan Transit
      Authority Commuter
      Facilities RB, Series A, FSA
       5.500%, 07/01/15                                     1,530        1,597
   New York State Dormitory
      Authority RB, City University
      System Consolidated,
      Third-1, FGIC
       5.250%, 07/01/13                                     1,580        1,625
   New York State Dormitory
      Authority RB, Series A, STGTD
       5.500%, 05/15/10                                     1,000        1,039
   New York State GO
       5.000%, 03/15/14                                     2,000        1,995
   New York State GO,
      Series C,  AMBAC
       5.375%, 10/01/11                                     3,000        3,116
   New York State Housing Finance
      Agency RB, Series A, FSA
       5.800%, 11/01/09                                     1,720        1,830
   New York State Urban
      Development Authority RB,
      Youth Facilities Project, MBIA
       5.700%, 04/01/14                                     1,505        1,576
                                                                       -------
                                                                        35,907
                                                                       -------
North Carolina -- 3.5%
   North Carolina State, Eastern
      Municipal Power
      Agency RB, FGIC
       6.000%, 01/01/13                                     2,000        2,148
   North Carolina State, Eastern
      Municipal Power Agency RB
       6.000%, 01/01/14                                     4,000        4,130
       5.600%, 01/01/16                                     2,000        1,998

AS OF MAY 31, 1999
SCHEDULE OF INVESTMENTS
--------------------------------------------------------------------------------


Boston 1784 Tax-Exempt Medium-Term Income Fund (continued)
--------------------------------------------------------------------------------
Description                                               Par (000)  Value (000)
--------------------------------------------------------------------------------
North Carolina (continued)
   North Carolina State, Eastern
      Municipal Power
      Agency RB, Series D
       5.875%, 01/01/14                                   $ 1,035      $ 1,062
   North Carolina State, Eastern
      Municipal Power Agency RB,
      Series D,  ACA
       5.600%, 01/01/16                                     3,000        3,105
                                                                       -------
                                                                        12,443
                                                                       -------
Ohio -- 0.8%
   Ohio State Public Facilities
      Commission RB, Higher
      Education Authority, Series II-A
       5.000%, 05/01/08                                     2,900        2,983
                                                                       -------
Pennsylvania -- 7.4%
   Montgomery County GO
       5.250%, 10/15/08                                     1,250        1,330
   Pennsylvania State GO
       5.250%, 06/15/12                                     2,155        2,203
   Pennsylvania State GO,
      1st Series, AMBAC
       5.125%, 03/15/12                                     2,000        2,043
   Pennsylvania State Higher
      Education & Health
      Services RB, Series A
       5.750%, 01/01/12                                     1,300        1,352
   Pennsylvania State Higher
      Education Facilities
      Authority RB, MBIA
       5.250%, 01/01/13                                     2,000        2,050
   Pennsylvania State Housing
      Finance Agency RB, Single
      Family Mortgages, Series A
       6.000%, 10/01/13                                     2,000        2,090
   Pennsylvania State Turnpike
      Commission RB,
      Series A, AMBAC
       5.250%, 12/01/13                                     3,330        3,432


--------------------------------------------------------------------------------
Description                                              Par (000)   Value (000)
--------------------------------------------------------------------------------
   Philadelphia, Water and
      Wastewater Projects RB, FGIC
       5.650%, 06/15/12                                   $ 5,000      $ 5,288
   Southeastern Pennsylvania
      Transportation Authority RB,
      Series A, FGIC
       5.125%, 03/01/08                                     1,450        1,513
   Southeastern Pennsylvania
      Transportation Authority RB,
      Series B, FGIC
       5.250%, 03/01/12                                     4,785        4,941
                                                                       -------
                                                                        26,242
                                                                       -------
Puerto Rico -- 6.7%
   Puerto Rico Commonwealth GO
       5.250%, 07/01/10                                     1,000        1,049
       5.500%, 07/01/12                                     2,000        2,153
       5.750%, 07/01/17                                     2,000        2,133
   Puerto Rico Electric Power
      Authority RB
       5.250%, 07/01/14                                     7,100        7,357
       5.500%, 07/01/16                                     3,000        3,105
   Puerto Rico Electric Power
      Authority RB, Series CC, FSA
       5.000%, 07/01/10                                     2,435        2,517
   Puerto Rico Municipal Finance
      Agency RB, Series A, FSA
       5.250%, 07/01/10                                     4,000        4,200
   Puerto Rico Public Education &
      Health Facilities RB,
      Series M, CGTD
       5.750%, 07/01/15                                     1,000        1,044
                                                                       -------
                                                                        23,558
                                                                       -------
Rhode Island -- 2.5%
   Rhode Island State Depositors
      Economic Protection RB,
      Series A, MBIA
       6.400%, 08/01/06                                     1,000        1,124
   Rhode Island State Health &
      Educational RB
      5.100%, 07/01/07                                      1,520        1,495

                                                               BOSTON 1784 FUNDS


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Description                                               Par (000)  Value (000)
--------------------------------------------------------------------------------
Rhode Island (continued)
   Rhode Island State Housing &
      Mortgage Finance RB,
      Series 7B,  AMT
       6.700%, 10/01/12                                   $ 1,750      $ 1,848
   Rhode Island State Housing &
      Mortgage Finance RB,
      Series 15B
       6.200%, 10/01/06                                     1,110        1,177
   Rhode Island State Housing &
      Mortgage Finance RB,
      Series 19A
       5.700%, 04/01/15                                     2,500        2,547
   Rhode Island State Housing &
      Mortgage Finance RB,
      Series A, AMBAC
       5.700%, 07/01/07                                       685          731
                                                                       -------
                                                                         8,922
                                                                       -------
South Carolina -- 1.5%
   South Carolina State GO,
      Highway System, Series A
       4.600%, 05/01/12                                     4,000        3,925
   South Carolina State Public
      Service Authority RB,
      Series B, FGIC
       5.875%, 01/01/14                                     1,150        1,248
                                                                       -------
                                                                         5,173
                                                                       -------
Texas -- 5.0%
   Tarrant County, Health Facilities
      Authority RB, Harris
      Methodist Health System
      Project, Series A, AMBAC
       5.125%, 09/01/12                                     2,700        2,707
   Texas A&M University RB
       5.200%, 05/15/10                                     2,580        2,664
   Texas State GO
       5.125%, 10/01/09                                     4,000        4,175
       5.125%, 10/01/14                                     8,000        8,085
                                                                       -------
                                                                        17,631
                                                                       -------

--------------------------------------------------------------------------------
Description                                               Par (000)  Value (000)
--------------------------------------------------------------------------------
Virginia -- 0.5%
   Virginia State Housing
      Development Authority RB,
      Series H
       5.700%, 11/01/07                                   $ 1,655     $ 1,761
                                                                      -------
Washington -- 10.1%
   Washington State Public
      Power Supply RB
       5.125%, 07/01/13                                     5,000       5,056
   Washington State Public Power
      Supply Systems RB, Nuclear
      Power Project No. 1, Series B
       5.125%, 07/01/14                                     3,000       2,993
   Washington State Public Power
      Supply Systems RB, Nuclear
      Power Project No. 1, FSA
       5.400%, 07/01/12                                     7,800       7,985
   Washington State Public Power
      Supply Systems RB, Nuclear
      Power Project No. 3, Series A (A)
       5.050%, 07/01/13                                     2,000         980
   Washington State Public Power
      Supply Systems RB, Nuclear
      Power Project No. 3,
      Series A, FSA
       5.100%, 07/01/10                                     2,500       2,581
   Washington State Public Power
      Supply Systems RB, Nuclear
      Project No. 2, Series A, FSA
       5.000%, 07/01/11                                    10,115      10,305
   Washington State Public Power
      Supply Systems RB, Nuclear
      Project No. 1, Series A
       5.000%, 07/01/11                                     1,000         998
       5.000%, 07/01/13                                     4,000       3,960
   Washington State Public Power
      Supply Systems RB, Nuclear
      Project No. 2, Series A, FSA
       5.125%, 07/01/11                                     1,000       1,026
                                                                      -------
                                                                       35,884
                                                                      -------

AS OF MAY 31, 1999
SCHEDULE OF INVESTMENTS
--------------------------------------------------------------------------------


Boston 1784 Tax-Exempt Medium-Term Income Fund (concluded)
--------------------------------------------------------------------------------
Description                                               Par (000)  Value (000)
--------------------------------------------------------------------------------
West Virginia -- 0.3%
   West Virginia State GO
       5.000%, 06/01/14                                  $  1,000     $  1,003
                                                                      --------
Wisconsin -- 0.9%
   Wisconsin State Housing &
      Economic Development
      Authority RB, Home
      Ownership, Series E, GOA
       5.900%, 09/01/16                                     1,000        1,034
   Wisconsin State Housing &
      Economic Development
      Authority RB, Series C, GOA
       5.800%, 11/01/13                                     2,125        2,199
                                                                      --------
                                                                         3,233
                                                                      --------
Total Municipal Bonds
   (Cost $334,384)                                                     341,051
                                                                      --------

Repurchase Agreement -- 3.6%
   Paine Webber
      4.800%, dated 05/28/99, matures
      06/01/99, repurchase price
      $12,682,963 (collateralized by
      U.S. Treasury Instruments:
      total market value
      $12,929,977) (C)                                     12,676       12,676
                                                                      --------
Total Repurchase Agreement
   (Cost $12,676)                                                       12,676
                                                                      --------
Total Investments -- 100.0%
   (Cost $347,060)                                                    $353,727
                                                                      ========


(A) Zero Coupon Bond. The rate reported on the Schedule of Investments is the effective yield as of May 31,1999.

(B) Pre-refunded Security. The pre-refunded date is shown as the maturity date on the Schedule of Investments.

(C)  Tri-Party Repurchase Agreement

AMT--Alternative Minimum Tax

COP--Certificate of Participation

GO--General Obligation Bond


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
HUD--Department of Housing & Urban Development

LOC--Securities are held in connection with a letter of credit issued by a major commercial bank or other financial institution.

RB--Revenue Bond

The following organizations have provided underlying credit support for the securities as set forth in the Schedule of Investments.

ACA--American Capital Access

AMBAC--American Municipal Bond Assurance Company

CGTD--Commonwealth Guaranteed

CONLEE--College Construction Loan Insurance

FGIC--Financial Guaranty Insurance Corporation

FHA--Federal Housing Administration

FSA--Financial Security Assurance

GNMA--Government National Mortgage Association

GOA--General Obligation of Authority

GOI--General Obligation of Institution

MBIA--Municipal Bond Insurance Association

STGTD--State Guaranteed


    The accompanying notes are an integral part of the financial statements.

                                                               BOSTON 1784 FUNDS
AS OF MAY 31, 1999
STATEMENT OF NET ASSETS
--------------------------------------------------------------------------------
Boston 1784 Connecticut Tax-Exempt Income Fund


                                   [GRAPHIC OMITTED]

In the printed version of the document, a pie chart appears which depicts the following plot points:

Water & Sewer Bonds                                  3%
Industrial Development & Pollution Control Bonds     2%
Health Care Bonds                                   16%
Other Revenue Bonds                                  3%
Resource Recovery Bonds                              8%
Cash Equivalents                                     3%
Education Bonds                                      3%
Utility Bonds                                        3%
Housing Bonds                                       10%
Public Facility Bonds                                1%
Alternative Minimum Tax Bonds                        4%
Transportation Bonds                                13%
General Obligation Bonds                            31%


% of Total Portfolio Investments
--------------------------------------------------------------------------------
Description                                               Par (000)  Value (000)
--------------------------------------------------------------------------------
Municipal Bonds -- 96.0%
 Connecticut -- 81.0%
  Bridgeport GO, AMBAC
      5.450%, 03/01/11                                     $1,550       $1,624
  Bridgeport GO
      6.500%, 09/01/08                                      1,435        1,659
  Bristol, Resource Recovery RB,
     Ogden Martin System Project
      6.500%, 07/01/14                                      3,000        3,247
  Connecticut State Airport RB,
     Bradley International
     Airport, FGIC
      7.650%, 10/01/12                                      2,000        2,302
  Connecticut State Development RB,
     Duncaster Project
      6.700%, 09/01/07                                      3,350        3,597
  Connecticut State GO
      5.250%, 03/15/14                                      9,500        9,797
  Connecticut State GO, FGIC
      5.000%, 09/01/14                                        880          884
  Connecticut State GO, Series A
      5.250%, 03/01/14                                      2,445        2,521
      5.125%, 03/15/15                                      3,895        3,949


--------------------------------------------------------------------------------
Description                                               Par (000)  Value (000)
--------------------------------------------------------------------------------
  Connecticut State GO, Series B
      5.125%, 03/15/11                                     $1,000       $1,036
  Connecticut State GO, Series C
      5.800%, 08/15/08                                      1,500        1,614
  Connecticut State GO, Series D
      5.125%, 12/15/13                                      4,790        4,904
      5.250%, 12/15/15                                        500          514
  Connecticut State GO, University
     of Connecticut Series A, MBIA
      5.000%, 06/01/16                                      3,000        2,966
  Connecticut State Health &
     Education Facilities
     Authority RB
      4.650%, 07/01/11                                      1,390        1,347
  Connecticut State Health &
     Education Facilities
     Authority RB, AMBAC
      5.200%, 07/01/14                                      2,840        2,879
      5.000%, 07/01/17                                      1,000          976
  Connecticut State Health &
     Education Facilities
     Authority RB, Bridgeport
     Hospital, Series C, CONLEE
      5.250%, 07/01/15                                      1,615        1,633
  Connecticut State Health &
     Education Facilities
     Authority RB, Greenwich
     Hospital, Series A, MBIA
      5.750%, 07/01/16                                      2,000        2,115
  Connecticut State Health &
     Education Facilities
     Authority RB, Hospital For
     Special Care
      5.375%, 07/01/17                                      5,000        5,087
  Connecticut State Health &
     Education Facilities
     Authority RB, New Britain
     Hospital, Series B, AMBAC
      6.000%, 07/01/09                                        500          545

AS OF MAY 31, 1999
STATEMENT OF NET ASSETS
--------------------------------------------------------------------------------


Boston 1784 Connecticut Tax-Exempt Income Fund (continued)
--------------------------------------------------------------------------------
Description                                               Par (000)  Value (000)
--------------------------------------------------------------------------------
Connecticut (continued)
   Connecticut State Health &
      Education Facilities
      Authority RB, New Haven
      Hospital, Series H, MBIA
       5.625%, 07/01/16                                    $1,000       $1,045
   Connecticut State Health &
      Education Facilities
      Authority RB, New Horizons
      Village Project, AMBAC
       7.050%, 11/01/09                                     1,000        1,150
   Connecticut State Health &
      Education Facilities
      Authority RB, Newington
      Children's Hospital,
      Series A, MBIA
       5.850%, 07/01/07                                     1,110        1,199
   Connecticut State Health &
      Education Facilities
      Authority RB, Series D, GOI
       6.750%, 07/01/12                                     2,750        2,949
   Connecticut State Health &
      Education Facilities
      Authority RB, Sharon Health
      Care Project, AMBAC
       6.000%, 11/01/09                                     1,000        1,097
   Connecticut State Health &
      Education Facilities
      Authority RB, Stamford
      Hospital, MBIA
       5.400%, 07/01/09                                     2,000        2,125
   Connecticut State Health &
      Education Facilities
      Authority RB, William W. Backus
      Hospital, Series E, AMBAC
       5.000%, 07/01/17                                     1,000          976
   Connecticut State Health &
      Education Facilities Authority
      Sacred Heart University
      Project, Series E
       4.900%, 07/01/13                                     3,400        3,315


--------------------------------------------------------------------------------
Description                                               Par (000)  Value (000)
--------------------------------------------------------------------------------
   Connecticut State Higher
      Education RB, Family
      Education Loan Program,
      Series A, AMT
       7.000%, 11/15/05                                    $1,095       $1,150
   Connecticut State Housing
      Finance Authority RB, GOA
       6.200%, 05/15/14                                       430          457
   Connecticut State Housing
      Finance Authority RB, Mortgage
      Finance Program, Series A, GOA
       5.950%, 05/15/11                                     3,215        3,368
       6.200%, 05/15/14                                     1,350        1,429
   Connecticut State Housing
      Finance Authority RB, Mortgage
      Finance Program, Series B
       6.050%, 11/15/03                                       500          537
   Connecticut State Housing
      Finance Authority RB, Mortgage
      Finance Program,
      Series C-1, GOA
       6.000%, 11/15/10                                     1,010        1,060
   Connecticut State Housing
      Finance Authority RB, Mortgage
      Finance Program, Series H-1
       5.100%, 05/15/17                                     1,000          989
   Connecticut State Housing
      Finance Authority RB,
      Mortgage Finance Program,
      Sub-Series A-3, GOA
       5.950%, 05/15/17                                     1,000        1,037
   Connecticut State Housing
      Finance Authority RB,
      Mortgage Finance Program,
      Sub-Series B1
       6.000%, 11/15/15                                     2,000        2,085
   Connecticut State Housing
      Finance Authority RB,
      Mortgage Finance Program,
      Sub-Series B1, GOA
       6.000%, 05/15/08                                       230          243

                                                               BOSTON 1784 FUNDS
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Description                                               Par (000)  Value (000)
--------------------------------------------------------------------------------
 Connecticut (continued)
   Connecticut State Housing
      Finance Authority RB,
      Mortgage Finance Program,
      Sub-Series E-1, GOA
       5.900%, 05/15/15                                  $  4,200     $  4,378
   Connecticut State Resource
      Recovery Authority RB,
      American Fuel Company,
      Series A, MBIA
       5.125%, 11/15/14                                     7,125        7,080
   Connecticut State Resource
      Recovery Authority RB,
      Mid-Connecticut System
      Project, Series A, AMT, MBIA
       5.500%, 11/15/11                                     6,000        6,308
   Connecticut State Resource
      Recovery Authority RB,
      Mid-Connecticut System
      Project, Series A, MBIA
       5.375%, 11/15/10                                     2,000        2,100
   Connecticut State Special Tax RB
       5.000%, 11/01/16                                     3,000        2,936
   Connecticut State Special
      Tax RB, AMBAC
       5.250%, 01/01/11                                       500          516
   Connecticut State Special
      Tax RB, Transportation
      Infrastructure, Series A
       5.700%, 06/01/12                                     1,160        1,237
   Connecticut State Special
      Tax RB, Transportation
      Infrastructure, Series A, FGIC
       5.600%, 06/01/13                                     1,000        1,051
       5.250%, 10/01/14                                     2,100        2,153
   Connecticut State Special
      Tax RB, Transportation
      Infrastructure, Series B, FGIC
       5.500%, 10/01/11                                     4,920        5,301
   Connecticut State Transportation
      Improvement RB
       5.500%, 10/01/12                                     4,000        4,190



--------------------------------------------------------------------------------
Description                                               Par (000)  Value (000)
--------------------------------------------------------------------------------
   Connecticut State Transportation
      Infrastructure RB, Series B, FSA
       5.250%, 11/01/15                                  $  1,000     $  1,019
   Connecticut State Transportation
      Infrastructure RB, Series C
       5.000%, 10/01/13                                     2,455        2,458
   Connecticut State Unlimited Tax GO
       5.250%, 03/15/13                                     6,000        6,195
   Connecticut State Unlimited
      Tax GO, Series D
       5.000%, 12/01/12                                     3,500        3,557
   Connecticut State Water RB
       5.250%, 07/15/11                                     3,000        3,124
   Eastern Connecticut Resource
      Recovery Authority RB,
      Wheelabrator Libson
      Project, Series A
       5.500%, 01/01/14                                     2,775        2,751
   Hartford GO, FGIC
       5.700%, 10/01/12                                       500          536
       5.750%, 10/01/13                                     1,000        1,074
       4.700%, 01/15/15                                     1,340        1,300
   New Haven GO, FGIC
       4.700%, 02/01/15                                     1,875        1,819
   South Central Connecticut
      Regional Water Authority RB,
      Series A, MBIA
       6.000%, 08/01/09                                       985        1,065
       6.000%, 08/01/10                                     1,045        1,126
   Stamford GO
       5.000%, 07/15/15                                     2,195        2,206
   University of Connecticut RB,
      Series A, MBIA
       5.250%, 04/01/14                                     1,000        1,023
   Waterbury, Connecticut
      Unlimited Tax GO
       4.800%, 02/15/12                                     1,400        1,372
       4.900%, 02/15/13                                     1,470        1,444
       5.000%, 02/15/14                                     1,395        1,378
                                                                      --------
                                                                       152,104
                                                                      --------

AS OF MAY 31, 1999
STATEMENT OF NET ASSETS
--------------------------------------------------------------------------------


Boston 1784 Connecticut Tax-Exempt Income Fund (continued)
--------------------------------------------------------------------------------
Description                                               Par (000)  Value (000)
--------------------------------------------------------------------------------
Guam -- 0.6%
   Guam Power Authority RB,
      Series A, AMBAC
       5.900%, 10/01/08                                  $  1,000       $  1,106
                                                                        --------
  Puerto Rico -- 14.4%
   Puerto Rico Commonwealth GO
       5.250%, 07/01/10                                     1,250          1,311
       5.750%, 07/01/17                                     2,700          2,879
   Puerto Rico
      Commonwealth GO (A)
       5.061%, 07/01/14                                     4,500          2,121
   Puerto Rico Commonwealth
      Highway & Transportation
      Infrastructure RB, MBIA
       5.250%, 07/01/14                                     2,615          2,707
   Puerto Rico Electric Power
      Authority RB
       5.250%, 07/01/14                                     2,650          2,746
       5.500%, 07/01/14                                     1,000          1,045
       5.500%, 07/01/16                                     1,000          1,035
   Puerto Rico Highway &
      Transportation RB, Series X
       5.300%, 07/01/04                                       700            731
   Puerto Rico Industrial, Tourist,
      Educational, Medical, &
      Environmental Control
      Facilities RB, Abbott
      Chemicals Project
       6.500%, 07/01/09                                       500            501
   Puerto Rico Industrial, Tourist,
      Educational, Medical, &
      Environmental Control
      Facilities RB, International
      American University,
      Series A, MBIA
       5.250%, 10/01/12                                       725            756
       5.375%, 10/01/13                                       975          1,020
       5.500%, 10/01/14                                       650            685


--------------------------------------------------------------------------------
Description                                               Par (000)  Value (000)
--------------------------------------------------------------------------------
   Puerto Rico Industrial, Tourist,
      Educational, Medical, &
      Environmental Control
      Facilities RB, PepsiCo Project
       6.250%, 11/15/13                                    $2,750       $  2,980
   Puerto Rico Infrastructure
      Financing Authority RB, AMBAC
       5.250%, 07/01/10                                     2,500          2,638
   Puerto Rico Municipal Finance
      Agency RB, Series A, FSA
       6.000%, 07/01/09                                     2,650          2,882
   Puerto Rico Public Buildings
      Authority RB, MBIA
       5.000%, 07/01/11                                     1,000          1,028
                                                                        --------
                                                                          27,065
                                                                        --------
Total Municipal Bonds
   (Cost $176,285)                                                       180,275
                                                                        --------

Repurchase Agreement -- 3.0%
   Paine Webber
      4.800%, dated 05/28/99, matures
      06/01/99, repurchase price
      $5,611,881 (collateralized by
      U.S. Treasury Instruments:
      total market value
      $5,721,179) (B)                                       5,609          5,609
                                                                        --------
Total Repurchase Agreement
   (Cost $5,609)                                                           5,609
                                                                        --------
Total Investments -- 99.0%
   (Cost $181,893)                                                       185,884
                                                                        --------
Other Assets and Liabilities,
   Net -- 1.0%                                                             1,841
                                                                        --------

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Description                                                         Value (000)
--------------------------------------------------------------------------------
Net Assets:
Capital Shares (unlimited
   authorization -- no par value)
   based on 17,587,846 outstanding
   shares of beneficial interest                                        $182,859
Accumulated net realized gain
   on investments                                                            875
Net unrealized appreciation
   on investments                                                          3,991
                                                                        --------
Total Net Assets -- 100.0%                                              $187,725
                                                                        ========
Net Asset Value, Offering and
   Redemption Price Per Share                                           $  10.67
                                                                        ========



--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(A) Zero Coupon Bond. The rate reported on the Statement of Net Assets is the effective yield as of May 31, 1999.

(B) Tri-Party Repurchase Agreement

AMT--Alternative Minimum Tax

GO--General Obligation Bond

RB--Revenue Bond

The following organizations have provided underlying credit support for the securities as set forth in the Statement of Net Assets.

AMBAC--American Municipal Bond Assurance Corporation

CONLEE--College Construction Loan Insurance Association

FGIC--Financial Guaranty Insurance Corporation

FSA--Financial Security Assurance

GOA--General Obligation of Authority

GOI--General Obligation of Institution

MBIA--Municipal Bond Insurance Association


    The accompanying notes are an integral part of the financial statements.

AS OF MAY 31, 1999
STATEMENT OF NET ASSETS
--------------------------------------------------------------------------------


Boston 1784 Florida Tax-Exempt Income Fund
--------------------------------------------------------------------------------


                                   [GRAPHIC OMITTED]

In the printed version of the document, a pie chart appears which depicts the following plot points:

Participation Notes                                 1%
Transportation Bonds                                9%
Public Facility Bonds                               2%
Health Care Bonds                                  12%
Alternative Minimum Tax Bonds                       4%
Housing Bonds                                       4%
Education Bonds                                     8%
Other Revenue Bonds                                10%
Water & Sewer Bonds                                17%
Cash Equivalents                                    7%
General Obligation Bonds                           13%
Utility Bonds                                      13%

% of Total Portfolio Investments
--------------------------------------------------------------------------------
Description                                              Par (000)   Value (000)
--------------------------------------------------------------------------------
Municipal Bonds -- 92.4%
  Florida -- 88.8%
   Brevard County, Health Facility
      Authority RB, Holmes Regional
      Medical Center, MBIA
       5.625%, 10/01/14                                   $1,000     $    1,059
   Brevard County, Housing &
      Finance Authority RB,
      Series B, FSA
       7.000%, 03/01/13                                      220            230
   Cape Coral, Water Improvement
      RB, FSA
       6.375%, 06/01/09                                    1,000          1,075
   Dade County, Aviation RB, Series A
       5.250%, 10/01/07                                    1,000          1,050
   Dade County, Aviation RB,
      Series A, AMT, MBIA
       5.750%, 10/01/15                                    1,000          1,066
   Dade County, Housing Finance
      Authority RB, Series D, FSA
       6.950%, 12/15/12                                      470            493
   Dade County, Professional Sports
      Franchise Facility RB, MBIA
       5.250%, 10/01/12                                    1,385          1,427


--------------------------------------------------------------------------------
Description                                              Par (000)   Value (000)
--------------------------------------------------------------------------------
   Dade County, Water & Sewer
      System RB, FGIC
       5.500%, 10/01/18                                   $3,000         $3,097
   Escambia County, Housing
      Finance Authority RB,
      Series A, AMT, FHA
       7.300%, 10/01/17                                      400            414
   Florida State Board Educational
      Lottery RB, Series C, FGIC
       5.000%, 07/01/13                                    1,500          1,513
   Florida State Board of Education
      Capital Outlay GO, Series A
       5.750%, 01/01/13                                    1,000          1,066
       5.500%, 06/01/15                                    2,500          2,578
   Florida State Board of Education
      Capital Outlay GO,
      Series B, MBIA
       5.750%, 06/01/11                                    1,250          1,339
   Florida State Board of
      Education RB
       5.125%, 07/01/11                                    1,170          1,202
   Florida State Educational
      Lottery RB, Series A
       5.000%, 07/01/15                                    2,000          1,987
   Florida State Finance
      Department RB, MBIA
       5.500%, 07/01/12                                    1,000          1,053
   Florida State Finance
      Department RB,
      Series A, AMBAC
       5.700%, 07/01/09                                    2,000          2,140
   Florida State Gas Utilities
      Project RB
       5.000%, 12/01/08                                    1,000          1,043
   Florida State Gulf
      Breeze RB, FGIC
       5.000%, 12/01/14                                    2,000          2,005
   Florida State Housing
      RB, MBIA
       5.050%, 07/01/12                                    1,975          1,987
   Florida State Turnpike
      Authority RB, FGIC
       5.250%, 07/01/11                                    2,000          2,053
   Fort Lauderdale GO
       5.500%, 07/01/15                                    1,000          1,025

                                                               BOSTON 1784 FUNDS

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Description                                              Par (000)   Value (000)
--------------------------------------------------------------------------------
  Florida (continued)
   Gainesville, Utilities
      System RB, Series B
       5.500%, 10/01/13                                   $2,000         $2,075
   Hillsborough County, Allegany
      Health Systems RB, MBIA
       6.375%, 12/01/12                                    1,300          1,427
   Hillsborough County, Aviation
      Authority, Tampa International
      Airport RB, Series B, AMBAC
       5.125%, 10/01/17                                    2,500          2,494
   Indian Trace Community, Water
      Management RB, MBIA
       5.500%, 05/01/07                                    1,000          1,074
   Lee County, Water & Sewer RB,
      Series A, AMBAC
       5.000%, 10/01/14                                    2,000          2,005
   Manatee County, Florida School
      Board COP, MBIA
       4.950%, 07/01/14                                    1,000            993
   Naples, Community Hospital
      Project RB, MBIA
       5.500%, 10/01/16                                    1,000          1,043
   Orlando, Water & Electric
      Utilities Commission RB
       5.250%, 10/01/14                                    1,000          1,008
   Pinellas County, Sewer RB, FGIC
       5.000%, 10/01/13                                    1,990          2,007
   Polk County, Utility
      Systems RB, FGIC
       5.250%, 10/01/17                                    1,500          1,513
   Port St. Lucie, Special
      Assessment, District 1, MBIA
       5.850%, 10/01/11                                    3,070          3,285
   Reedy Creek, Improvements GO,
      Series A, MBIA
       5.750%, 06/01/14                                    2,500          2,641
   Sarasota County, Hospital
      Facilities RB, Memorial Health
      Systems Project, Series B, MBIA
       5.000%, 10/01/10                                    1,250          1,280
   Tampa Bay, Florida Water
      Utility Systems RB,
      Series B, FGIC
       5.125%, 10/01/12                                    2,250          2,303


--------------------------------------------------------------------------------
Description                                              Par (000)   Value (000)
--------------------------------------------------------------------------------
   Tampa Health Systems
      Catholic Health RB, AMBAC
       4.875%, 11/15/15                                   $1,000         $  979
   Tampa Health Systems
      RB, AMBAC
       4.875%, 11/15/14                                    1,000            984
   Volusia County, Hospital
      Facilities RB, Memorial
      Health Systems Project,
      AMBAC
       5.500%, 11/15/16                                    1,250          1,298
   Volusia County, Sales
      Tax RB, MBIA
       5.000%, 10/01/16                                    1,830          1,809
                                                                     ----------
                                                                         61,120
                                                                     ----------
  Puerto Rico -- 3.6%
   Puerto Rico Commonwealth
      Highway & Transportation
      Authority RB, Sub- P R St
      Infrastructure Bank, MBIA
       5.250%, 07/01/13                                    1,375          1,423
   Puerto Rico Industrial, Tourist,
      Educational, Medical, &
      Environmental Control
      Facilities RB, International
      American University,
      Series A, MBIA
       5.250%, 10/01/12                                    1,000          1,043
                                                                     ----------
                                                                          2,466
                                                                     ----------
Total Municipal Bonds
   (Cost $62,489)                                                        63,586
                                                                     ----------

Repurchase Agreement -- 6.6%
   Paine Webber
      4.800%, dated 05/28/99, matures
      06/01/99, repurchase price
      $4,530,803 (collateralized by
      U.S. Treasury Instruments: total
      market value $4,619,045) (A)                         4,528          4,528
                                                                     ----------
Total Repurchase Agreement
   (Cost $4,528)                                                          4,528
                                                                     ----------

AS OF MAY 31, 1999
STATEMENT OF NET ASSETS
--------------------------------------------------------------------------------


Boston 1784 Florida Tax-Exempt Income Fund (concluded)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Description                                                         Value (000)
--------------------------------------------------------------------------------

Total Investments -- 99.0%
   (Cost $67,017)                                                       $68,114
                                                                     ----------
Other Assets and Liabilities,
   Net -- 1.0%                                                              682
                                                                     ----------

Net Assets:
Capital Shares (unlimited
   authorization -- no par value)
   based on 6,795,474 outstanding
   shares of beneficial interest                                         67,699
Net unrealized appreciation
   on investments                                                         1,097
                                                                     ----------
Total Net Assets -- 100.0%                                              $68,796
                                                                     ==========
Net Asset Value, Offering and
   Redemption Price Per Share                                            $10.12
                                                                     ==========

(A) Tri-Party Repurchase Agreement
AMT--Alternative Minimum Tax
GO--General Obligation Bond
RB--Revenue Bond

The following organizations have provided underlying credit support for the securities as set forth in the Statement of Net Assets.

AMBAC--American Municipal Bond Assurance Corporation
FGIC--Financial Guaranty Insurance Corporation
FHA--Federal Housing Administration
FSA--Financial Security Assurance
MBIA--Municipal Bond Insurance Association



                 The accompanying notes are an integral part of
                           the financial statements.

                                                               BOSTON 1784 FUNDS
AS OF MAY 31, 1999
STATEMENT OF NET ASSETS
--------------------------------------------------------------------------------
Boston 1784 Massachusetts Tax-Exempt Income Fund


[GRAPHIC OMITTED]

In the printed version of the document, a pie chart appears which depicts the following plot points:


Water & Sewer Bonds                     9%
General Obligation Bonds               33%
Alternative Minimum Tax Bonds           4%
Health Care Bonds                      14%
Housing Bonds                           4%
Transportation Bonds                   11%
Pre-Refunded Securities                 3%
Education Bonds                        11%
Utility Bonds                           1%
Public Facility Bonds                   1%
Resource Recovery Bonds                 1%
Cash Equivalents                        8%


% of Total Portfolio Investments
--------------------------------------------------------------------------------
Description                                              Par (000)   Value (000)
--------------------------------------------------------------------------------
Municipal Bonds -- 90.9%
  Massachusetts -- 88.6%
   Barnstable GO
       5.000%, 03/15/12                                   $1,000        $ 1,010
   Boston GO, Series A, AMBAC
       5.650%, 02/01/09                                    1,500          1,582
   Boston, Water and Sewer
      Community RB, Series A, FGIC
       5.125%, 11/01/15                                    3,320          3,328
   Brockton GO, MBIA
       5.125%, 04/01/15                                    1,500          1,511
   Chelsea GO, School Loan
      Project, AMBAC
       6.000%, 06/15/04                                      650            707
       5.700%, 06/15/06                                    1,000          1,079
   Gloucester GO, FGIC
       5.100%, 08/01/14                                    1,105          1,117
   Haverhill GO, FGIC
       5.300%, 06/15/12                                    1,500          1,549
   Holyoke GO, FSA
       5.200%, 08/01/17                                      690            696
   Holyoke GO, Series A, FSA
       5.600%, 06/15/11                                    1,000          1,059
       5.500%, 06/15/16                                    1,195          1,237


--------------------------------------------------------------------------------
Description                                              Par (000)   Value (000)
--------------------------------------------------------------------------------
   Lawrence GO, AMBAC
       6.250%, 02/15/09                                   $1,475        $ 1,604
   Lowell GO, AMBAC
       5.500%, 08/01/11                                    2,740          2,863
       5.500%, 08/01/12                                    1,720          1,802
   Lowell GO, FSA
       5.500%, 01/15/10                                    1,140          1,197
       6.625%, 04/01/15                                    1,000          1,119
   Lynn, Massachusetts Water &
      Sewer Community RB,
      Series A, FSA
       5.000%, 12/01/14                                    1,375          1,370
   Malden GO, AMBAC
       5.000%, 10/01/14                                    1,000          1,002
   Massachusetts Bay Transportation
       Authority RB, GOA
       5.500%, 03/01/07                                    1,500          1,613
       6.000%, 03/01/12                                    4,000          4,311
   Massachusetts State
      Authority RB, Health &
      Educational Facilities
      Brandeis University Project,
      Series I, MBIA
       5.250%, 10/01/12                                    1,900          1,964
   Massachusetts State Bay
      Transportation Authority RB,
      Series A, GOA
       5.800%, 03/01/10                                    2,640          2,868
   Massachusetts State Bay
      Transportation Authority RB,
      Series A, MBIA
       5.000%, 03/01/18                                    3,000          2,929
       5.750%, 03/01/18                                      710            762
   Massachusetts State Bay
      Transportation Authority RB,
      Series A, MBIA (A)
       5.750%, 03/01/18                                    2,615          2,857
   Massachusetts State Bay
      Transportation Authority RB,
      Series D, GOA
       5.600%, 03/01/08                                    1,885          2,036
   Massachusetts State Development
      Finance Agency,
      Clark University RB
       5.250%, 07/01/16                                    1,445          1,427

AS OF MAY 31, 1999
STATEMENT OF NET ASSETS
--------------------------------------------------------------------------------

Boston 1784 Massachusetts Tax-Exempt Income Fund (continued)
--------------------------------------------------------------------------------
Description                                              Par (000)   Value (000)
--------------------------------------------------------------------------------
  Massachusetts (continued)
   Massachusetts State
      Developmental Financial
      Agency RB, Emerson College
      Project, AMBAC
       5.000%, 01/01/12                                   $1,455        $ 1,466
   Massachusetts State Educational
      Financing Authority RB,
      Series A, AMT, MBIA
       5.125%, 12/01/14                                    1,000            986
   Massachusetts State Educational
      Loan Authority RB, Issue E,
      Series B, AMT, AMBAC
       6.000%, 01/01/12                                      380            397
       6.300%, 07/01/12                                      795            834
   Massachusetts State Finance
      Agency RB, Curry College,
      Series A, ACA
       5.000%, 03/01/13                                    1,640          1,615
   Massachusetts State GO
       5.250%, 05/01/12                                    1,000          1,033
       5.250%, 05/01/14                                    1,000          1,024
       5.250%, 08/01/14                                    5,000          5,106
       5.000%, 11/01/14                                    2,000          2,002
   Massachusetts State GO (A)
       5.750%, 06/01/16                                    3,000          3,266
   Massachusetts State GO, Series A
       5.500%, 02/01/11                                    3,500          3,631
       5.000%, 11/01/13                                    5,000          5,025
   Massachusetts State GO,
      Series A, MBIA
       5.000%, 04/01/14                                    3,000          3,007
   Massachusetts State GO, Series B
       6.500%, 08/01/08                                    5,315          6,066
   Massachusetts State GO,
      Series B, FGIC
       5.500%, 11/01/07                                    1,000          1,076
       5.125%, 06/01/12                                    2,000          2,047
   Massachusetts State GO,
      Series B, FGIC (A)
       5.875%, 08/01/10                                    2,000          2,195
   Massachusetts State GO,
      Series B, MBIA
       5.400%, 11/01/07                                    2,000          2,140
   Massachusetts State GO, Series C
       5.250%, 08/01/15                                    1,750          1,783
       5.000%, 08/01/17                                    2,000          1,957


--------------------------------------------------------------------------------
Description                                              Par (000)   Value (000)
--------------------------------------------------------------------------------
   Massachusetts State Grant
      Anticipation Note, Series A
       5.250%, 12/15/11                                   $4,000        $ 4,145
   Massachusetts State Health &
      Educational Facilities
      Authority RB, Amherst College,
      Series G
       5.250%, 11/01/15                                    1,125          1,136
   Massachusetts State Health &
      Educational Facilities
      Authority RB, Baystate Medical
      Center Project, Series D, FGIC
       6.000%, 07/01/15                                    2,000          2,142
   Massachusetts State Health &
      Educational Facilities
      Authority RB, Berklee College
      of Music, Series E, MBIA
       5.000%, 10/01/15                                      975            966
   Massachusetts State Health &
      Educational Facilities
      Authority RB, Boston Medical
      Center, Series A, MBIA
       5.250%, 07/01/15                                    2,500          2,531
       5.250%, 07/01/16                                    2,725          2,745
   Massachusetts State Health &
      Educational Facilities
      Authority RB, Brandeis
      University, MBIA
       5.250%, 10/01/14                                    1,500          1,532
   Massachusetts State Health &
      Educational Facilities
      Authority RB, Catholic
      Health East, Series A, AMBAC
       5.000%, 11/15/18                                    2,000          1,932
   Massachusetts State Health &
      Educational Facilities
      Authority RB, Dana Farber
      Cancer Project, Series G-1
       6.250%, 12/01/09                                    1,175          1,278
   Massachusetts State Health &
      Educational Facilities
      Authority RB, Emerson
      Hospital Project,
      Series D, FSA
       5.800%, 08/15/18                                    3,000          3,116

                                                               BOSTON 1784 FUNDS

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Description                                              Par (000)   Value (000)
--------------------------------------------------------------------------------
  Massachusetts (continued)
   Massachusetts State Health &
      Educational Facilities
      Authority RB, Eye & Ear
      Hospital, Series B
       5.250%, 07/01/09                                   $1,500        $ 1,551
   Massachusetts State Health &
      Educational Facilities
      Authority RB, Hallmark
      Health Systems, Series A, FSA
       5.000%, 07/01/12                                    1,000          1,003
   Massachusetts State Health &
      Educational Facilities
      Authority RB, Harvard Pilgrim
      Health, Series A, FSA
       5.000%, 07/01/14                                    2,500          2,478
   Massachusetts State Health &
      Educational Facilities
      Authority RB, Harvard
      University Project,
      Series M, GOI
       5.750%, 12/01/11                                    1,000          1,038
   Massachusetts State Health &
      Educational Facilities
      Authority RB, Lahey Clinic
      Medical Center Project,
      Series B, MBIA
       5.625%, 07/01/15                                      500            523
   Massachusetts State Health &
      Educational Facilities
      Authority RB, Massachusetts
      General Hospital,
      Series G, AMBAC
       5.375%, 07/01/11                                    2,000          2,050
   Massachusetts State Health &
      Educational Facilities
      Authority RB, Newton-Wellesley
      Hospital Project, Issue E, MBIA
       5.875%, 07/01/15                                    3,000          3,195
   Massachusetts State Health &
      Educational Facilities
      Authority RB, Partners
      Healthcare System, Series B
       5.250%, 07/01/10                                    4,670          4,804


--------------------------------------------------------------------------------
Description                                              Par (000)   Value (000)
--------------------------------------------------------------------------------
   Massachusetts State Health &
      Educational Facilities
      Authority RB, Partners
      Healthcare Systems,
      Series A, MBIA
       5.375%, 07/01/17                                   $2,465        $ 2,490
   Massachusetts State Health &
      Educational Facilities
      Authority RB, Simmons College,
      Series C, MBIA
       5.000%, 10/01/14                                    1,000            996
   Massachusetts State Health &
      Educational Facilities
      Authority RB, Smith College
      Project, Series D, GOI
       5.750%, 07/01/16                                    2,600          2,720
   Massachusetts State Health &
      Educational Facilities
      Authority RB, Tufts University
      Project, Series F, FGIC
       5.950%, 08/15/18                                    3,000          3,169
   Massachusetts State Health &
      Educational Facilities
      Authority RB, UMass Memorial
      Issue, Series A,  AMBAC
       5.250%, 07/01/14                                    2,000          2,028
   Massachusetts State Health &
      Educational Facilities
      Authority RB, Williams College,
      Series F
       5.750%, 07/01/19                                    1,000          1,036
   Massachusetts State Health &
      Educational Facilities Authority
      RB, Partners Healthcare System
       5.250%, 07/01/15                                    2,500          2,528
   Massachusetts State Housing
      Finance Agency RB, Rental
      Mortgage, Series C, AMT, AMBAC
       5.450%, 07/01/18                                    2,805          2,801
   Massachusetts State Housing
      Finance Agency RB, Residential
      Development Project,
      Series A, FNMA
       6.875%, 11/15/11                                    1,750          1,890

AS OF MAY 31, 1999
STATEMENT OF NET ASSETS
--------------------------------------------------------------------------------

Boston 1784 Massachusetts Tax-Exempt Income Fund (continued)
--------------------------------------------------------------------------------
Description                                              Par (000)   Value (000)
--------------------------------------------------------------------------------
  Massachusetts (continued)
   Massachusetts State Housing
      Finance Agency RB,
      Series A, AMBAC
       6.300%, 10/01/13                                   $4,950        $ 5,241
   Massachusetts State Housing
      Finance Agency RB,
      Series A, MBIA
       5.850%, 12/01/08                                    1,245          1,323
       6.100%, 07/01/15                                    1,590          1,685
   Massachusetts State Housing
      Finance Agency RB, Single
      Family Housing Project,
      Series 14, FHA
       7.700%, 12/01/14                                    1,895          1,981
   Massachusetts State Industrial
      Finance Agency RB, Babson
      College Project, Series A
       5.375%, 10/01/17                                    1,000          1,005
   Massachusetts State Industrial
      Finance Agency RB, Babson
      College Project, Series A, MBIA
       6.375%, 10/01/09                                    1,000          1,096
       5.750%, 10/01/15                                    1,000          1,058
   Massachusetts State Industrial
      Finance Agency RB, College
      of Holy Cross, MBIA
       5.500%, 03/01/16                                    1,500          1,545
   Massachusetts State Industrial
      Finance Agency RB, Worcester
      Polytechnical Institution, MBIA
       5.125%, 09/01/17                                    1,550          1,536
   Massachusetts State Industrial
      Finance Agency Resource
      Recovery RB, Ogden Haverhill
      Project A,  AMT
       5.200%, 12/01/08                                    1,500          1,498
   Massachusetts State Municipal
      Wholesale Electric
      Company RB, Series D, MBIA
       6.000%, 07/01/05                                    1,000          1,068
   Massachusetts State Port
      Authority RB, Series A, AMT
       6.000%, 07/01/13                                    1,050          1,126



--------------------------------------------------------------------------------
Description                                              Par (000)   Value (000)
--------------------------------------------------------------------------------
   Massachusetts State Port
      Authority RB, Series B, AMT
       5.000%, 07/01/13                                  $41,790        $ 1,783
       5.250%, 07/01/14                                    1,385          1,402
   Massachusetts State Port
      Authority RB, Series E, AMT
       5.250%, 07/01/13                                    1,000          1,016
   Massachusetts State Resource
      Recovery Authority RB,
      Refusetech Project, Series A
       6.150%, 07/01/02                                      900            938
       6.300%, 07/01/05                                    1,000          1,068
   Massachusetts State Special
      Obligation RB, Series A
       5.500%, 06/01/07                                    2,000          2,113
       5.750%, 06/01/11                                    2,780          3,002
       5.750%, 06/01/12                                      700            756
   Massachusetts State Turnpike
      Authority RB, Metropolitan
      Highway System, Series A, MBIA
       5.000%, 01/01/13                                    1,000          1,003
   Massachusetts State Turnpike
      Authority RB, Metropolitan
      Highway System,
      Sub-Series B, MBIA
       5.250%, 01/01/17                                    1,000          1,005
   Massachusetts State Turnpike
      Authority RB, Western
      Turnpike, Series A, MBIA
       5.550%, 01/01/17                                    1,835          1,842
   Massachusetts State Unlimited
      Tax GO, Series D
       5.000%, 11/01/11                                    5,000          5,069
   Massachusetts State Water
      Authority RB, Series B, MBIA
       5.500%, 03/01/17                                    3,500          3,570
   Massachusetts State Water
      Pollution Abatement Trust RB,
      Pooled Loan Program, Series 1
       5.600%, 08/01/13                                    2,090          2,215
   Massachusetts State Water
      Pollution Abatement Trust RB,
      Pooled Loan Program, Series 2
       6.125%, 02/01/07                                      730            812

                                                               BOSTON 1784 FUNDS

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Description                                              Par (000)   Value (000)
--------------------------------------------------------------------------------
  Massachusetts (continued)
   Massachusetts State Water
      Pollution Abatement Trust RB,
      Series A
       5.450%, 02/01/13                                   $1,000        $ 1,043
       5.250%, 08/01/14                                    1,000          1,016
   Massachusetts State Water
      Pollution RB
       5.700%, 02/01/12                                    1,450          1,569
       5.700%, 02/01/15                                    3,000          3,253
   Massachusetts State Water
      Resource Authority RB,
      Series B, GOA
       5.875%, 11/01/04                                    1,000          1,073
   Massachusetts State Water
      Resource Authority RB,
      Series C, GOA
       6.000%, 11/01/05                                    2,000          2,148
       6.000%, 12/01/11                                    2,000          2,220
   Mendon Upton Regional
      School District GO, FGIC
       5.500%, 06/01/15                                    1,405          1,466
       5.500%, 06/01/17                                    1,500          1,553
   Nantucket GO
       6.800%, 12/01/11                                    1,425          1,546
   Nantucket GO, MBIA
       5.250%, 07/15/10                                    2,250          2,346
   Northampton GO, MBIA
       5.750%, 05/15/16                                      775            836
   Palmer GO, MBIA
       5.500%, 10/01/10                                    1,500          1,571
   Peabody GO, Series A
       5.000%, 08/01/13                                      310            313
       5.000%, 08/01/14                                      510            512
   Plymouth County, Partners
      Correctional Facility
      COP, AMBAC
       5.125%, 10/01/13                                    2,165          2,195
   Springfield GO, AMBAC
       5.300%, 08/01/11                                    1,000          1,035
       5.300%, 08/01/13                                    1,000          1,030
   Springfield GO, FSA
       5.000%, 09/01/11                                    1,885          1,909


--------------------------------------------------------------------------------
Description                                              Par (000)   Value (000)
--------------------------------------------------------------------------------
   Springfield GO, State Qualified
      Municipal Purpose Loan, FSA
       5.250%, 11/15/11                                   $1,600        $ 1,660
   University of Lowell Building
      Authority RB, Fifth Series A,
      AMBAC
       5.625%, 11/01/14                                    3,000          3,158
   Uxbridge GO, MBIA
       5.400%, 11/15/16                                      750            769
   West Springfield GO, FGIC
       5.000%, 03/01/18                                    1,225          1,197
   Worcester GO, Municipal
      Purpose Loan Series B, MBIA
       5.250%, 11/01/14                                    1,875          1,924
   Worcester GO, Series G, MBIA
       5.300%, 07/01/15                                    1,000          1,020
                                                                      ----------
                                                                        237,196
                                                                      ----------
  Puerto Rico -- 2.3%
   Puerto Rico Commonwealth GO
       5.000%, 07/01/08                                    1,710          1,774
   Puerto Rico Commonwealth
      GO, FSA
       5.500%, 07/01/13                                    1,000          1,041
   Puerto Rico Commonwealth
      Highway & Transportation
      Authority RB, Sub- P R St
      Infrastructure Bank, MBIA
       5.250%, 07/01/13                                    1,300          1,346
   Puerto Rico Industrial, Tourist,
      Educational, Medical, &
      Environmental Control
      Facilities RB, International
      American University,
      Series A, MBIA
       5.250%, 10/01/12                                    1,000          1,043
   Puerto Rico Refunding Public
      Improvement GO
       5.500%, 07/01/13                                    1,000          1,068
                                                                      ----------
                                                                          6,272
                                                                      ----------
Total Municipal Bonds
   (Cost $237,421)                                                      243,468
                                                                      ----------

AS OF MAY 31, 1999
STATEMENT OF NET ASSETS
--------------------------------------------------------------------------------

Boston 1784 Massachusetts Tax-Exempt Income Fund (concluded)
--------------------------------------------------------------------------------
Description                                              Par (000)   Value (000)
--------------------------------------------------------------------------------
Repurchase Agreement -- 8.0%
   Paine Webber
      4.800%, dated 05/28/99, matures
      06/01/99, repurchase price
      $21,360,902 (collateralized
      by U.S. Treasury Instruments:
      total market value
      $21,776,928) (B)                                   $21,350       $ 21,350
                                                                      ---------
Total Repurchase Agreement
   (Cost $21,350)                                                        21,350
                                                                      ---------
Total Investments -- 98.9%
   (Cost $258,771)                                                      264,818
                                                                      ---------
Other Assets and Liabilities,
   Net-- 1.1%                                                             3,053
                                                                      ---------

Net Assets:
Capital Shares (unlimited
   authorization -- no par value)
   based on 25,776,888 outstanding
   shares of beneficial interest                                        261,898
Accumulated net realized loss
   on investments                                                           (74)
Net unrealized appreciation
   on investments                                                         6,047
                                                                      ---------
Total Net Assets -- 100.0%                                             $267,871
                                                                      =========
Net Asset Value, Offering and
   Redemption Price Per Share                                            $10.39
                                                                      =========

(A) Pre-refunded Security. The pre-refunded date is shown as the maturity date on the Statement of Net Assets.

(B) Tri-Party Repurchase Agreement

AMT--Alternative Minimum Tax

COP--Certificate of Participation

GO--General Obligation Bond

RB--Revenue Bond

The following organizations have provided underlying credit support for the securities as set forth in the Statement of Net Assets.

ACA--American Capital Access

AMBAC--American Municipal Bond Assurance Corporation

FGIC--Financial Guaranty Insurance Corporation

FHA--Federal Housing Administration

FNMA--Federal National Mortgage Association

FSA--Financial Security Assurance

GOA--General Obligation of Authority

GOI--General Obligation of Institution

MBIA--Municipal Bond Insurance Association


    The accompanying notes are an integral part of the financial statements.

                                                               BOSTON 1784 FUNDS
AS OF MAY 31, 1999
STATEMENT OF NET ASSETS
--------------------------------------------------------------------------------

Boston 1784 Rhode Island Tax-Exempt Income Fund
--------------------------------------------------------------------------------
                                   [GRAPHIC OMITTED]

In the printed version of the document, a pie chart appears which depicts the following plot points:

Water & Sewer Bonds                                  4%
Industrial Development & Pollution Control Bonds     3%
Health Care Bonds                                    7%
Other Revenue Bonds                                  3%
Cash Equivalents                                     4%
Education Bonds                                     11%
Utility Bonds                                        7%
Housing Bonds                                       10%
Public Facility Bonds                                9%
Alternative Minimum Tax Bonds                        6%
Transportation Bonds                                 6%
General Obligation Bonds                            30%


% of Total Portfolio Investments
--------------------------------------------------------------------------------
Description                                               Par (000)  Value (000)
--------------------------------------------------------------------------------
Municipal Bonds -- 95.7%
  Rhode Island -- 79.9%
   Bristol County, Water
      Authority RB, MBIA
       5.200%, 12/01/14                                    $1,000      $1,014
   Bristol County, Water
      Authority RB, Series A, MBIA
       5.200%, 12/01/13                                     1,080       1,096
   Central Falls RB,
      Detention Facility
       5.250%, 01/15/13                                     1,505       1,516
       5.375%, 01/15/18                                     1,000         991
   Central Falls RB, Detention
      Facility, FSA
       5.375%, 01/15/18                                     1,000       1,010
   Cranston GO, MBIA
       6.100%, 06/15/10                                     1,000       1,095
       6.100%, 06/15/15                                     1,500       1,642
       5.500%, 07/15/15                                     1,305       1,365
   Cumberland GO, MBIA
       5.100%, 09/01/14                                       500         506
   Exeter West Greenwich
      Regional School
      District GO, MBIA
       5.400%, 11/15/10                                     1,000       1,047


--------------------------------------------------------------------------------
Description                                               Par (000)  Value (000)
--------------------------------------------------------------------------------
   Kent County, Water
      Authority RB, MBIA
       6.000%, 07/15/08                                    $  500      $  541
   North Providence GO,
      Series A, MBIA
       6.000%, 07/01/12                                     1,100       1,207
       6.050%, 07/01/13                                       500         549
   Providence GO, FSA
       5.050%, 01/15/05                                     1,090       1,135
       5.100%, 01/15/06                                     1,085       1,134
   Providence GO, Series A, FSA
       5.700%, 07/15/12                                     1,825       1,941
   Providence, Housing
      Development Authority RB,
      Barbara Jordan Apartments
      Project, Series A, MBIA
       6.500%, 07/01/09                                       395         424
 Providence, Public Building
    Authority GO, Series A, FSA
     5.400%, 12/15/11                                         500         523
 Providence, Public Building
    Authority RB, FSA
     5.250%, 12/15/14                                       1,500       1,537
 Rhode Island State Airport
    Economic Development RB
     5.000%, 07/01/15                                       1,620       1,602
 Rhode Island State Clean
    Water Agency RB, Safe
    Drinking Water Project,
    Series A, AMBAC
     6.500%, 01/01/09                                         500         554
 Rhode Island State Clean
    Water Agency RB, Water
    Pollution Control, MBIA
     5.875%, 10/01/15                                         435         470
 Rhode Island State Clean Water
    Agency RB, Water Pollution
    Control, MBIA (A)
     5.875%, 10/01/15                                         430         472
 Rhode Island State Convention
    Center Authority RB,
    Series A, AMBAC
     5.500%, 05/15/13                                       1,000       1,045

AS OF MAY 31, 1999
STATEMENT OF NET ASSETS
--------------------------------------------------------------------------------


Boston 1784 Rhode Island Tax-Exempt Income Fund (continued)
--------------------------------------------------------------------------------
Description                                               Par (000)  Value (000)
--------------------------------------------------------------------------------
 Rhode Island (continued)
 Rhode Island State Depositor's
    Economic Protection
    Agency RB, Series A, FSA
     6.500%, 08/01/07                                      $  500      $  569
 Rhode Island State Depositor's
    Economic Protection Agency RB,
    Series B, MBIA
     5.800%, 08/01/12                                       1,000       1,090
 Rhode Island State Depositor's
    Economic Protection
    Agency RB, Special Obligation,
    Series A, FSA
     5.750%, 08/01/14                                       1,000       1,090
 Rhode Island State GO
     5.250%, 07/15/10                                       1,000       1,047
     5.000%, 08/01/11                                       1,530       1,549
     5.000%, 09/01/12                                       1,665       1,688
 Rhode Island State GO, FGIC
     5.000%, 09/01/14                                       2,680       2,687
     5.000%, 09/01/16                                       2,425       2,395
 Rhode Island State GO,
    Reference Consolidation
    Capital Development Loan,
    Series A
     5.125%, 07/15/13                                       3,000       3,060
 Rhode Island State GO, Series A
     5.125%, 07/15/12                                       1,735       1,776
 Rhode Island State Health &
    Educational Building RB
     5.400%, 07/01/13                                       1,045       1,020
     4.750%, 09/01/14                                       1,215       1,172
     5.500%, 07/01/18                                       1,000         947
 Rhode Island State Health &
    Educational Building RB,
    Brown University
     5.000%, 09/01/15                                       1,000         983
     5.000%, 09/01/16                                       1,000         979
     5.000%, 09/01/17                                       1,000         971
 Rhode Island State Health &
    Educational Building RB,
    Higher Education Facility,
    AMBAC
     5.125%, 11/15/14                                       2,000       2,015
     5.000%, 11/15/18                                       1,000         968


--------------------------------------------------------------------------------
Description                                               Par (000)  Value (000)
--------------------------------------------------------------------------------
 Rhode Island State Health &
    Educational Building RB,
    Higher Education Facility,
     CONLEE
     6.500%, 11/15/08                                      $   180     $  194
 Rhode Island State Health &
    Educational Building RB,
    Kent Hospital Project, MBIA
     7.000%, 07/01/10                                          500        535
 Rhode Island State Health &
    Educational Building RB,
    Landmark Medical Project, FSA
     5.600%, 10/01/12                                        2,000      2,083
 Rhode Island State Health &
    Educational Building RB,
    New England Institutional
    Project, CONLEE
     5.900%, 03/01/10                                          400        421
 Rhode Island State Health &
    Educational Building RB,
    Rhode Island School of
    Design, MBIA
     5.625%, 06/01/16                                        2,000      2,108
 Rhode Island State Health &
    Educational Building RB,
    Roger Williams Hospital Project
     7.750%, 07/01/16                                        1,000      1,047
     5.250%, 11/15/16                                        1,000      1,004
 Rhode Island State Housing &
    Mortgage Finance RB
     5.550%, 04/01/17                                          500        505
 Rhode Island State Housing &
    Mortgage Finance RB,
    Series 13
     6.700%, 10/01/15                                        2,000      2,115
 Rhode Island State Housing &
    Mortgage Finance RB,
    Series 19A
     5.700%, 04/01/15                                        1,500      1,528
 Rhode Island State Housing &
    Mortgage Finance RB, Series 2
     7.700%, 10/01/10                                          500        516
 Rhode Island State Housing &
    Mortgage Finance RB,
    Series 27-B,  AMT
     5.150%, 10/01/12                                        2,240      2,218

                                                               BOSTON 1784 FUNDS


--------------------------------------------------------------------------------
Description                                               Par (000)  Value (000)
--------------------------------------------------------------------------------
Rhode Island (continued)
   Rhode Island State Housing &
      Mortgage Finance RB,
      Series 30-A
       4.900%, 10/01/14                                    $2,000     $ 1,970
   Rhode Island State Housing &
      Mortgage Finance RB,
      Series 7B, AMT
       6.700%, 10/01/12                                       750         792
   Rhode Island State Housing &
      Mortgage Finance RB,
      Series A, LOC
       5.650%, 10/01/07                                     1,000       1,033
   Rhode Island State Housing &
      Mortgage Finance RB,
      Series E-1, AMT, FHA
       7.500%, 10/01/11                                       905         948
   Rhode Island State Industrial
      Facilities RB
       6.000%, 11/01/14                                     2,250       2,430
   Rhode Island State Industrial
      Facilities RB, AMT, LOC
       6.500%, 03/01/14                                       500         528
   Rhode Island State Port
      Authority & Economic
      Development RB, Shepard
      Building Project, Series B,
      AMBAC (A)
       6.500%, 06/01/08                                       500         561
   Rhode Island State Public
      Projects RB, Series A
       5.250%, 02/01/10                                     1,000       1,044
   Rhode Island State Student
      Loan Authority RB,
      Series B, AMT
       7.000%, 12/01/04                                     1,390       1,472
   Rhode Island State Student Loan
      Authority RB,
      Series B, AMT, LOC
       6.850%, 12/01/02                                       500         529
   Rhode Island State Turnpike &
      Bridge Authority RB
       5.000%, 12/01/11                                     1,000         991
       5.350%, 12/01/17                                     2,130       2,130
   Rhode Island Water Protection
      Finance Agency RB, MBIA
       6.750%, 10/01/13                                        25          27

--------------------------------------------------------------------------------
Description                                               Par (000)  Value (000)
--------------------------------------------------------------------------------
   Warwick GO, Series A, FGIC
       5.000%, 03/01/15                                    $1,180     $ 1,176
       5.000%, 03/01/16                                     1,205       1,193
                                                                      -------
                                                                       81,520
                                                                      -------
  Guam -- 1.0%
   Guam Power Authority RB
       5.250%, 10/01/11                                     1,000       1,042
                                                                      -------
  Puerto Rico -- 14.8%
   Puerto Rico Commonwealth GO
       5.750%, 07/01/17                                     1,000       1,066
   Puerto Rico Commonwealth
      GO (B)
       5.013%, 07/01/14                                     3,500       1,649
   Puerto Rico Electric Power
      Authority RB
       5.250%, 07/01/14                                     3,000       3,109
       5.500%, 07/01/16                                     3,000       3,105
   Puerto Rico Highway &
      Transportation Authority RB,
      Series V
       6.375%, 07/01/07                                     1,135       1,209
   Puerto Rico Industrial, Medical &
      Environmental Pollution
      Control RB, PepsiCo
      Project, Series A
       6.250%, 11/15/13                                       500         541
   Puerto Rico Industrial, Tourist,
      Educational, Medical, &
      Environmental Control
      Facilities RB, International
      American University,
      Series A, MBIA
       5.250%, 10/01/12                                       360         375
       5.375%, 10/01/13                                     1,550       1,622
       5.500%, 10/01/14                                       350         369
   Puerto Rico Public Education &
      Health Facilities RB,
      Series M, CGTD
       5.750%, 07/01/15                                     2,000       2,087
                                                                      -------
                                                                       15,132
                                                                      -------
Total Municipal Bonds
   (Cost $95,835)                                                      97,694
                                                                      -------

AS OF MAY 31, 1999
STATEMENT OF NET ASSETS
--------------------------------------------------------------------------------


Boston 1784 Rhode Island Tax-Exempt Income Fund (concluded)
--------------------------------------------------------------------------------
Description                                             Par (000)   Value (000)
--------------------------------------------------------------------------------
Repurchase Agreement -- 4.0%
   Paine Webber
      4.800%, dated 05/28/99, matures
      06/01/99, repurchase price
      $4,065,003 (collateralized by
      U.S. Treasury Instruments:
      total market value
      $4,144,173) (C)                                   $4,063       $  4,063
                                                                     --------
Total Repurchase Agreement
   (Cost $4,063)                                                        4,063
                                                                     --------
Total Investments -- 99.7%
   (Cost $99,898)                                                     101,757
                                                                     --------
Other Assets and Liabilities,
   Net -- 0.3%                                                            316
                                                                     --------

Net Assets:
Capital Shares (unlimited
   authorization -- no par value)
   based on 9,722,031 outstanding
   shares of beneficial interest                                      100,077
Accumulated net realized gain
   on investments                                                         137
Net unrealized appreciation
   on investments                                                       1,859
                                                                     --------
Total Net Assets -- 100.0%                                           $102,073
                                                                     ========
Net Asset Value, Offering and
   Redemption Price Per Share                                        $  10.50
                                                                     ========



(A) Pre-refunded Security. The pre-refunded date is shown as the maturity date on the Statement of Net Assets.

(B) Zero Coupon Bond. The rate reported on the Statement of Net Assets is the effective yield as of May 31,1999.

(C)  Tri-Party Repurchase Agreement

AMT--Alternative Minimum Tax

GO--General Obligation Bond

LOC--Securities are held in connection with a letter of credit issued by a major commercial bank or other financial institution.

RB--Revenue Bond

The following organizations have provided underlying credit support for the securities set forth in the Statement of Net Assets.

AMBAC--American Municipal Bond Assurance Corporation

CGTD--Commonwealth Guaranteed

CONLEE--College Construction Loan Insurance Association

FGIC--Financial Guaranty Insurance Corporation

FHA--Federal Housing Administration

FSA--Financial Security Assurance

MBIA--Municipal Bond Insurance Assurance


    The accompanying notes are on integral part of the finanical statements.

                                                               BOSTON 1784 FUNDS
AS OF MAY 31, 1999
STATEMENT OF NET ASSETS
--------------------------------------------------------------------------------

Boston 1784 Asset Allocation Fund
--------------------------------------------------------------------------------

                                  [GRAPHIC OMITTED]

In the printed version of the document, a pie chart appears which depicts the following plot points:

U.S. Treasury Obligations                           10%
U.S. Government Agency Obligations                   6%
Cash Equivalents                                     4%
Common Stock                                        54%
Preferred Stock                                      1%
Asset-Backed Securities                              3%
Corporate Bonds                                     14%
U.S Mortgage-Backed Bonds                            8%

% of Total Portfolio Investments
--------------------------------------------------------------------------------
Description                                               Shares     Value (000)
--------------------------------------------------------------------------------
Common Stocks -- 53.5%
  Aerospace & Defense -- 0.6%
   Allied Signal                                           1,900       $  110
   General Motors Class H                                  4,200          230
                                                                       ------
                                                                          340
                                                                       ------
  Air Transportation -- 0.3%
   AMR*                                                    2,700          176
                                                                       ------
  Automotive -- 0.2%
   Rockwell International                                  1,900          105
                                                                       ------
  Banks -- 1.1%
   Bank of America                                         8,600          556
                                                                       ------
  Beauty Products -- 1.6%
   Colgate-Palmolive                                       2,200          220
   Procter & Gamble                                        6,750          630
                                                                       ------
                                                                          850
                                                                       ------
  Broadcasting, Newspapers &
  Advertising -- 2.8%
   AT&T-Liberty Media, Class A*                            5,850          389
   Comcast, Class A                                        9,400          362
   Mediaone Group*                                         3,400          251


--------------------------------------------------------------------------------
Description                                               Shares     Value (000)
--------------------------------------------------------------------------------
   Omnicom Group                                           2,850       $  199
   Telewest Comm Plc-Spons ADR*                            4,550          197
   Univision Communications,
      Class A*                                             1,750          104
                                                                       ------
                                                                        1,502
                                                                       ------
  Capital Goods/Construction -- 3.3%
   Alcoa                                                     750           41
   Dii Group Inc*                                          7,600          250
   General Electric                                        7,850          798
   Mannesmann AG
      Sponsored ADR*                                         800          110
   Molex                                                   5,500          168
   Southdown                                               1,800          114
   Tyco International                                      3,100          271
                                                                       ------
                                                                        1,752
                                                                       ------
  Chemicals -- 0.2%
   Air Products & Chemicals                                2,750          113
                                                                       ------
  Drugs -- 2.0%
   Centocor*                                               4,600          200
   Medimmune*                                              1,900          121
   Pfizer                                                  2,550          273
   Schering Plough                                         1,250           56
   SmithKline Beecham ADR                                  3,150          207
   Warner-Lambert                                          3,200          198
                                                                       ------
                                                                        1,055
                                                                       ------
  Electrical Services -- 0.3%
   AES*                                                    3,300          164
                                                                       ------
  Energy -- 4.2%
   Baker Hughes                                           16,200          504
   El Paso Natural Gas                                     4,800          173
   Exxon                                                   4,200          335
   Mobil                                                   6,000          607
   Schlumberger                                           10,000          602
                                                                       ------
                                                                        2,221
                                                                       ------
  Entertainment -- 0.6%
   Time Warner                                             4,950          337
                                                                       ------
  Financial Services -- 3.7%
   American Express                                        1,300          158
   Equitable                                               4,900          344

AS OF MAY 31, 1999
STATEMENT OF NET ASSETS
--------------------------------------------------------------------------------


Boston 1784 Asset Allocation Fund (continued)
--------------------------------------------------------------------------------
Description                                            Shares       Value (000)
--------------------------------------------------------------------------------
Financial Services (continued)
 Fannie Mae                                             5,500         $  374
 Wells Fargo                                           26,700          1,068
                                                                      ------
                                                                       1,944
                                                                      ------
Food, Beverage &
  Tobacco -- 1.7%
 Coca Cola                                              3,000            205
 Nestle, ADR                                            7,800            703
                                                                      ------
                                                                         908
                                                                      ------
Health Care -- 4.7%
 Cardinal Health                                        3,500            211
 Genzyme*                                              13,200            535
 Johnson & Johnson                                      9,500            880
 Merck                                                 13,200            891
                                                                      ------
                                                                       2,517
                                                                      ------
Insurance -- 5.3%
 Aflac                                                  2,350            120
 Allstate                                              12,300            448
 American International Group                          12,800          1,463
 Citigroup                                              7,000            464
 Unum                                                   3,150            170
 XL Capital, Class A                                    2,900            176
                                                                      ------
                                                                       2,841
                                                                      ------
Leisure -- 0.2%
 Mattel                                                 4,500            119
                                                                      ------
Lumber & Wood
 Products -- 0.4%
 Georgia Pacific                                          700             61
 Weyerhaeuser                                           2,300            143
                                                                      ------
                                                                         204
                                                                      ------
Medical Products &
 Services -- 2.7%
  Allergan                                              1,250            116
  Boston Scientific*                                   17,600            668
  Elan, ADR*                                            7,050            381
  Medtronic                                             3,950            280
                                                                      ------
                                                                       1,445
                                                                      ------


--------------------------------------------------------------------------------
Description                                            Shares       Value (000)
--------------------------------------------------------------------------------
Miscellaneous Business
  Services -- 1.2%
 America Online*                                        1,200         $  143
 DST Systems*                                           5,500            297
 Electronic Data Systems
    Corporation                                         3,300            186
                                                                      ------
                                                                         626
                                                                      ------
Retail -- 3.8%
 Circuit City                                           1,900            136
 Costco*                                                4,900            355
 CVS                                                    7,600            350
 Estee Lauder                                           2,800            255
 Home Depot                                             3,550            202
 Kroger*                                                3,600            211
 Lowe's Companies                                       2,500            130
 Wal-Mart Stores                                        9,600            409
                                                                      ------
                                                                       2,048
                                                                      ------
Technology -- 6.9%
 Analog Devices*                                        8,000            307
 Cisco Systems*                                         4,350            474
 Computer Associates
    International                                       7,400            350
 IBM                                                    3,400            395
 Intel                                                  4,400            238
 Lucent Technologies                                   19,700          1,120
 Microsoft*                                             4,350            351
 Motorola                                               3,000            248
 Texas Instruments                                        450             49
 Vitesse Semiconductor*                                 2,450            135
                                                                      ------
                                                                       3,667
                                                                      ------
Telephones &
 Telecommunications -- 4.2%
 ADC Telecommunications*                                2,200            108
 Alltel                                                 3,350            240
 Centurytel                                             4,950            190
 MCI WorldCom*                                          3,000            259
 Nippon Telegraph & Telephone*                          3,900            190
 NTL*                                                   3,600            340
 SBC Communications                                    14,000            716
 Sprint                                                 1,850            209
                                                                      ------
                                                                       2,252
                                                                      ------

                                                               BOSTON 1784 FUNDS


--------------------------------------------------------------------------------
Description                                       Shares/Par(000)   Value (000)
--------------------------------------------------------------------------------
 Wholesale -- 1.5%
  Safeway*                                              3,500         $  163
  Sysco                                                21,100            626
                                                                      ------
                                                                         789
                                                                      ------
  Total Common Stocks
   (Cost $20,203)                                                     28,531
                                                                      ------

  Preferred Stocks -- 0.4%
   Hartford Capital II                                      8            210
                                                                      ------
  Total Preferred Stocks
   (Cost $200)                                                           210
                                                                      ------

  U.S. Treasury Obligations -- 10.0%
   U.S. Treasury Bonds
       7.250%, 05/15/16                               $ 1,100          1,229
       7.125%, 02/15/23                                   300            338
       6.125%, 11/15/27                                   310            313
       5.250%, 11/15/28                                   390            353
   U.S. Treasury Notes
       5.500%, 04/15/00                                   200            201
       6.250%, 05/31/00                                   500            505
       6.125%, 07/31/00                                   400            404
       6.125%, 09/30/00                                   590            596
       5.625%, 11/30/00                                   365            366
       5.750%, 11/30/02                                   275            276
       5.500%, 05/31/03                                   750            745
                                                                      ------
  Total U.S. Treasury Obligations
   (Cost $5,353)                                                       5,326
                                                                      ------

  U.S. Government
   Mortgage-Backed Bonds -- 8.0%
    Federal Home Loan Mortgage
     Corporation
      5.750%, 03/15/09                                    500            482
      6.000%, 11/01/28                                  2,464          2,345
   Federal National Mortgage
     Association
       6.000%, 06/01/13                                 1,164          1,135


--------------------------------------------------------------------------------
Description                                            Par(000)   Value (000)
--------------------------------------------------------------------------------
  Government National Mortgage
   Association
    6.000%, 04/15/13                                     $229         $  224
    7.500%, 06/15/23                                      102            105
                                                                      ------
  Total U.S. Government
   Mortgage-Backed Bonds
   (Cost $4,417)                                                       4,291
                                                                      ------

  Corporate Bonds -- 14.3%
   Banks -- 1.7%
    Chase Manhattan
      6.500%, 01/15/09                                    300            291
   Citicorp
      6.375%, 11/15/08                                    300            293
   First Union
      7.500%, 07/15/06                                    315            327
                                                                      ------
                                                                         911
                                                                      ------
  Capital Goods/Construction -- 0.9%
   Hydro-Quebec, YB
     8.625%, 05/20/02                                     220            233
   Province of Ontario, YB
     7.375%, 01/27/03                                     220            228
                                                                      ------
                                                                         461
                                                                      ------
  Communications Equipment -- 0.8%
   Lucent Technologies
     5.500%, 11/15/08                                     215            200
   Tele Communications
     9.800%, 02/01/12                                     200            251
                                                                      ------
                                                                         451
                                                                      ------
  Entertainment -- 0.5%
   Time Warner Entertainment
     10.150%, 05/01/12                                    210            264
                                                                      ------
  Financial Services -- 3.3%
   Chase Manhattan
      8.000%, 06/15/99                                    200            200
   Citigroup
      5.800%, 03/15/04                                    220            214

AS OF MAY 31, 1999
STATEMENT OF NET ASSETS
--------------------------------------------------------------------------------


Boston 1784 Asset Allocation Fund (concluded)
--------------------------------------------------------------------------------
Description                                           Par (000)    Value (000)
--------------------------------------------------------------------------------
Financial Services (continued)
 Ford Motor Credit
     6.625%, 06/30/03                                    $425         $  428
     6.750%, 05/15/05                                     100            100
 General Motors Acceptance
     6.625%, 10/01/02                                     200            202
     6.150%, 04/05/07                                     245            239
 J.P. Morgan
     6.000%, 01/15/09                                     400            376
                                                                      ------
                                                                       1,759
                                                                      ------
Industrial -- 3.1%
 Burlington North
     9.250%, 10/01/06                                     250            282
 Ford Motor
     7.250%, 10/01/08                                     250            258
 Northrop Grumman
     7.000%, 03/01/06                                     250            248
 Sears Roebuck
     6.250%, 01/15/04                                     500            496
 Trans-Canada Pipelines, YB
     9.125%, 04/20/06                                     310            350
                                                                      ------
                                                                       1,634
                                                                      ------
Paper & Paper Products -- 0.7%
 Fort James
     6.875%, 09/15/07                                     360            363
                                                                      ------
Petroleum & Fuel Products -- 0.5%
 Atlantic Richfield
     5.900%, 04/15/09                                     100             95
 Enron Oil & Gas
     6.000%, 12/15/08                                     215            200
                                                                      ------
                                                                         295
                                                                      ------
Printing & Publishing -- 0.5%
 News America
     6.625%, 01/09/08                                     275            267
                                                                      ------
Retail -- 1.4%
 Gap
     6.900%, 09/15/07                                     260            266
 Staples
     7.125%, 08/15/07                                     200            201


--------------------------------------------------------------------------------
Description                                           Par (000)    Value (000)
--------------------------------------------------------------------------------
   Wal-Mart Eurobond
       6.750%, 05/24/02                                  $260         $  265
                                                                      ------
                                                                         732
                                                                      ------
Telephones &
  Telecommunications -- 0.9%
   AT&T
       6.500%, 03/15/29                                   200            186
   Cable & Wireless
      Communication
       6.375%, 03/06/03                                   100             99
   Worldcom
       6.125%, 08/15/01                                   220            219
                                                                      ------
                                                                         504
                                                                      ------
Total Corporate Bonds
   (Cost $7,881)                                                       7,641
                                                                      ------

Asset-Backed Securities -- 3.0%
   PNC Student Loan Trust I,
      Series 1997-2, Class A6
       6.572%, 01/25/04                                   600            599
   Sears Credit Account
      Master Trust, Series 1996-4,
      Class A
       6.450%, 10/16/06                                   500            499
   Sears Credit Account
      Master Trust, Series 1997-1,
      Class A
       6.200%, 07/16/07                                   500            490
                                                                      ------
Total Asset-Backed Securities
   (Cost $1,594)                                                       1,588
                                                                      ------

U.S. Government Agency
  Obligations -- 6.0%
   Federal Home Loan Bank
       5.800%, 09/02/08                                   250            241
   Federal National Mortgage
      Association
       5.750%, 04/15/03                                   500            496
       6.500%, 03/01/11                                   355            354
       6.500%, 05/01/28                                   878            858

                                                               BOSTON 1784 FUNDS

--------------------------------------------------------------------------------
Description                                            Par (000)    Value (000)
--------------------------------------------------------------------------------
U.S. Government Agency
  Obligations (continued)
   Federal National Mortgage
      Association, MTN
       7.070%, 06/25/01                                 $  500       $   501
       7.240%, 01/04/07                                    500           503
   Private Export Funding
      Corporation
       8.400%, 07/31/01                                     25            26
   Tennessee Valley Authority
      Principal STRIPS (A)
       4.337%, 04/15/42                                    500           222
                                                                     -------
Total U.S. Government Agency
   Obligations
   (Cost $3,182)                                                       3,201
                                                                     -------

Repurchase Agreement -- 4.2%
   Paine Webber
      4.800%, dated 05/28/99, matures
      06/01/99, repurchase price
      $2,267,670 (collateralized by
      U.S. Treasury Instruments:
      total market value
      $2,311,835) (B)                                    2,266         2,266
                                                                     -------
Total Repurchase Agreement
   (Cost $2,266)                                                       2,266
                                                                     -------
Total Investments -- 99.4%
   (Cost $45,096)                                                     53,054
                                                                     -------
Other Assets and Liabilities,
   Net -- 0.6%                                                           317
                                                                     -------


--------------------------------------------------------------------------------
Description                                                         Value (000)
--------------------------------------------------------------------------------
Net Assets:
Capital Shares (unlimited
   authorization -- no par value)
   based on 3,565,816 outstanding
   shares of beneficial interest                                     $44,500
Undistributed net investment income                                      293
Accumulated net realized gain
   on investments                                                        620
Net unrealized appreciation
   on investments                                                      7,958
                                                                     -------
Total Net Assets -- 100.0%                                           $53,371
                                                                     =======
Net Asset Value, Offering and
   Redemption Price Per Share                                        $ 14.97
                                                                     =======


* Non-income producing security

(A) Zero Coupon Security. The rate reported on the Statement of Net Assets is the effective yield as of May 31,1999.

(B) Tri-Party Repurchase Agreement

ADR--American Depository Receipt

MTN--Medium Term Note

STRIPS--Separately Traded Registered Interest and Principal Securities

YB--Yankee Bond



    The accompanying notes are an integral part of the financial statements.

AS OF MAY 31, 1999
STATEMENT OF NET ASSETS
--------------------------------------------------------------------------------


Boston 1784 Growth and Income Fund
--------------------------------------------------------------------------------

                                   [GRAPHIC OMITTED]

In the printed version of the document, a pie chart appears which depicts the following plot points:

Capital Goods/Machinery                              2%
Cash Equivalents                                     4%
Telephones & Telecommunications                      2%
Technology                                          18%
Retail                                              12%
Restaurants                                          6%
Office Equipment                                     2%
Medical Products & Services                         11%
Insurance                                            2%
Household Products                                   4%
Healthcare                                          11%
Financial Services                                   5%
Environmental Services                               2%
Entertainment                                        4%
Energy                                              10%
Consumer Non-Durables                                2%
Consumer Durables                                    3%


% of Total Portfolio Investments
--------------------------------------------------------------------------------
Description                                              Shares     Value (000)
--------------------------------------------------------------------------------
Common Stocks -- 96.2%
  Capital Goods/Machinery -- 1.5%
   General Electric                                       80,000      $ 8,135
                                                                      -------
  Computers & Services -- 2.1%
   EMC*                                                   30,000        2,989
   Equant-NY Registered
      Shares (NL)*                                       100,000        8,294
                                                                      -------
                                                                       11,283
                                                                      -------
  Consumer Durables -- 2.9%
   Cintas                                                250,000       15,875
                                                                      -------
  Consumer Non-Durables -- 2.0%
   Coca Cola                                             160,000       10,930
                                                                      -------
  Containers & Packaging -- 1.8%
   Newell Rubbermaid                                     250,000       10,125
                                                                      -------
  Drugs -- 2.3%
   Warner-Lambert                                        200,000       12,400
                                                                      -------


--------------------------------------------------------------------------------
Description                                              Shares     Value (000)
--------------------------------------------------------------------------------
  Energy -- 8.3%
   Chevron                                                60,000      $ 5,561
   Enron                                                 250,000       17,844
   Exxon                                                 150,000       11,981
   Mobil                                                 100,000       10,125
                                                                      -------
                                                                       45,511
                                                                      -------
  Entertainment -- 2.5%
   Time Warner                                            50,000        3,403
   Walt Disney                                           360,000       10,485
                                                                      -------
                                                                       13,888
                                                                      -------
  Environmental Services -- 2.2%
   Rentokil Initial (UK)                               3,000,000       12,159
                                                                      -------
  Financial Services -- 4.8%
   Fifth Third Bancorp                                   200,000       13,637
   Firstar                                               450,000       12,966
                                                                      -------
                                                                       26,603
                                                                      -------
  Gas/Natural Gas -- 1.9%
   The Williams Companies                                200,000       10,362
                                                                      -------
  Health Care -- 11.7%
   Abbott Laboratories                                   200,000        9,037
   Cardinal Health                                       150,000        9,056
   Eli Lilly                                             150,000       10,716
   Johnson & Johnson                                     120,000       11,115
   Omnicare                                              450,000       10,772
   Pfizer                                                125,000       13,375
                                                                      -------
                                                                       64,071
                                                                      -------
  Household Products -- 1.7%
   Maytag                                                135,000        9,526
                                                                      -------
  Insurance -- 2.6%
   American International Group                          125,000       14,289
                                                                      -------
  Media -- 1.5%
   The News Corp ADR (AU)                                250,000        8,297
                                                                      -------
  Medical Products & Services -- 8.7%
   Biomet                                                200,000        7,987
   Guidant                                               300,000       15,000
   Medtronic                                             350,000       24,850
                                                                      -------
                                                                       47,837
                                                                      -------

                                                               BOSTON 1784 FUNDS

--------------------------------------------------------------------------------
Description                                             Shares       Value (000)
--------------------------------------------------------------------------------
  Office Equipment -- 1.6%
   Xerox                                                 160,000       $  8,990
                                                                       --------
  Restaurants -- 6.4%
   J.D. Wetherspoon (UK)                               3,525,000         17,665
   Outback Steakhouse*                                   105,000          3,767
   PizzaExpress (UK)                                     935,000         13,944
                                                                       --------
                                                                         35,376
                                                                       --------
  Retail -- 12.2%
   Bed Bath & Beyond*                                    600,000         20,512
   GrandVision (FR)                                      274,500          7,471
   Home Depot                                            500,000         28,438
   Staples*                                              375,000         10,781
                                                                       --------
                                                                         67,202
                                                                       --------
  Technology -- 15.7%
   Cisco Systems*                                        200,000         21,800
   Intel                                                 380,000         20,544
   Microsoft*                                            440,000         35,503
   Texas Instruments                                      75,000          8,203
                                                                       --------
                                                                         86,050
                                                                       --------
  Telephones &
   Telecommunications -- 1.8%
   AT&T                                                  150,000          8,325
   MCI WorldCom*                                          15,000          1,296
                                                                       --------
                                                                          9,621
                                                                       --------
Total Common Stocks
   (Cost $298,094)                                                      528,530
                                                                       --------


--------------------------------------------------------------------------------
Description                                               Par (000)  Value (000)
--------------------------------------------------------------------------------
Repurchase Agreement -- 3.7%
   Paine Webber
      4.80%, dated 05/28/99, matures
      6/1/99, repurchase price
      $20,523,137 (collateralized
      by U.S. Treasury Instruments:
      total market value
      $20,922,846) (A)                                    $20,512     $ 20,512
                                                                      --------
Total Repurchase Agreement
   (Cost $20,512)                                                       20,512
                                                                      --------
Total Investments -- 99.9%
   (Cost $318,606)                                                    $549,042
                                                                      --------
Other Assets and Liabilities,
   Net -- 0.1%                                                             374
                                                                      --------


Net Assets:
Capital Shares (unlimited
   authorization -- no par value)
   based on 24,783,850 outstanding
   shares of beneficial interest                                       277,966
Accumulated net realized gain
   on investments                                                       41,014
Net unrealized appreciation
   on investments                                                      230,436
                                                                      --------
Total Net Assets -- 100.0%                                            $549,416
                                                                      ========
Net Asset Value, Offering and
   Redemption Price Per Share                                         $  22.17
                                                                      ========

* Non-income producing security

(A) Tri-Party Repurchase Agreements

ADR--American Depository Receipt

AU--Australian Equity

FR--French Equity

NL--Netherlands Equity

UK--United Kingdom Equity


    The accompanying notes are an integral part of the financial statements.

AS OF MAY 31, 1999
STATEMENT OF NET ASSETS
--------------------------------------------------------------------------------

BOSTON 1784 GROWTH FUND
--------------------------------------------------------------------------------

[GRAPHIC OMITTED]

In the printed version of the document, a pie chart appears which depicts the following plot points:

Chemicals                               2%
Computer Equipment and Services        16%
Consumer Durables                       9%
Data Processing & Management            4%
Drugs                                   2%
Environmental Services                  2%
Financial Services                      5%
Health Care                             4%
Leasing & Renting                       1%
Medical Products & Services             8%
Miscellaneous Business Services         3%
Restaurants                            10%
Retail                                 11%
Technology                             13%
Telephones & Telecommunications         3%
Television Broadcasting                 2%
Cash Equivalents                        5%



% of Total Portfolio Investments

--------------------------------------------------------------------------------
Description                                               Shares     Value (000)
--------------------------------------------------------------------------------
Common Stocks -- 94.7%
  Chemicals -- 1.9%
   MacDermid                                              90,000      $   3,622
                                                                      ---------
  Communications Equipment -- 1.4%
   American Tower, Class A*                              115,000          2,587
                                                                      ---------
  Computer Equipment & Services -- 16.2%
   Brocade Communications
      Systems*                                               500             32
   Computer Network
      Technology*                                        100,000          2,525
   Cree Research*                                         52,500          2,891
   Cypress Semiconductor*                                175,000          1,947
   Data General*                                         150,000          1,969
   Emulex*                                               200,000         15,750
   New Era of Networks*                                   80,000          3,560
   Rambus*                                                10,000            775
   Semtech                                                15,000            627
                                                                      ---------
                                                                         30,076
                                                                      ---------
  Consumer Durables -- 8.6%
   Cintas                                                 80,000          5,080
   Danaher                                               100,000          6,044


--------------------------------------------------------------------------------
Description                                              Shares      Value (000)
--------------------------------------------------------------------------------
   Jakks Pacific*                                        115,000      $   3,184
   Miller Herman                                          80,000          1,615
                                                                      ---------
                                                                         15,923
                                                                      ---------
  Data Processing & Management -- 4.5%
   Concord EFS*                                          125,000          4,234
   TSI International Software*                           184,000          4,071
                                                                      ---------
                                                                          8,305
                                                                      ---------
  Drugs -- 2.4%
   Millennium Pharmaceutical*                             70,000          2,651
   PharmaPrint*                                          225,000          1,730
                                                                      ---------
                                                                          4,381
                                                                      ---------
  Environmental Services -- 1.7%
   Rentokil Initial (UK)                                 800,000          3,242
                                                                      ---------
  Financial Services -- 5.4%
   Fifth Third Bancorp                                    50,000          3,409
   Firstar                                               127,800          3,682
   Litchfield Financial                                  178,500          2,901
                                                                      ---------
                                                                          9,992
                                                                      ---------
  Health Care -- 4.2%
   Omnicare                                              133,400          3,193
   Sabratek*                                             150,000          3,394
   World Heart*                                          100,000          1,156
                                                                      ---------
                                                                          7,743
                                                                      ---------
  Leasing & Renting -- 0.8%
   Comdisco                                               60,000          1,462
                                                                      ---------
  Media -- 0.4%
   Source Media*                                          50,000            825
                                                                      ---------
  Medical Products & Services -- 8.1%
   Biomet                                                 75,000          2,995
   Guidant                                               100,000          5,000
   Medtronic                                              41,289          2,932
   Renal Care Group*                                     150,000          4,162
                                                                      ---------
                                                                         15,089
                                                                      ---------

                                                               BOSTON 1784 FUNDS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Description                                               Shares     Value (000)
--------------------------------------------------------------------------------
  Miscellaneous Business Service -- 2.7%
   VeriSign*                                              37,000      $   4,385
   WebTrends*                                             20,000            573
                                                                      ---------
                                                                          4,958
                                                                      ---------
  Restaurants -- 10.0%
   Buca Inc*                                               2,000             35
   J.D. Wetherspoon (UK)                               2,500,000         12,528
   P.F Changs China Bistro*                               58,000          1,465
   PizzaExpress (UK)                                     310,000          4,623
                                                                      ---------
                                                                         18,651
                                                                      ---------
  Retail -- 11.2%
   Bebe Stores*                                           53,000          1,529
   Bed Bath & Beyond*                                    200,000          6,838
   Dollar Tree Stores*                                    75,000          2,522
   Fastenal                                               80,000          4,100
   GrandVision (FR)                                      100,000          2,722
   Guitar Center*                                        200,000          3,050
                                                                      ---------
                                                                         20,761
                                                                      ---------
  Technology -- 12.4%
   Legato Systems*                                        90,000          4,928
   QLogic*                                               165,000         18,109
                                                                      ---------
                                                                         23,037
                                                                      ---------
  Telephones & Telecommunications -- 1.6%
   RCN*                                                   70,000          2,909
                                                                      ---------
  Television Broadcasting -- 1.2%
   Univision Communications,
      Class A*                                            36,000          2,135
                                                                      ---------
Total Common Stocks
   (Cost $120,157)                                                      175,698
                                                                      ---------

--------------------------------------------------------------------------------
Description                                             Par (000)    Value (000)
--------------------------------------------------------------------------------
Repurchase Agreement -- 4.7%
   Paine Webber, 4.80%, dated 05/28/99,
      matures 6/1/99, repurchase
      price $8,667,651 (collateralized
      by U.S. Treasury Instruments:
      total market value
      $8,836,463) (A)                                     $8,663        $ 8,663
                                                                      ---------
Total Repurchase Agreement
   (Cost $8,663)                                                          8,663
                                                                      ---------
Total Investments -- 99.4%
   (Cost $128,820)                                                      184,361
                                                                      ---------
Other Assets and Liabilities,
   Net -- 0.6%                                                            1,115
                                                                      ---------

Net Assets:
Capital Shares (unlimited
   authorization -- no par value)
   based on 15,377,172 outstanding
   shares of beneficial interest                                        125,178
Accumulated net investment loss                                              (8)
Accumulated net realized gain
   on investments                                                         4,765
Net unrealized appreciation
   on investments                                                        55,541
                                                                      ---------
Total Net Assets-- 100.0%                                              $185,476
                                                                      ---------
                                                                      ---------
Net Asset Value, Offering and
   Redemption Price Per Share                                            $12.06
                                                                      ---------
                                                                      ---------

* Non-income producing security
(A) Tri-Party Repurchase Agreements
FR--French Equity
UK--United Kingdom Equity


    The accompanying notes are an integral part of the financial statements.

AS OF MAY 31, 1999
STATEMENT OF NET ASSETS
--------------------------------------------------------------------------------

BOSTON 1784 INTERNATIONAL EQUITY FUND
--------------------------------------------------------------------------------

[GRAPHIC OMITTED]

In the printed version of the document, a pie chart appears which depicts the following plot points:

Australia                                      2%
Canada                                         4%
Cash Equivalents                               5%
Finland                                        4%
France                                        15%
Germany                                        4%
Israel                                         1%
Japan                                         20%
Netherlands                                    5%
Other Europe                                  12%
Other Far East                                 4%
Other North & South America                    5%
United Kingdom                                19%

% of Total Portfolio Investments

--------------------------------------------------------------------------------
Description                                               Shares     Value (000)
--------------------------------------------------------------------------------
Foreign Common Stocks -- 91.0%
  Australia -- 2.5%
   Australia & New Zealand
      Banking Group                                      565,000      $   4,097
   Broken Hill Proprietary                               543,000          5,569
                                                                      ---------
                                                                          9,666
                                                                      ---------
  Brazil -- 0.5%
   Aracruz Celulose ADR                                  100,000          1,925
                                                                      ---------
  Canada -- 3.8%
   George Weston Limited                                  63,000          2,598
   Loblaw                                                113,000          2,973
   Shaw Communications,
      Series B                                            76,000          2,967
   The Toronto Dominion Bank                             122,000          6,444
                                                                      ---------
                                                                         14,982
                                                                      ---------
  Finland -- 3.4%
   Nokia                                                 159,948         11,380
   UPM-Kymmene                                            71,000          2,081
                                                                      ---------
                                                                         13,461
                                                                      ---------

--------------------------------------------------------------------------------
Description                                               Shares     Value (000)
--------------------------------------------------------------------------------
  France -- 14.6%
   Alstom*                                               138,000      $   4,076
   Axa                                                    41,336          4,765
   Banque National de Paris                               52,000          4,383
   Canal Plus                                             15,700          4,545
   Cap Gemini                                             48,889          7,043
   Carrefour                                              18,000          2,362
   Elf Aquitane                                           19,000          2,751
   Groupe Danone                                          15,700          4,324
   Sanofi-Synthelabo                                     162,713          6,858
   STMicroelectronics ADR                                 61,100          7,095
   Total, Series B*                                       39,200          4,764
   Vivendi                                                54,000          4,000
   Vivendi Rights                                         54,000             56
                                                                      ---------
                                                                         57,022
                                                                      ---------
  Germany -- 2.5%
   Mannesmann                                             72,700          9,935
                                                                      ---------
  Hong Kong -- 1.6%
   Cosco Pacific                                       3,200,000          1,888
   HSBC Holdings                                         132,000          4,324
                                                                      ---------
                                                                          6,212
                                                                      ---------
  Ireland -- 2.7%
   Bank of Ireland                                       198,629          3,678
   CRH                                                   213,972          3,655
   Jefferson Smurfit Group                             1,194,000          3,112
                                                                      ---------
                                                                         10,445
                                                                      ---------
  Israel -- 1.1%
   Gilat Satellite Networks ADR*                          78,000          4,114
                                                                      ---------
  Italy -- 2.1%
   Alleanza Assicurazioni                                350,000          3,925
   Mediaset                                              502,300          4,071
                                                                      ---------
                                                                          7,996
                                                                      ---------
  Japan -- 19.9%
   Aeon Credit Service                                    29,700          2,318
   Aiful                                                  37,200          3,304
   Chugai Pharmaceutical                                 215,000          2,412
   Fujitsu                                               616,000         10,234
   Funai Electric*                                        16,500          2,036
   Kao                                                   202,000          5,516

                                                               BOSTON 1784 FUNDS

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Description                                               Shares     Value (000)
--------------------------------------------------------------------------------
   Kokusai Securities                                    193,000      $   2,156
   Matsushita Communications                              45,000          2,872
   Matsushita Electric                                   230,000          4,143
   Mycal Card                                             32,200          1,083
   Nippon System Development                              46,600          2,142
   Nippon Telegraph &
      Telephone                                              473          4,590
   NTT Mobile Communication
      Network                                                173          9,405
   Ryohin Keikaku                                         16,000          3,131
   Secom                                                  32,000          3,027
   Shin-Etsu Chemical                                    202,000          6,230
   Softbank                                               65,300          7,465
   Sony                                                   33,000          3,083
   Yahoo Japan*                                               12          2,448
                                                                      ---------
                                                                         77,595
                                                                      ---------
  Mexico -- 1.5%
   Telefonos de Mexico ADR,
      Series L                                            71,000          5,676
                                                                      ---------
  Netherlands -- 4.6%
   Ahold                                                 137,000          4,781
   Benckiser, Series B                                       126              6
   Equant-NY Registered Shares*                           32,600          2,704
   Getronics                                                 883             34
   Heineken                                               75,400          4,192
   KPN                                                    50,000          2,415
   Philips Electronics*                                   22,080          1,981
   Randstad Holding                                       45,800          1,918
                                                                      ---------
                                                                         18,031
                                                                      ---------
  Norway -- 0.9%
   Tomra Systems                                          91,122          3,428
                                                                      ---------
  Poland -- 0.0%
   Mostostal-Export                                        2,740              3
                                                                      ---------
  Portugal -- 1.0%
   Banco Comercial Portugues                             141,372          3,849
                                                                      ---------
  South Korea -- 1.1%
   Housing & Commercial
      Bank GDR                                           166,000          4,461
                                                                      ---------

--------------------------------------------------------------------------------
Description                                               Shares     Value (000)
--------------------------------------------------------------------------------
 Spain -- 2.4%
   Banco Santander Central
      Hispano                                            140,325      $   2,928
   Centros Comerciales
      Continente                                         114,000          2,777
   Telefonica*                                            75,464          3,620
                                                                      ---------
                                                                          9,325
                                                                      ---------
  Sweden -- 1.9%
   Ericsson, Series B                                    143,000          3,819
   Nordbanken Holding                                    567,000          3,497
                                                                      ---------
                                                                          7,316
                                                                      ---------
  Switzerland -- 1.7%
   Roche Holding-Genusscheine                                365          3,862
   UBS-Registered                                         10,200          2,952
                                                                      ---------
                                                                          6,814
                                                                      ---------
  Taiwan -- 0.8%
   Taiwan Semiconductor ADR                              117,000          3,064
                                                                      ---------
  United Kingdom -- 18.9%
   Abbey National                                         95,000          1,956
   Airtours                                              398,000          3,273
   Allied Zurich                                         499,000          6,370
   Bank of Scotland                                      311,300          4,338
   Barclays                                              145,044          4,333
   BOC Group                                             125,000          2,141
   BP Amoco                                              254,000          4,546
   British Telecommunications                            458,878          7,660
   CGU                                                   271,000          3,963
   COLT Telecom Group*                                   110,000          2,325
   Glaxo Wellcome                                        276,276          7,762
   Hanson                                                600,000          5,441
   Lloyds TSB Group                                        2,478             33
   Prudential                                            347,000          4,582
   Shell Transportation &
      Trading                                          1,047,000          7,585
   Smithkline Beecham                                      1,871             24
   Vodafone Group                                        380,784          7,260
                                                                      ---------
                                                                         73,592
                                                                      ---------
                                       83

AS OF MAY 31, 1999
STATEMENT OF NET ASSETS
--------------------------------------------------------------------------------

BOSTON 1784 INTERNATIONAL EQUITY FUND (concluded)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Description                                      Shares/Par (000)    Value (000)
--------------------------------------------------------------------------------
  United States -- 1.5%
   Global TeleSystems Group*                              77,200      $   5,867
                                                                      ---------
Total Foreign Common Stocks
   (Cost $302,795)                                                      354,779
                                                                      ---------

Foreign Preferred Stocks -- 1.9%
  Brazil -- 0.9%
   Telebras ADR                                           41,000          3,423
                                                                      ---------
  Germany -- 1.0%
   Porsche                                                 1,720          3,921
                                                                      ---------
Total Foreign Preferred Stocks
   (Cost $8,191)                                                          7,344
                                                                      ---------
Repurchase Agreements -- 5.1%
   J.P. Morgan,
      4.81%, dated 05/28/99, matures
      06/01/99, repurchase price
      $2,167,446 (collateralized by
      U.S. Treasury Instruments: total
      market value $2,209,616) (A)                      $  2,166          2,166
   Paine Webber,
      4.80%, dated 05/28/99, matures
      06/01/99, repurchase price
      $17,886,048 (collateralized by
      U.S. Treasury Instruments: total
      market value $18,234,398) (A)                       17,876         17,876
                                                                      ---------
Total Repurchase Agreements
   (Cost $20,042)                                                        20,042
                                                                      ---------
Total Investments -- 98.0%
   (Cost $331,028)                                                      382,165
                                                                      ---------
Other Assets and Liabilities,
   Net -- 2.0%                                                            7,588
                                                                      ---------
--------------------------------------------------------------------------------
Description                                                          Value (000)
--------------------------------------------------------------------------------
Net Assets:
Capital Shares (unlimited
   authorization -- no par value)
   based on 30,162,839 outstanding
   shares of beneficial interest                                      $ 307,757
Distributions in excess of net
   investment income                                                     (3,103)
Accumulated net realized gain
   on investments                                                        34,025
Net unrealized appreciation
   on investments                                                        51,137
Net unrealized depreciation on
   forward foreign currency contracts,
   foreign currency and translation
   of other assets and liabilities
   in foreign currency                                                      (63)
                                                                      ---------
Total Net Assets -- 100.0%                                            $ 389,753
                                                                      =========
Net Asset Value, Offering and
   Redemption Price Per Share                                            $12.92
                                                                      =========

* Non-income producing security
(A) Tri-Party Repurchase Agreement
ADR--American Depository Receipt
GDR--Global Depository Receipt

                 The accompanying notes are an integral part of
                           the financial statements.

                                                               BOSTON 1784 FUNDS

AS OF MAY 31, 1999
STATEMENTS OF ASSETS AND LIABILITIES (000)
--------------------------------------------------------------------------------



                                                       Boston 1784 Short-Term        Boston 1784 Tax-Exempt
                                                             Income Fund             Medium-Term Income Fund
                                                       -----------------------       -----------------------

ASSETS:
  Investments at value (cost $164,492 and
   $347,060, respectively)                                    $163,978                      $353,727
  Income Receivable                                              1,847                         5,739
  Investment Securities Sold                                    10,099                        17,089
  Capital Shares Sold                                              853                           579
  Other Assets                                                     339                           477
                                                              --------                      --------
    Total Assets                                               177,116                       377,611
                                                              --------                      --------
LIABILITIES:
  Income Payable                                                   787                         1,274
  Investment Securities Purchased                                   --                        18,586
  Capital Shares Redeemed                                           62                            20
  Accrued Expenses Payable                                         122                           272
  Other Liabilities                                                113                           464
                                                              --------                      --------
    Total Liabilities                                            1,084                        20,616
                                                              --------                      --------
    Total Net Assets                                           176,032                       356,995
                                                              ========                      ========

NET ASSETS:
  Capital Shares (unlimited authorization --
    no par value) based on 17,564,887 and 34,562,022
    outstanding shares of beneficial interest, respectively    188,380                       346,550
  Undistributed (Distributions in excess of) net
    investment income                                               15                            (3)
  Accumulated net realized gain (loss) on investments          (11,847)                        3,781
  Net unrealized appreciation (depreciation) on
    investments                                                   (516)                        6,667
                                                              --------                      --------
    Total Net Assets                                          $176,032                      $356,995
                                                              ========                      ========
  Net Asset Value, Offering, and Redemption Price Per Share   $  10.02                      $  10.33
                                                              ========                      ========


                 The accompanying notes are an integral part of
                           the financial statements.

STATEMENTS OF OPERATIONS (000)
--------------------------------------------------------------------------------
FOR THE YEAR ENDED MAY 31, 1999



                                                               BOSTON 1784 FUNDS
--------------------------------------------------------------------------------

                                                                      Boston                                   Boston
                                        Boston         Boston          1784         Boston                      1784
                                         1784           1784           Prime         1784         Boston   U.S. Government
                                       Tax-Free     U.S. Treasury      Money      Short-Term       1784      Medium-Term
                                     Money Market   Money Market      Market        Income        Income       Income
                                         Fund           Fund           Fund          Fund          Fund         Fund
===========================================================================================================================
INCOME:
  Interest Income                     $36,785         $19,798       $ 8,398        $11,025      $ 23,016       $16,429
  Dividend Income                          --              --            --             --            --            --
  Less: Foreign Taxes Withheld             --              --            --             --            --            --
                                      -------         -------       -------        -------      --------       -------
    Total Income                       36,785          19,798         8,398         11,025        23,016        16,429
                                      -------         -------       -------        -------      --------       -------
EXPENSES:
  Investment Advisory Fees              4,228           1,553           633            929         2,760         2,010
  Less: Waiver of Investment
        Advisory Fees                      --            (256)         (124)            --          (224)         (181)
  Administrator Fees                      705             259           106            124           249           181
  Shareholder Servicing Fees               --             388           158             --            --            --
  12b-1 Fees                               --              --            --            464           932           679
  Less: Waiver of 12b-1 Fees               --              --            --           (464)         (932)         (679)
  Transfer Agent Fees & Expenses          127             386           188             62            64            54
  Registration Fees                        36              17            12              8            15            21
  Trustee Fees                             30              11             4              5            11             8
  Printing                                 78              29            12             13            26            20
  Amortization of Deferred
    Organizational Costs                   --              --            --             --            --            --
  Professional Fees                        96              36            14             17            34            25
  Custodian Fees                           57              34            25             15            26            20
  Other Expenses                           70              67            --              8            23            14
                                      -------         -------       -------        -------      --------       -------
    Total Expenses,
      Net of Waivers                    5,427           2,524         1,028          1,181         2,984         2,172
                                      -------         -------       -------        -------      --------       -------
Net Investment Income (Loss)           31,358          17,274         7,370          9,844        20,032        14,257
                                      -------         -------       -------        -------      --------       -------
  Net Realized Gain
    on Investments                         24               6            --            605         4,091           434
  Net Realized Loss from
    Forward Foreign
    Currency Contracts
    and Foreign
    Currency Transactions                  --              --            --             --            --            --
  Net Change in Unrealized
    Depreciation on Investments            --              --            --         (1,760)      (12,468)       (4,968)
  Net Change in Unrealized
    Depreciation on Forward Foreign
    Currency Contracts, Foreign
    Currencies and Translation
    of Other Assets and
    Liabilities in
    Foreign Currency                        --             --             --            --             --            --
                                       -------         -------       -------        -------      --------       -------
Net Realized and Unrealized
    Gain (Loss) on
    Investments and
    Foreign Currency                        24               6            --         (1,155)       (8,377)       (4,534)
                                       -------         -------       -------        -------      --------       -------
Net Increase (Decrease) in
    Net Assets Resulting
    From Operations                    $31,382         $17,280       $ 7,370        $ 8,689      $ 11,655       $ 9,723
                                       =======         =======       =======        =======      ========       =======


                                                               BOSTON 1784 FUNDS
--------------------------------------------------------------------------------

                                       Boston        Boston       Boston         Boston           Boston
                                        1784          1784         1784           1784             1784          Boston
                                     Tax-Exempt    Connecticut    Florida     Massachusetts    Rhode Island      1784
                                     Medium-Term   Tax-Exempt    Tax-Exempt     Tax-Exempt       Tax-Exempt      Asset
                                       Income        Income       Income         Income           Income       Allocation
                                        Fund          Fund         Fund           Fund             Fund           Fund
==========================================================================================================================
INCOME:
  Interest Income                      $16,722      $ 8,765      $ 2,974         $11,987          $4,622         $1,588
  Dividend Income                           --           --           --              --              --            235
  Less: Foreign Taxes Withheld              --           --           --              --              --             --
                                       -------      -------      -------         -------         -------         ------
    Total Income                        16,722        8,765        2,974          11,987           4,622          1,823
                                       -------      -------      -------         -------         -------         ------
EXPENSES:
  Investment Advisory Fees               2,424        1,255          435           1,733             654            382
  Less: Waiver of Investment
        Advisory Fees                     (183)        (116)         (55)           (159)            (71)            --
  Administrator Fees                       218          113           39             156              59             34
  Shareholder Servicing Fees                --           --           --              --              --             --
  12b-1 Fees                               819          424          147             585             221            129
  Less: Waiver of 12b-1 Fees              (819)        (424)        (147)           (585)           (221)          (129)
  Transfer Agent Fees & Expenses            48           32           19              52              21             49
  Registration Fees                         22           15            5              19               8              2
  Trustee Fees                               9            5            2               7               2              1
  Printing                                  25           13            4              18               7              4
  Amortization of Deferred
    Organizational Costs                    --           --           10              --              --             --
  Professional Fees                         31           16            5              22               8              5
  Custodian Fees                            23           13            6              17               9             19
  Other Expenses                             4           11           --               9              10              1
                                       -------      -------      -------         -------         -------         ------
    Total Expenses,
      Net of Waivers                     2,621        1,357          470           1,874             707            497
                                       -------      -------      -------         -------         -------         ------
Net Investment Income (Loss)            14,101        7,408        2,504          10,113           3,915          1,326
                                       -------      -------      -------         -------         -------         ------
  Net Realized Gain
    on Investments                       6,046        1,143          331           1,109             721          1,850
  Net Realized Loss from
    Forward Foreign
    Currency Contracts
    and Foreign
    Currency Transactions                   --           --           --              --              --             --
  Net Change in Unrealized
    Depreciation on Investments         (7,281)      (2,686)        (821)         (2,392)         (1,395)          (262)
  Net Change in Unrealized
    Depreciation on Forward Foreign
    Currency Contracts, Foreign
    Currencies and Translation
    of Other Assets and
    Liabilities in
    Foreign Currency                        --           --           --              --              --             --
                                       -------      -------      -------         -------         -------         ------
Net Realized and Unrealized
    Gain (Loss) on
    Investments and
    Foreign Currency                    (1,235)      (1,543)        (490)         (1,283)           (674)         1,588
                                       -------      -------      -------         -------         -------         ------
Net Increase (Decrease) in
    Net Assets Resulting
    From Operations                    $12,866      $ 5,865      $ 2,014         $ 8,830          $3,241         $2,914
                                       =======      =======      =======         =======         =======         ======



                                          Boston                        Boston
                                           1784          Boston          1784
                                        Growth and        1784       International
                                          Income         Growth         Equity
                                           Fund           Fund           Fund
==================================================================================
 INCOME:
   Interest Income                        $ 1,804        $   518       $  5,207
   Dividend Income                          3,929            580            697
   Less: Foreign Taxes Withheld              (100)           (44)          (451)
                                          -------        -------       --------
     Total Income                           5,633          1,054          5,453
                                          -------        -------       --------
 EXPENSES:
   Investment Advisory Fees                 4,117          1,455          4,358
   Less: Waiver of Investment
         Advisory Fees                         --             --             --
   Administrator Fees                         371            131            291
   Shareholder Servicing Fees                  --             --             --
   12b-1 Fees                               1,391            492          1,090
   Less: Waiver of 12b-1 Fees              (1,391)          (492)        (1,090)
   Transfer Agent Fees & Expenses             218            100             75
   Registration Fees                           21              9             19
   Trustee Fees                                16              6             13
   Printing                                    41             13             31
   Amortization of Deferred
     Organizational Costs                      --              9             --
   Professional Fees                           51             18             39
   Custodian Fees                              90             46            358
   Other Expenses                              36             39             29
                                          -------        -------       --------
     Total Expenses,
       Net of Waivers                       4,961          1,826          5,213
                                          -------        -------       --------
 Net Investment Income (Loss)                 672           (772)           240
                                          -------        -------       --------
   Net Realized Gain
     on Investments                        52,160          4,766         35,279
   Net Realized Loss from
     Forward Foreign
     Currency Contracts
     and Foreign
     Currency Transactions                    (25)            (2)        (1,927)
   Net Change in Unrealized
     Depreciation on Investments          (28,015)       (15,346)       (50,485)
   Net Change in Unrealized
     Depreciation on Forward Foreign
     Currency Contracts, Foreign
     Currencies and Translation
     of Other Assets and
     Liabilities in
     Foreign Currency                          --             --         (2,062)
                                          -------       --------       --------
 Net Realized and Unrealized
     Gain (Loss) on
     Investments and
     Foreign Currency                      24,120        (10,582)       (19,195)
                                          -------       --------       --------
 Net Increase (Decrease) in
     Net Assets Resulting
     From Operations                      $24,792       $(11,354)      $(18,955)
                                          =======       ========       ========

                 The accompanying notes are an integral part of
                           the financial statements.

STATEMENTS OF CHANGES IN NET ASSETS (000)
--------------------------------------------------------------------------------

                                                    Boston                Boston                Boston                Boston
                                                     1784                  1784                  1784                  1784
                                                   Tax-Free            U.S. Treasury             Prime              Short-Term
                                                 Money Market          Money Market          Money Market             Income
                                                     Fund                  Fund                  Fund                  Fund
====================================================================================================================================

                                              6/1/98     6/1/97      6/1/98     6/1/97      6/1/98     6/1/97     6/1/98    6/1/97
                                                to         to          to         to          to         to         to        to
                                              5/31/99    5/31/98     5/31/99    5/31/98     5/31/99    5/31/98    5/31/99   5/31/98
------------------------------------------------------------------------------------------------------------------------------------
INVESTMENT ACTIVITIES:
  Net Investment Income                     $  31,358 $   31,912   $ 17,274   $ 18,222    $  7,370    $  6,157   $  9,844  $ 10,879
  Net Realized Gain (Loss) on Investments          24        (11)         6          3          --          (1)       605       837
  Net Change in Unrealized Appreciation/
   (Depreciation) on Investments                   --         --         --         --          --          --     (1,760)    1,278
                                            --------- ----------   --------   --------    --------    --------   --------  --------
  Net Increase in Net Assets Resulting
   from Operations                             31,382     31,901     17,280     18,225       7,370       6,156      8,689    12,994
                                            --------- ----------   --------   --------    --------    --------   --------  --------
DISTRIBUTIONS TO
  SHAREHOLDERS:
  Net Investment Income                       (31,358)   (31,912)   (17,274)   (18,208)     (7,370)     (6,157)    (9,843)  (10,880)
  Realized Capital Gains                           --         --         --        (14)         --          --         --        --
                                            --------- ----------   --------   --------    --------    --------   --------  --------
  Total Distributions                         (31,358)   (31,912)   (17,274)   (18,222)     (7,370)     (6,157)    (9,843)  (10,880)
                                            --------- ----------   --------   --------    --------    --------   --------  --------
SHARE TRANSACTIONS:
  Value from Shares Issued in Connection with
   Acquisition of Common Trust Fund Assets         --         --         --         --          --          --         --        --
  Proceeds from Shares Issued               1,562,128  1,710,272    911,957    731,609     309,603     334,675     42,172    47,498
  Reinvestment of Cash Distributions            4,871      5,475     16,728     17,633       6,288       3,939      6,066     6,500
  Cost of Shares Redeemed                  (1,605,367)(1,553,624)  (910,573)  (766,882)   (278,301)   (334,124)   (68,308)  (52,889)
                                            --------- ----------   --------   --------    --------    --------   --------  --------
Increase (Decrease) in Net Assets from
  Share Transactions                          (38,368)   162,123     18,112    (17,640)     37,590       4,490    (20,070)    1,109
                                            --------- ----------   --------   --------    --------    --------   --------  --------
  Total Increase (Decrease) in Net Assets     (38,344)   162,112     18,118    (17,637)     37,590       4,489    (21,224)    3,223

NET ASSETS:
  Beginning of Period                       1,007,724    845,612    372,657    390,294     127,588     123,099    197,256   194,033
                                            --------- ----------   --------   --------    --------    --------   --------  --------
NET ASSETS:
  End of Period                             $ 969,380 $1,007,724   $390,775   $372,657    $165,178    $127,588   $176,032  $197,256
                                            ========= ==========   ========   ========    ========    ========   ========  ========

CAPITAL SHARE TRANSACTIONS:
  Shares Issued in Connection with
   Acquisition of
   Common Trust Fund Assets                        --         --         --         --          --          --         --        --
  Shares Issued                             1,562,128  1,710,272    911,957    731,609     309,603     334,675      4,164     4,714
  Shares Issued in Lieu of
   Cash Distributions                           4,871      5,475     16,728     17,631       6,288       3,939        599       645
  Shares Redeemed                          (1,605,367)(1,553,624)  (910,573)  (766,882)   (278,301)   (334,124)    (6,746)   (5,251)
                                            --------- ----------   --------   --------    --------    --------   --------  --------
  Net Increase (Decrease) in
   Capital Shares                             (38,368)   162,123     18,112    (17,642)     37,590       4,490     (1,983)      108
                                            ========= ==========   ========   ========    ========    ========   ========  ========

(1) Boston 1784 Florida Tax-Exempt Income Fund commenced operations on June 30, 1997.

                                                               BOSTON 1784 FUNDS
--------------------------------------------------------------------------------


                                                                       Boston                Boston                Boston
                                                                        1784                  1784                  1784
                                                 Boston            U.S. Government         Tax-Exempt            Connecticut
                                                  1784               Medium-Term           Medium-Term           Tax-Exempt
                                                 Income                Income                Income                Income
                                                  Fund                  Fund                  Fund                  Fund
================================================================================================================================

                                            6/1/98     6/1/97     6/1/98     6/1/97     6/1/98     6/1/97     6/1/98     6/1/97
                                              to         to         to         to         to         to         to         to
                                            5/31/99   5/31/98    5/31/99    5/31/98    5/31/99    5/31/98    5/31/99    5/31/98
--------------------------------------------------------------------------------------------------------------------------------
INVESTMENT ACTIVITIES:
  Net Investment Income                     $20,032   $21,734    $14,257   $13,560     $14,101    $12,959   $ 7,408    $ 5,476
  Net Realized Gain (Loss) on Investments     4,091     3,216        434       643       6,046      4,330     1,143        905
  Net Change in Unrealized Appreciation/
   (Depreciation) on Investments            (12,468)    5,632     (4,968)    4,799      (7,281)     7,040    (2,686)     3,929
                                           --------  --------   --------  --------    --------   --------  --------   --------
  Net Increase in Net Assets Resulting
   from Operations                           11,655    30,582      9,723    19,002      12,866     24,329     5,865     10,310
                                           --------  --------   --------  --------    --------   --------  --------   --------
DISTRIBUTIONS TO
  SHAREHOLDERS:
  Net Investment Income                     (20,031)  (21,861)   (14,256)  (13,561)    (14,101)   (12,959)   (7,408)    (5,476)
  Realized Capital Gains                     (2,223)       --         --        --      (5,447)    (2,598)   (1,010)      (193)
                                           --------  --------   --------  --------    --------   --------  --------   --------
  Total Distributions                       (22,254)  (21,861)   (14,256)  (13,561)    (19,548)   (15,557)   (8,418)    (5,669)
                                           --------  --------   --------  --------    --------   --------  --------   --------
SHARE TRANSACTIONS:
  Value from Shares Issued in Connection with
   Acquisition of Common Trust Fund Assets       --        --         --        --          --         --        --         --
  Proceeds from Shares Issued                69,930    97,384     71,574    66,378      88,484     69,083    68,008     48,673
  Reinvestment of Cash Distributions          5,831     4,251      1,267     1,330       5,924      2,973     2,159      1,144
  Cost of Shares Redeemed                  (114,522)  (52,578)   (44,246)  (29,571)    (34,309)   (27,776)  (21,996)   (15,455)
                                           --------  --------   --------  --------    --------   --------  --------   --------
Increase (Decrease) in Net Assets from
  Share Transactions                        (38,761)   49,057     28,595    38,137      60,099     44,280    48,171     34,362
                                           --------  --------   --------  --------    --------   --------  --------   --------
  Total Increase (Decrease) in Net Assets   (49,360)   57,778     24,062    43,578      53,417     53,052    45,618     39,003

NET ASSETS:
  Beginning of Period                       392,556   334,778    252,719   209,141     303,578    250,526   142,107    103,104
                                           --------  --------   --------  --------    --------   --------  --------   --------
NET ASSETS:
  End of Period                            $343,196  $392,556   $276,781  $252,719    $356,995   $303,578  $187,725   $142,107
                                           ========  ========   ========  ========    ========   ========  ========   ========

CAPITAL SHARE TRANSACTIONS:
  Shares Issued in Connection with
   Acquisition of
   Common Trust Fund Assets                      --        --         --        --          --         --        --         --
  Shares Issued                               6,813     9,526      7,383     6,957       8,401      6,620     6,267      4,557
  Shares Issued in Lieu of
   Cash Distributions                           565       415        130       139         563        287       198        107
  Shares Redeemed                           (11,138)   (5,145)    (4,567)   (3,093)     (3,252)    (2,663)   (2,025)    (1,449)
                                           --------  --------   --------  --------    --------   --------  --------   --------
  Net Increase (Decrease) in
   Capital Shares                            (3,760)    4,796      2,946     4,003       5,712      4,244     4,440      3,215
                                           ========  ========   ========  ========    ========   ========  ========   ========

                                                   Boston                   Boston
                                                    1784                     1784
                                                   Florida               Massachusetts
                                                 Tax-Exempt               Tax-Exempt
                                                   Income                   Income
                                                    Fund                     Fund
=========================================================================================

                                              6/1/98     6/30/97       6/1/98     6/1/97
                                                to         to            to         to
                                             5/31/99    5/31/98(1)    5/31/99    5/31/98
-----------------------------------------------------------------------------------------
INVESTMENT ACTIVITIES:
  Net Investment Income                       $ 2,504    $ 2,029      $ 10,113    $ 8,072
  Net Realized Gain (Loss) on Investments         331        510         1,109        159
  Net Change in Unrealized Appreciation/
   (Depreciation) on Investments                 (821)       924        (2,392)     6,487
                                              -------    -------      --------   --------
  Net Increase in Net Assets Resulting
   from Operations                              2,014      3,463         8,830     14,718
                                              -------    -------      --------   --------
DISTRIBUTIONS TO
  SHAREHOLDERS:
  Net Investment Income                        (2,504)    (2,029)      (10,113)    (8,072)
  Realized Capital Gains                         (755)       (86)           --         --
                                              -------    -------      --------   --------
  Total Distributions                          (3,259)    (2,115)      (10,113)    (8,072)
                                              -------    -------      --------   --------
SHARE TRANSACTIONS:
  Value from Shares Issued in Connection with
   Acquisition of Common Trust Fund Assets         --     41,223            --         --
  Proceeds from Shares Issued                  22,210     12,935        98,037     82,919
  Reinvestment of Cash Distributions              767         91         3,049      2,261
  Cost of Shares Redeemed                      (4,729)    (3,804)      (38,069)   (33,148)
                                              -------    -------      --------   --------
Increase (Decrease) in Net Assets from
  Share Transactions                           18,248     50,445        63,017     52,032
                                              -------    -------      --------   --------
  Total Increase (Decrease) in Net Assets      17,003     51,793        61,734     58,678

NET ASSETS:
  Beginning of Period                          51,793         --       206,137    147,459
                                              -------    -------      --------   --------
NET ASSETS:
  End of Period                               $68,796    $51,793      $267,871   $206,137
                                              =======    =======      ========   ========

CAPITAL SHARE TRANSACTIONS:
  Shares Issued in Connection with
   Acquisition of
   Common Trust Fund Assets                        --      4,122            --         --
  Shares Issued                                 2,151      1,269         9,328      8,043
  Shares Issued in Lieu of
   Cash Distributions                              74          9           291        219
  Shares Redeemed                                (458)      (372)       (3,627)    (3,213)
                                              -------    -------      --------   --------
  Net Increase (Decrease) in
   Capital Shares                               1,767      5,028         5,992      5,049
                                              =======    =======      ========   ========

                 The accompanying notes are an integral part of
                           the financial statements.


STATEMENTS OF CHANGES IN NET ASSETS (000)
---------------------------------------------------------------------------------------------------------------------

                                                      Boston
                                                       1784                   Boston                   Boston
                                                   Rhode Island                1784                     1784
                                                    Tax-Exempt                 Asset                 Growth and
                                                      Income                Allocation                 Income
                                                       Fund                    Fund                     Fund
                                              =======================================================================
                                                6/1/98      6/1/97      6/1/98      6/1/97       6/1/98       6/1/97
                                                  to          to          to          to           to           to
                                               5/31/99     5/31/98     5/31/99     5/31/98      5/31/99      5/31/98
                                              -----------------------------------------------------------------------
INVESTMENT ACTIVITIES:
  Net Investment Income (Loss)                $  3,915     $ 2,992     $ 1,326     $ 1,143     $    672     $  1,853
  Net Realized Gain on Investments                 721         133       1,850       2,239       52,160        3,027
  Net Realized Loss from Forward
   Foreign Currency Contracts and Foreign
   Currency Transactions                            --          --          --          --          (25)          --
  Net Change in Unrealized Appreciation
   (Depreciation) on Investments                (1,395)      1,822        (262)      4,325      (28,015)     116,058
  Net Change in Unrealized Appreciation
   (Depreciation) on Foreign Forward
   Currency Contracts, Foreign Currencies
   and Translation of Other Assets and
   Liabilities in Foreign Currency                  --          --          --          --           --           --
                                              --------     -------     -------     -------     --------     --------
  Net Increase (Decrease) in Net Assets
   Resulting from Operations                     3,241       4,947       2,914       7,707       24,792      120,938
                                              --------     -------     -------     -------     --------     --------
DISTRIBUTIONS TO
  SHAREHOLDERS:
  Net Investment Income                         (3,915)     (2,992)     (1,328)     (1,113)        (884)      (2,391)
  Realized Capital Gains                          (663)       (230)     (2,229)     (1,519)     (12,700)      (9,315)
                                              --------     -------     -------     -------     --------     --------
  Total Distributions                           (4,578)     (3,222)     (3,557)     (2,632)     (13,584)     (11,706)
                                              --------     -------     -------     -------     --------     --------
SHARE TRANSACTIONS:
  Proceeds from Shares Issued                   38,895      26,731      13,741      18,164      228,857      174,666
  Reinvestment of Cash Distributions             1,283         686       3,400       2,550       12,381        9,909
  Cost of Shares Redeemed                      (13,565)     (6,097)    (13,410)    (11,028)    (257,027)    (197,762)
                                              --------     -------     -------     -------     --------     --------
Increase (Decrease) in Net Assets from
  Share Transactions                            26,613      21,320       3,731       9,686      (15,789)     (13,187)
                                              --------     -------     -------     -------     --------     --------
  Total Increase (Decrease) in Net Assets       25,276      23,045       3,088      14,761       (4,581)      96,045

NETASSETS:
  Beginning of Period                           76,797      53,752      50,283      35,522      553,997      457,952
                                              --------     -------     -------     -------     --------     --------
NETASSETS:
  End of Period                               $102,073     $76,797     $53,371     $50,283     $549,416     $553,997
                                              ========     =======     =======     =======     ========     ========


CAPITALSHARE TRANSACTIONS:
  Shares Issued                                  3,644       2,532         913       1,246       10,493        8,883
  Shares Issued in Lieu of Cash Distributions      120          65         231         178          574          516
  Shares Redeemed                               (1,272)       (578)       (894)       (759)     (11,791)     (10,004)
                                              --------     -------     -------     -------     --------     --------
  Net Increase (Decrease) in Capital Shares      2,492       2,019         250         665         (724)        (605)
                                              ========     =======     =======     =======     ========     ========


STATEMENTS OF CHANGES IN NET ASSETS (000)
---------------------------------------------------------------------------------------------


                                                                                Boston
                                                      Boston                     1784
                                                       1784                 International
                                                      Growth                    Equity
                                                       Fund                      Fund
                                              ===============================================
                                                6/1/98       6/1/97       6/1/98       6/1/97
                                                  to           to           to           to
                                               5/31/99      5/31/98      5/31/99      5/31/98
                                              -----------------------------------------------
INVESTMENT ACTIVITIES:
  Net Investment Income (Loss)                $   (772)    $   (986)    $    240     $    172
  Net Realized Gain on Investments               4,766       10,066       35,279        2,006
  Net Realized Loss from Forward
   Foreign Currency Contracts and Foreign
   Currency Transactions                            (2)          --       (1,927)      (1,046)
  Net Change in Unrealized Appreciation
   (Depreciation) on Investments               (15,346)      23,681      (50,485)      21,711
  Net Change in Unrealized Appreciation
   (Depreciation) on Foreign Forward
   Currency Contracts, Foreign Currencies
   and Translation of Other Assets and
   Liabilities in Foreign Currency                  --           --       (2,062)       1,965
                                              --------     --------     --------     --------
  Net Increase (Decrease) in Net Assets
   Resulting from Operations                   (11,354)      32,761      (18,955)      24,808
                                              --------     --------     --------     --------
DISTRIBUTIONS TO
  SHAREHOLDERS:
  Net Investment Income                             --           --         (997)      (5,351)
  Realized Capital Gains                        (6,328)     (17,945)      (2,548)      (5,264)
                                              --------     --------     --------     --------
  Total Distributions                           (6,328)     (17,945)      (3,545)     (10,615)
                                              --------     --------     --------     --------
SHARE TRANSACTIONS:
  Proceeds from Shares Issued                  181,224      147,413      403,221      188,204
  Reinvestment of Cash Distributions             4,590       14,178        1,744        4,260
  Cost of Shares Redeemed                     (240,206)    (180,344)    (462,531)    (239,886)
                                              --------     --------     --------     --------
Increase (Decrease) in Net Assets from
  Share Transactions                           (54,392)     (18,753)     (57,566)     (47,422)
                                              --------     --------     --------     --------
  Total Increase (Decrease) in Net Assets      (72,074)      (3,937)     (80,066)     (33,229)

NETASSETS:
  Beginning of Period                          257,550      261,487      469,819      503,048
                                              --------     --------     --------     --------
NETASSETS:
  End of Period                               $185,476     $257,550     $389,753     $469,819
                                              ========     ========     ========     ========


CAPITALSHARE TRANSACTIONS:
  Shares Issued                                 16,196       11,199       31,211       14,285
  Shares Issued in Lieu of Cash Distributions      417        1,107          137          351
  Shares Redeemed                              (21,152)     (13,815)     (35,496)     (18,447)
                                              --------     --------     --------     --------
  Net Increase (Decrease) in Capital Shares     (4,539)      (1,509)      (4,148)      (3,811)
                                              ========     ========     ========     ========

    The accompanying notes are an integral part of the financial statements.



                                                                                                                   BOSTON 1784 FUNDS

FINANCIAL HIGHLIGHTS
------------------------------------------------------------------------------------------------------------------------------------
BOSTON 1784 Money Market Funds
For a Share Outstanding Throughout Each Period
------------------------------------------------------------------------------------------------------------------------------------
                                           Dis-                                                                         Ratio of
                                          tribu-                        Net         Ratio     Ratio                       Net
                          Net              tions    Net                Asset         of      of Net        Ratio       Investment
                         Asset             from    Asset               Value      Expenses  Investment   of Expenses    Income
                         Value      Net     Net    Value                End          to      Income       to Average   to Average
                       Beginning  Invest- Invest-   End                 of         Average     to         Net Assets   Net Assets
                           of       ment   ment     of      Total     Period         Net     Average      (Excluding   (Excluding
                        Period    Income  Income  Period   Return      (000)        Assets  Net Assets     Waivers)     Waivers)
------------------------------------------------------------------------------------------------------------------------------------
Boston 1784 Tax-Free Money Market Fund
  For the year ended
    May 31, 1999        $1.00     0.03   (0.03)   $1.00     3.01%     $  969,380     0.51%      2.97%       0.51%         2.97%
  For the year ended
    May 31, 1998        $1.00     0.03   (0.03)   $1.00     3.33%     $1,007,724     0.53%      3.28%       0.53%         3.28%
  For the year ended
    May 31, 1997        $1.00     0.03   (0.03)   $1.00     3.22%     $  845,612     0.54%      3.17%       0.56%         3.15%
  For the year ended
    May 31, 1996        $1.00     0.03   (0.03)   $1.00     3.55%     $  549,628     0.54%      3.49%       0.60%         3.43%
  For the year ended
    May 31, 1995        $1.00     0.03   (0.03)   $1.00     3.29%     $  539,412     0.50%      3.28%       0.61%         3.17%
------------------------------------------------------------------------------------------------------------------------------------
Boston 1784 U.S. Treasury Money Market Fund
  For the year ended
   May 31, 1999         $1.00     0.04   (0.04)   $1.00     4.55%     $  390,775     0.65%      4.45%       0.72%         4.38%
  For the year ended
    May 31, 1998        $1.00     0.05   (0.05)   $1.00     5.02%     $  372,657     0.65%      4.91%       0.70%         4.86%
  For the year ended
    May 31, 1997        $1.00     0.05   (0.05)   $1.00     4.86%     $  390,294     0.64%      4.76%       0.72%         4.68%
  For the year ended
    May 31, 1996        $1.00     0.05   (0.05)   $1.00     5.16%     $   78,999     0.64%      5.02%       0.75%         4.91%
  For the year ended
    May 31, 1995        $1.00     0.05   (0.05)   $1.00     4.81%     $   55,068     0.60%      5.13%       0.92%         4.81%
------------------------------------------------------------------------------------------------------------------------------------
Boston 1784 Prime Money Market Fund
  For the year ended
    May 31, 1999        $1.00     0.05   (0.05)   $1.00     4.78%     $  165,178     0.65%      4.66%       0.73%         4.58%
  For the  year ended
    May 31, 1998        $1.00     0.05   (0.05)   $1.00     5.16%     $  127,588     0.65%      5.05%       0.70%         5.00%
  For the period ended
    May 31, 1997 (1)    $1.00     0.02   (0.02)   $1.00     2.07%*    $  123,099     0.65%      4.98%       0.75%         4.88%
  For the year ended
    December 31, 1996   $1.00     0.05   (0.05)   $1.00     5.02%     $   93,229     0.66%      4.85%       0.66%         4.85%
  For the year ended
    December 31, 1995   $1.00     0.05   (0.05)   $1.00     5.49%     $  156,532     0.62%      5.40%       0.62%         5.40%
  For the year ended
    December 31, 1994   $1.00     0.04   (0.04)   $1.00     3.75%     $  136,923     0.65%      3.64%       0.69%         3.60%
------------------------------------------------------------------------------------------------------------------------------------
 *  Return is for the period indicated and has not been annualized.
(1) Boston 1784 Prime Money Market Fund changed its fiscal year end from December 31 to May 31. Reflects operations for the period from January 1, 1997 to May 31, 1997.

                               The accompanying notes are an integral part of the financial statements.

                                                                  91


FINANCIAL HIGHLIGHTS
------------------------------------------------------------------------------------------------------------------------------------
BOSTON 1784 Bond Funds
For a Share Outstanding Throughout Each Period
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                     Ratio  Ratio
                                                                                                      of     of       Ratio
                                         Realized     Dis-                                           Net   Expenses    of
                                            and      tribu-                                 Ratio  Invest-    to       Net
                          Net           Unrealized    tions  Dis-     Net           Net      of      ment  Average  Investment
                         Asset             Gains      from  tribu-   Asset         Asset  Expenses  Income   Net     Income    Port-
                         Value      Net      or       Net    tions  Value          End       to       to   Assets  to Average  folio
                       Beginning  Invest- (Losses)   Invest- from     End           of     Average Average (Ex-    Net Assets  Turn-
                           of       ment     on       ment  Capital   of   Total  Period     Net     Net   cluding  (Excluding  over
                        Period    Income Investments Income  Gains  Period Return  (000)    Assets Assets  Waivers) Waivers)    Rate
------------------------------------------------------------------------------------------------------------------------------------
Boston 1784 Short-Term Income Fund
  For the year ended
    May 31, 1999         $10.09    0.54    (0.07)    (0.54)   --   $10.02   4.70%   $176,032  0.64%  5.30%   0.89%    5.05%   36.57%
  For the year ended
    May 31, 1998         $ 9.98    0.57     0.11     (0.57)   --   $10.09   6.98%   $197,256  0.64%  5.67%   0.89%    5.42%   83.84%
  For the year ended
    May 31, 1997         $ 9.93    0.58     0.05     (0.58)   --   $ 9.98   6.47%   $194,033  0.65%  5.78%   0.93%    5.50%  128.11%
  For the year ended
    May 31, 1996         $10.09    0.60    (0.12)    (0.60) (0.04) $ 9.93   4.87%   $ 86,383  0.63%  5.87%   1.06%    5.44%   95.06%
  For the period ended
    May 31, 1995(1)      $10.00    0.56     0.09     (0.56)   --   $10.09   6.74%*  $ 52,581  0.48%  6.31%   1.27%    5.52%   84.54%
------------------------------------------------------------------------------------------------------------------------------------
Boston 1784 Income Fund
  For the year ended
    May 31, 1999         $10.25    0.55    (0.26)    (0.55) (0.06) $ 9.93   2.83%   $343,196  0.80%  5.37%   1.11%    5.06%   64.34%
  For the year ended
    May 31, 1998         $ 9.99    0.61     0.26     (0.61)   --   $10.25   8.88%   $392,556  0.80%  5.91%   1.11%    5.60%   79.09%
  For the year ended
    May 31, 1997         $ 9.90    0.63     0.17     (0.63) (0.08) $ 9.99   8.32%   $334,778  0.80%  6.31%   1.15%    5.96%   78.63%
  For the year ended
    May 31, 1996         $10.39    0.65    (0.37)    (0.65) (0.12) $ 9.90   2.64%   $235,022  0.80%  6.17%   1.20%    5.77%  100.51%
  For the period ended
    May 31, 1995(1)      $10.00    0.62     0.39     (0.62)   --   $10.39  10.69%*  $196,515  0.55%  7.01%   1.23%    6.33%   80.53%
------------------------------------------------------------------------------------------------------------------------------------
Boston 1784 U.S. Government Medium-Term Income Fund
  For the year ended
     May 31, 1999        $ 9.60    0.51    (0.15)    (0.51)   --   $ 9.45   3.73%   $276,781  0.80%  5.25%   1.12%    4.93%   47.85%
  For the year ended
    May 31, 1998         $ 9.37    0.55     0.23     (0.55)   --   $ 9.60   8.56%   $252,719  0.80%  5.80%   1.12%    5.48%   73.65%
  For the year ended
    May 31, 1997         $ 9.31    0.59     0.06     (0.59)   --   $ 9.37   7.16%   $209,141  0.79%  6.30%   1.16%    5.93%   98.22%
  For the year ended
    May 31, 1996         $ 9.57    0.61    (0.26)    (0.61)   --   $ 9.31   3.65%   $167,494  0.80%  6.23%   1.24%    5.79%  158.66%
  For the year ended
    May 31, 1995         $ 9.36    0.58     0.21     (0.58)   --   $ 9.57   8.79%   $130,081  0.80%  6.24%   1.27%    5.77%  142.14%
------------------------------------------------------------------------------------------------------------------------------------
 *  Returns are for the period indicated and have not been annualized.
(1) Boston 1784 Short-Term Income Fund and Boston 1784 Income Fund commenced operations on July 1, 1994. All ratios for the period have been annualized.

                              The accompanying notes are an integral part of the financial statements.

                                                                 92



                                                                                                                   BOSTON 1784 FUNDS

------------------------------------------------------------------------------------------------------------------------------------

BOSTON 1784 Tax-Exempt Income Funds (continued)
For a Share Outstanding Throughout Each Period
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                     Ratio  Ratio
                                                                                                      of     of       Ratio
                                         Realized     Dis-                                           Net   Expenses    of
                                            and      tribu-                                 Ratio  Invest-    to       Net
                          Net           Unrealized    tions  Dis-     Net           Net      of      ment  Average  Investment
                         Asset             Gains      from  tribu-   Asset         Asset  Expenses  Income   Net     Income    Port-
                         Value      Net      or       Net    tions  Value          End       to       to   Assets  to Average  folio
                       Beginning  Invest- (Losses)   Invest- from     End           of     Average Average (Ex-    Net Assets  Turn-
                           of       ment     on       ment  Capital   of   Total  Period     Net     Net   cluding  (Excluding  over
                        Period    Income Investments Income  Gains  Period Return  (000)    Assets Assets  Waivers) Waivers)    Rate
------------------------------------------------------------------------------------------------------------------------------------
Boston 1784 Tax-Exempt Medium-Term Income Fund
  For the year ended
     May 31, 1999        $10.52    0.45    (0.01)    (0.45) (0.18)  $10.33   4.24%  $356,995   0.80%  4.31%   1.11%    4.00%  68.58%
  For the year ended
    May 31, 1998         $10.18    0.48     0.44     (0.48) (0.10)  $10.52   9.24%  $303,578   0.80%  4.62%   1.12%    4.30%  34.06%
  For the year ended
    May 31, 1997         $ 9.99    0.50     0.19     (0.50)   --    $10.18   7.74%  $250,526   0.80%  4.92%   1.17%    4.55%  33.24%
  For the year ended
    May 31, 1996         $10.14    0.51    (0.09)    (0.51) (0.06)  $ 9.99   4.31%  $196,787   0.79%  4.90%   1.21%    4.48%  37.35%
  For the year ended
    May 31, 1995         $ 9.90    0.48     0.24     (0.48)   --    $10.14   7.58%  $176,345   0.80%  5.02%   1.26%    4.56%  74.74%
-----------------------------------------------------------------------------------------------------------------------------------
Boston 1784 Connecticut Tax-Exempt Income Fund
  For the year ended
    May 31, 1999         $10.81    0.48    (0.08)    (0.48)  (0.06) $10.67   3.72%  $187,725   0.80%  4.37%   1.12%    4.05%  19.10%
  For the year ended
    May 31, 1998         $10.38    0.50     0.45     (0.50)  (0.02) $10.81   9.29%  $142,107   0.80%  4.66%   1.14%    4.32%  16.81%
  For the year ended
    May 31, 1997         $10.17    0.51     0.21     (0.51)    --   $10.38   7.26%  $103,104   0.76%  4.94%   1.17%    4.53%   4.28%
  For the year ended
    May 31, 1996         $10.27    0.53    (0.10)    (0.53)    --   $10.17   4.20%  $ 81,441   0.75%  5.02%   1.29%    4.48%  20.41%
  For the period ended
    May 31, 1995(1)      $10.00    0.45     0.27     (0.45)    --   $10.27   7.45%* $ 61,369   0.52%  5.44%   1.40%    4.56%  35.56%
-----------------------------------------------------------------------------------------------------------------------------------
Boston 1784 Florida Tax-Exempt Income Fund
  For the year ended
    May 31, 1999         $10.30    0.44    (0.04)    (0.44)  (0.14) $10.12   3.88%  $ 68,796   0.80%  4.25%   1.14%    3.91%  10.88%
  For the period ended
    May 31, 1998(2)      $10.00    0.43     0.32     (0.43)  (0.02) $10.30   7.63%* $ 51,793   0.80%  4.59%   1.19%    4.20%  21.35%
-----------------------------------------------------------------------------------------------------------------------------------
 *  Returns are for the period indicated and have not been annualized.
(1) Boston 1784 Connecticut Tax-Exempt Income Fund commenced operations on August 1, 1994. All ratios for the period have been annualized.
(2) Boston 1784 Florida Tax-Exempt Income Fund commenced operations on June 30, 1997. All ratios for the period have been annualized.

                              The accompanying notes are an integral part of the financial statements.


                                                                 93



FINANCIAL HIGHLIGHTS
------------------------------------------------------------------------------------------------------------------------------------
BOSTON 1784 Tax-Exempt Income Funds
For a Share Outstanding Throughout Each Period
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                     Ratio  Ratio
                                                                                                      of     of       Ratio
                                         Realized     Dis-                                           Net   Expenses    of
                                            and      tribu-                                 Ratio  Invest-    to       Net
                          Net           Unrealized    tions  Dis-     Net           Net      of      ment  Average  Investment
                         Asset             Gains      from  tribu-   Asset         Asset  Expenses  Income   Net     Income    Port-
                         Value      Net      or       Net    tions  Value          End       to       to   Assets  to Average  folio
                       Beginning  Invest- (Losses)   Invest- from     End           of     Average Average (Ex-    Net Assets  Turn-
                           of       ment     on       ment  Capital   of   Total  Period     Net     Net   cluding  (Excluding  over
                        Period    Income Investments Income  Gains  Period Return  (000)    Assets Assets  Waivers) Waivers)    Rate
------------------------------------------------------------------------------------------------------------------------------------
Boston 1784 Massachusetts Tax-Exempt Income Fund
  For the year ended
    May 31, 1999         $10.42    0.45    (0.03)    (0.45)    --   $10.39   4.10%  $267,871   0.80%  4.32%   1.12%   4.00%    9.32%
  For the year ended
    May 31, 1998         $10.01    0.47     0.41     (0.47)    --   $10.42   8.91%  $206,137   0.80%  4.54%   1.14%   4.20%    6.45%
  For the year ended
    May 31, 1997         $ 9.78    0.47     0.23     (0.47)    --   $10.01   7.30%  $147,459   0.79%  4.74%   1.18%   4.35%    9.47%
  For the year ended
    May 31, 1996         $ 9.90    0.48    (0.12)    (0.48)    --   $ 9.78   3.64%  $106,619   0.80%  4.73%   1.28%   4.25%   47.00%
  For the year ended
    May 31, 1995         $ 9.81    0.47     0.09     (0.47)    --   $ 9.90   6.00%  $ 82,058   0.80%  4.93%   1.35%   4.38%   34.59%
------------------------------------------------------------------------------------------------------------------------------------
Boston 1784 Rhode Island Tax-Exempt Income Fund
  For the year ended
   May 31, 1999          $10.62    0.47    (0.04)    (0.47)  (0.08) $10.50  4.11%   $102,073   0.80%  4.42%   1.13%   4.09%   12.44%
  For the year ended
    May 31, 1998         $10.31    0.49     0.35     (0.49)  (0.04) $10.62  8.28%   $ 76,797   0.80%  4.64%   1.16%   4.28%   13.79%
  For the year ended
    May 31, 1997         $10.06    0.50     0.25     (0.50)    --   $10.31   7.61%  $ 53,752   0.79%  4.88%   1.21%   4.46%    8.18%
  For the year ended
    May 31, 1996         $10.13    0.53    (0.07)    (0.53)    --   $10.06   4.65%  $ 37,904   0.77%  5.16%   1.35%   4.58%   19.68%
  For the period ended
    May 31, 1995(1)      $10.00    0.45     0.13     (0.45)    --   $10.13   6.09%* $ 32,495   0.54%  5.56%   1.60%   4.50%   57.51%
------------------------------------------------------------------------------------------------------------------------------------
 *  Return is for the period indicated and has not been annualized.
(1) Boston 1784 Rhode Island Tax-Exempt Income Fund commenced operations on August 1, 1994. All ratios for the period have been annualized.


                               The accompanying notes are an integral part of the financial statements.

                                                                 94




                                                                                                                   BOSTON 1784 FUNDS

------------------------------------------------------------------------------------------------------------------------------------

BOSTON 1784 Stock Funds (continued)
For a Share Outstanding Throughout Each Period
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                     Ratio  Ratio
                                                                                                      of     of       Ratio
                                                      Dis-                                           Net   Expenses    of
                                                     tribu-                                 Ratio  Invest-    to       Net
                          Net             Realized    tions  Dis-     Net           Net      of      ment  Average  Investment
                         Asset               and      from  tribu-   Asset         Asset  Expenses  Income   Net     Income    Port-
                         Value      Net  Unrealized   Net    tions   Value          End       to       to   Assets  to Average folio
                       Beginning  Invest-   Gains   Invest-  from     End           of     Average Average (Ex-    Net Assets  Turn-
                           of       ment     on      ment  Capital   of   Total  Period     Net     Net   cluding  (Excluding  over
                        Period    Income Investments Income  Gains  Period Return  (000)    Assets Assets  Waivers) Waivers)    Rate
------------------------------------------------------------------------------------------------------------------------------------
Boston 1784 Asset Allocation Fund
  For the year ended
    May 31, 1999         $15.16    0.38      0.48   (0.39)   (0.66) $14.97   5.92%  $ 53,371   0.96%   2.57%  1.21%   2.32%   49.78%
  For the year ended
    May 31, 1998         $13.40    0.37      2.30   (0.38)   (0.53) $15.16  20.51%  $ 50,283   0.98%   2.66%  1.23%   2.41%   47.83%
  For the year ended
    May 31, 1997         $12.31    0.34      1.44   (0.33)   (0.36) $13.40  14.89%  $ 35,522   1.07%   2.87%  1.37%   2.57%   23.60%
  For the year ended
    May 31, 1996         $10.99    0.31      1.61   (0.31)   (0.29) $12.31  17.83%  $ 16,831   1.25%   2.86%  1.90%   2.21%   39.56%
  For the year ended
    May 31, 1995         $ 9.84    0.28      1.15   (0.27)   (0.01) $10.99  14.84%  $  8,622   1.25%   2.88%  2.51%   1.62%   67.23%
------------------------------------------------------------------------------------------------------------------------------------
Boston 1784 Growth and Income Fund
  For the year ended
   May 31, 1999          $21.72    0.02      0.97   (0.04)   (0.50) $22.17   4.65%  $549,416   0.89%   0.12%  1.14%  (0.13)  %50.15%
  For the year ended
    May 31, 1998         $17.54    0.07      4.55   (0.09)   (0.35) $21.72  26.71%  $553,997   0.90%   0.36%  1.15%   0.11%   39.03%
  For the year ended
    May 31, 1997         $15.23    0.12      2.63   (0.11)   (0.33) $17.54  18.33%  $457,952   0.92%   0.77%  1.19%   0.50%   15.35%
  For the year ended
    May 31, 1996         $12.16    0.10      3.08   (0.11)   (0.00) $15.23  26.32%  $303,463   0.94%   0.78%  1.24%   0.48%   39.50%
  For the year ended
    May 31, 1995         $10.57    0.11      1.67   (0.10)   (0.09) $12.16  17.09%  $229,200   0.94%   1.05%  1.23%   0.76%   38.94%
------------------------------------------------------------------------------------------------------------------------------------


                              The accompanying notes are an integral part of the financial statements.

                                                                 95



FINANCIAL HIGHLIGHTS
------------------------------------------------------------------------------------------------------------------------------------
BOSTON 1784 Stock Funds (continued)
For a Share Outstanding Throughout Each Period
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                     Ratio  Ratio
                                                                                                      of     of       Ratio
                                         Realized     Dis-                                           Net   Expenses    of
                                            and      tribu-                                 Ratio  Invest-    to       Net
                          Net           Unrealized    tions  Dis-     Net           Net      of      ment  Average  Investment
                         Asset      Net    Gains      from  tribu-   Asset         Asset  Expenses  Income   Net     Income    Port-
                         Value    Invest-    or       Net    tions  Value          End       to       to   Assets  to Average  folio
                       Beginning    ment  (Losses)   Invest- from     End           of     Average Average (Ex-    Net Assets  Turn-
                           of     Income     on       ment  Capital   of   Total  Period     Net     Net   cluding  (Excluding  over
                        Period    (Loss) Investments Income  Gains  Period Return  (000)    Assets Assets  Waivers) Waivers)    Rate
------------------------------------------------------------------------------------------------------------------------------------
Boston 1784 Growth Fund
  For the year ended
    May 31, 1999         $12.93   (0.08)   (0.41)    --    (0.38)  $12.06  (3.54)%  $185,476   0.93% (0.39)%  1.18%  (0.64)%  61.02%
  For the year ended
    May 31, 1998         $12.20   (0.05)    1.59     --    (0.81)  $12.93  12.64%   $257,550   0.91% (0.35)%  1.16%  (0.60)%  48.60%
  For the year ended
    May 31, 1997         $11.27    0.02     0.96   (0.05)  (0.00)  $12.20   8.77%   $261,487   0.77%  0.17%   1.15%  (0.21)%  57.46%
  For the period ended
    May 31, 1996(1)      $10.00    0.02     1.25   (0.00)  (0.00)  $11.27  12.70%*  $ 46,026   0.20%  1.75%   1.73%   0.22%    0.00%
-----------------------------------------------------------------------------------------------------------------------------------
Boston 1784 International Equity Fund
  For the year ended
    May 31, 1999         $13.69     --     (0.66)  (0.03)  (0.08)  $12.92  (4.85)%  $389,753   1.20%  0.06%   1.45%  (0.19)% 115.83%
  For the year ended
    May 31, 1998         $13.20   (0.02)    0.80   (0.15)  (0.14)  $13.69   6.19%   $469,819   1.24%  0.04%   1.49%  (0.21)% 103.47%
  For the year ended
    May 31, 1997         $12.05    0.07     1.23   (0.09)  (0.06)  $13.20  10.93%   $503,048   1.27%  0.41%   1.52%   0.16%   22.88%
  For the year ended
    May 31, 1996         $10.41    0.11     1.85   (0.27)  (0.05)  $12.05  19.08%   $362,460   1.13%  0.76%   1.61%   0.28%   15.55%
  For the period ended
    May 31, 1995(2)      $10.00    0.06     0.35   (0.00)  (0.00)  $10.41   4.73%*  $148,439   0.89%  2.06%   1.70%   1.25%   11.03%
------------------------------------------------------------------------------------------------------------------------------------
 *  Returns are for the period indicated and have not been annualized.
(1) Boston 1784 Growth Fund commenced operations on March 28, 1996. All ratios for the period have been annualized.
(2) Boston 1784 International Equity Fund commenced operations on January 3, 1995. All ratios for the period have been annualized.


                              The accompanying notes are an integral part of the financial statements.

                                                                 96


                                                               BOSTON 1784 FUNDS
MAY 31, 1999

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1. Organization

Boston 1784 Tax-Free Money Market, Boston 1784 U.S. Treasury Money Market, Boston 1784 Prime Money Market (the "Money Market Funds"), Boston 1784 Short-Term Income, Boston 1784 Income, Boston 1784 U.S. Government Medium-Term Income (the "Bond Funds"), Boston 1784 Tax-Exempt Medium-Term Income, Boston 1784 Connecticut Tax-Exempt Income, Boston 1784 Florida Tax-Exempt Income, Boston 1784 Massachusetts Tax-Exempt Income, Boston 1784 Rhode Island Tax-Exempt Income (the "Tax-Exempt Income Funds"), Boston 1784 Asset Allocation, Boston 1784 Growth and Income, Boston 1784 Growth and Boston 1784 International Equity Funds (the "Stock Funds") are portfolios offered by Boston 1784 Funds (the "Trust"), an open-end investment company registered under the Investment Company Act of 1940, as amended. The Trust is offering shares in 17 separate portfolios (the "Funds") as of May 31, 1999:

MONEY MARKET FUNDS:
Boston 1784 Tax-Free Money Market Fund
Boston 1784 U.S. Treasury Money Market Fund
Boston 1784 Institutional U.S. Treasury
  Money Market Fund
Boston 1784 Prime Money Market Fund
Boston 1784 Institutional Prime Money Market Fund

BOND FUNDS:
Boston 1784 Short-Term Income Fund
Boston 1784 Income Fund
Boston 1784 U.S. Government Medium-Term
  Income Fund


TAX-EXEMPT INCOME FUNDS:
Boston 1784 Tax-Exempt Medium-Term Income Fund
Boston 1784 Connecticut Tax-Exempt Income Fund
Boston 1784 Florida Tax-Exempt Income Fund
Boston 1784 Massachusetts Tax-Exempt Income Fund
Boston 1784 Rhode Island Tax-Exempt Income Fund

STOCK FUNDS:
Boston 1784 Asset Allocation Fund
Boston 1784 Growth and Income Fund
Boston 1784 Growth Fund
Boston 1784 International Equity Fund

The Funds' prospectuses provide a description of each Fund's investment objectives, policies and strategies. The financial statements of Boston 1784 Institutional U.S. Treasury Money Market Fund and Boston 1784 Institutional Prime Money Market Fund are not presented herein but are presented separately. The assets of each Fund are segregated, and a shareholder's interest is limited to the Fund in which shares are held. The financial statements have been prepared in accordance with generally accepted accounting principles which require the use of management's estimates. Actual results could differ from these estimates.

2. Significant Accounting Policies

The following is a summary of significant accounting policies followed by the Funds.

Security Valuation --
In valuing each of the Stock, Bond and Tax-Exempt Income Fund's assets, bonds and other fixed income securities are valued on the basis of valuations furnished by a pricing service, use of which has been approved by

MAY 31, 1999

--------------------------------------------------------------------------------

the Board of Trustees of the Trust. In making such valuations, the pricing services may employ methodologies that utilize actual market transactions, broker-dealer supplied valuations or other electronic data processing techniques.
     Equity securities listed on a domestic securities exchange for which quotations are readily available, including securities traded over the counter, are valued by a pricing service at the last quoted sale price on the principal exchange on which they are traded on valuation date, or, if there is no such reported sale on the valuation date, at the most recent quoted bid price.
     Equity securities which are primarily traded on a foreign exchange are generally valued by a pricing service at the preceding closing value on the exchange.
     Securities for which market quotations are not readily available are valued at their fair value as determined in good faith by the Board of Trustees of the Trust, or pursuant to procedures adopted by the Board subject to review by the Board of the resulting valuations.
     Investment securities of the Money Market Funds are stated at amortized cost, which approximates market value. Under this valuation method, purchase discounts and premiums are accreted and amortized ratably to maturity and are included in interest income.

Foreign Currency Transactions --
The books and records of the Funds are maintained in U.S. dollars. Foreign currency amounts are translated into U.S. dollars on the following basis:
     I. Market value of investment securities, assets and liabilities at the current rate of exchange; and
    II. Purchases and sales of investment securities, income and expenses at the relevant rates of exchange prevailing on the respective dates of such transactions.

     The Funds do not isolate that portion of gains and losses on investment securities that are due to changes in the foreign exchange rates from that due to changes in market prices of such securities.
     The Funds report certain foreign currency related transactions as components of unrealized and realized gains for financial reporting purposes, whereas such components are treated as ordinary income for federal income tax purposes.

Security Transactions and Investment Income --
Security transactions are accounted for on the trade date of the security purchase or sale. Costs used in determining net realized capital gains and losses on the sale of securities are those of the specific securities sold, adjusted for the accretion and amortization of the purchase discounts and premiums during the respective holding period, with the exception of Boston 1784 U.S. Government Medium-Term Income Fund which does not accrete or amortize purchase discounts and premiums. Interest income is recorded on the accrual basis. Dividend income is recorded on ex-date.

Repurchase Agreements --
The Funds invest in tri-party repurchase agreements. Securities pledged as collateral for tri-party repurchase agreements are

                                                               BOSTON 1784 FUNDS
--------------------------------------------------------------------------------

maintained in a segregated account by the broker's custodian bank until maturity of the repurchase agreements. Provisions of the agreements and procedures adopted by the Adviser ensure that the market value of the collateral, including accrued interest thereon, is sufficient in the event of default by the counterparty. If the counterparty defaults and the value of the collateral declines or if the counterparty enters into insolvency proceedings, realization on the collateral by the Fund may be delayed or limited.

Expenses --
Expenses that are directly related to one of the Funds are charged directly to that Fund. Other operating expenses of the Trust are prorated to the Funds on the basis of relative net assets.

Distributions to Shareholders --
The Money Market, Bond and Tax-Exempt Income Funds declare distributions from net investment income on a daily basis, payable on the first business day of the following month. Boston 1784 Asset Allocation and Boston 1784 Growth and Income Funds declare and pay dividends on a quarterly basis. Boston 1784 Growth Fund declares and pays dividends on a semi-annual basis. Boston 1784 International Equity Fund declare and pays dividends on an annual basis. Any net realized capital gains on sales of securities for a Fund are distributed to its shareholders at least annually.

Federal Income Taxes --
The Trust's policy is to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income to its shareholders. Accordingly, no provision for federal income taxes is required in the financial statements. The Funds may be subject to taxes imposed by countries in which they invest with respect to their investments in issuers existing or operating in such countries. Such taxes are generally based on either income earned or repatriated. The Funds accrue such taxes when related income is earned. The timing and characterization of certain income and capital gains distributions are determined annually in accordance with federal tax regulations that may differ from generally accepted accounting principles. These differences relate primarily to foreign currency-denominated investments, paydowns on asset-backed securities and certain securities sold at a loss. As a result, net investment income (loss) and net realized gain (loss) on investment transactions for a reporting period may differ from distributions during such period. Accordingly, the following permanent differences have been reclassified to/from the following accounts:

                                           Accumulated   Undistributed
                                                Net           Net
                                 Paid-in-    Realized     Investment
                                 Capital    Gain/(Loss)     Income
Boston 1784 Funds                 (000)       (000)         (000)
================================================================================

Prime Money Market Fund          $ (17)      $ (19)          $ 35
Short-Term Income Fund              --          (5)             5
Income Fund                         --         (95)            95
U.S. Government Medium-Term
   Income Fund                      --        (255)           255
Tax-Exempt Medium-Term
   Income Fund                      --           3             (3)
Growth and Income Fund              --        (237)           237
Growth Fund                       (765)         (2)           767
International Equity Fund         (605)         (3)           608

MAY 31, 1999

--------------------------------------------------------------------------------

Organizational Costs --
Organizational costs have been deferred in the accounts of the Funds and are being amortized on a straight line basis over a period of sixty months commencing with operations. In the event any of the initial shares of the Funds are redeemed by any holder thereof during the period that the Funds are amortizing their organizational costs, the redemption proceeds payable to the holders thereof by the Funds will be reduced by the unamortized organizational costs in the same ratio as the number of shares redeemed bears to the initial shares outstanding at the time of redemption.

Other --
Some countries in which the Funds invest require governmental approval for the repatriation of investment income, capital or the proceeds of sales of securities by foreign investors. In addition, for various reasons, including a deterioration in a country's balance of payments, a country may impose temporary restrictions on foreign capital remittances abroad.
   The security exchanges of certain foreign markets are substantially smaller, less liquid and more volatile than the major securities markets in the United States. Consequently, acquisition and disposition of securities by the Funds may be inhibited.

3. Investment Advisory and Custodial Services
Pursuant to an investment advisory agreement dated June 1, 1993, investment advisory services are provided to the Trust by Bank-Boston, N.A. (the "Adviser"). The Adviser is entitled to receive a fee of 0.40% of the average daily net assets of Boston 1784 Tax-Free Money Market, Boston 1784 U.S. Treasury Money Market and Boston 1784 Prime Money Market Funds, 0.50% of the average daily net assets of Boston 1784 Short-Term Income Fund, 0.74% of the average daily net assets of Boston 1784 Income, Boston 1784 U.S. Government Medium-Term Income, Boston 1784 Tax-Exempt Medium-Term Income, Boston 1784 Connecticut Tax-Exempt Income, Boston 1784 Florida Tax-Exempt Income, Boston 1784 Massachusetts Tax-Exempt Income, Boston 1784 Rhode Island Tax-Exempt Income, Boston 1784 Asset Allocation, Boston 1784 Growth and Income and Boston 1784 Growth Funds. Such fees are computed daily and paid monthly. The Adviser has voluntarily agreed to waive a portion of its fee as necessary to assist the Funds in maintaining competitive expense ratios. Boston 1784 International Equity Fund has entered into separate investment advisory agreements (each an "Advisory Agreement") with BankBoston, N.A. ("BankBoston") and with Kleinwort Benson Investment Management Americas Inc. ("Kleinwort" and together with BankBoston the "International Advisers"). The Advisory Agreement with BankBoston is dated as of November 28, 1994; the Advisory Agreement with Kleinwort is dated as of October 27, 1995. The International Advisers are entitled to receive an aggregate fee of 1.00% of the average daily net assets of Boston 1784 International Equity Fund. Such fee is computed daily and paid monthly.
     The Trust and BankBoston, N.A. were parties to a custodial agreement dated June 1, 1993 under which BankBoston, N.A. held cash, securities and other assets

                                                               BOSTON 1784 FUNDS
--------------------------------------------------------------------------------

of the Trust as required by the Investment Company Act of 1940, as amended. For the period June 1, 1998 to September 30, 1998, BankBoston, N.A. served as the Funds' custodian and received an annual fee, paid monthly, of 0.01% for the first $100 million in average daily net assets, 0.0075% for the next $100 million in average daily net assets and 0.005% for the average daily net assets over $200 million of each of the Funds. On September 30, 1998, the Custodial Agreement was amended and assigned to Investors Bank & Trust Company ("IBT"). Effective October 1, 1998, IBT is entitled to receive an annual fee, to be paid monthly, of 0.005% of the market value of each Fund's assets. In the capacity as custodian to the Trust, BankBoston, N.A. played and IBT plays no role in determining the investment policies of the Trust or which securities are to be purchased or sold by the Funds.

4. Administrative and Distribution Services
Pursuant to an administration agreement dated December 1, 1996, SEI Investments Mutual Funds Services, a wholly-owned subsidiary of SEI Investments Company, acts as the Trust's Administrator, and is entitled to receive an annual fee of 0.085% of the Trust's first $5 billion of average daily net assets and 0.045% of the Trust's average daily net assets over $5 billion. Such fee is computed daily and paid monthly.
     SEI Investments Distribution Co. ("SEI Investments"), a wholly-owned subsidiary of SEI Investments Company, became the Trust's Distributor pursuant to a distribution agreement dated June 1, 1993, as amended and restated October 27, 1995. The Trust has adopted a distribution plan with respect to each of the Bond, Tax-Exempt Income and stock Funds pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (collectively, the "Plan"). The Distribution Agreement and the Plan provide that the Trust will pay the Distributor a fee, calculated daily and paid monthly, at an annual rate of 0.25% of the average daily net assets of each of the Bond, Tax-Exempt Income and Stock Funds. The Distributor agreed to voluntarily waive all of its 12b-1 distribution fee for the year ended May 31, 1999.
   Pursuant to a Shareholder Services Agreement dated December 1, 1996, BankBoston, N.A. provides certain shareholder services to Boston 1784 U.S. Treasury Money Market Fund and Boston 1784 Prime Money Market Fund and receives compensation, computed daily and paid monthly, at an annual rate of 0.10% of the average daily net assets of each such Fund. BankBoston, N.A. provides shareholder services to the other Boston 1784 Funds presented in this report, for which it does not receive compensation.
     Certain officers of the Trust are also officers of the Administrator. Such officers are paid no fees by the Trust.
     The Trust has paid legal fees to a law firm of which the Secretary of the Trust is a member.

5. Investment Transactions
The cost of security purchases and the proceeds from the sale of securities, other than temporary cash investments, for the year ended May 31, 1999, are as presented below for the Bond, Tax-Exempt Income and Stock Funds.

MAY 31, 1999

--------------------------------------------------------------------------------


FUND INVESTMENT TRANSACTIONS (000):

                                                              PURCHASES                           SALES
                                                   ==================================================================

                                                    U.S. GOVERNMENT                   U.S. GOVERNMENT
FOR THE YEAR ENDED MAY 31, 1999                        SECURITIES       OTHER           SECURITIES        OTHER
                                                   ==================================================================
Boston 1784 Short-Term Income Fund                     $ 27,693       $ 25,064          $ 37,640       $  41,493
Boston 1784 Income Fund                                 119,345        106,598           169,691          91,021
Boston 1784 U.S. Government
   Medium-Term Income Fund                              136,773             --           111,570           4,184
Boston 1784 Tax-Exempt Medium-Term Income Fund               --        262,622                --         216,883
Boston 1784 Connecticut Tax-Exempt Income Fund               --         76,854                --          30,443
Boston 1784 Florida Tax-Exempt Income Fund                   --         21,876                --           6,033
Boston 1784 Massachusetts Tax-Exempt Income Fund             --         71,839                --          20,305
Boston 1784 Rhode Island Tax-Exempt Income Fund              --         38,558                --          10,381
Boston 1784 Asset Allocation Fund                         5,979          8,165             7,546           4,967
Boston 1784 Growth and Income Fund                           --        263,013                --         286,074
Boston 1784 Growth Fund                                      --        115,186                --         182,409
Boston 1784 International Equity Fund                        --        478,832                --         549,407

At May 31, 1999, the following Funds have capital loss carryforwards (000):

                                             EXPIRATION     2002     2003      2004     2005     2006     2007
                                            ========================================================================

Boston 1784 Tax-Free Money Market Fund                   $    --    $   --    $ --    $   104     $ 9     $ --
Boston 1784 Prime Money Market Fund                           23        --      --         --      --        1
Boston 1784 Short-Term Income Fund                        10,933       323     282        309      --       --
Boston 1784 U.S. Government Medium-Term Income Fund           --     3,311      --      1,867      --       --
Boston 1784 Massachusetts Tax-Exempt Income Fund              --        --      --         74      --       --

At May 31, 1999, the total cost of securities and the net realized gains or losses on securities sold for federal income tax purposes was not materially different from amounts reported for financial purposes.

                                                               BOSTON 1784 FUNDS
--------------------------------------------------------------------------------

     The aggregate gross unrealized gains or losses on securities at May 31, 1999 for the Bond, Tax-Exempt Income and Stock Funds are as follows (000):

                                                        AGGREGATE        AGGREGATE
                                                          GROSS            GROSS            NET
                                                       UNREALIZED       UNREALIZED      UNREALIZED
                                                          GAINS           LOSSES      GAINS/(LOSSES)
                                                     =================================================
Boston 1784 Short-Term Income Fund                       $  490         $(1,006)       $   (516)
Boston 1784 Income Fund                                   2,451          (9,618)         (7,167)
Boston 1784 U.S. Government Medium-Term Income Fund       2,791          (3,622)           (831)
Boston 1784 Tax-Exempt Medium-Term Income Fund            7,628            (961)           6,667
Boston 1784 Connecticut Tax-Exempt Income Fund            5,040          (1,049)           3,991
Boston 1784 Florida Tax-Exempt Income Fund                1,461            (364)           1,097
Boston 1784 Massachusetts Tax-Exempt Income Fund          6,958            (911)           6,047
Boston 1784 Rhode Island Tax-Exempt Income Fund           2,432            (573)           1,859
Boston 1784 Asset Allocation Fund                         8,953            (995)           7,958
Boston 1784 Growth and Income Fund                      235,646          (5,210)         230,436
Boston 1784 Growth Fund                                  59,278          (3,737)          55,541
Boston 1784 International Equity Fund                    57,968          (6,831)          51,137


6. Concentration of Credit Risk

Boston 1784 Tax-Free Money Market, Boston 1784 Tax-Exempt Medium-Term Income, Boston 1784 Connecticut Tax-Exempt Income, Boston 1784 Florida Tax-Exempt Income, Boston 1784 Massachusetts Tax-Exempt Income and Boston 1784 Rhode Island Tax-Exempt Income Funds invest in debt instruments of municipal issuers. The issuers' ability to meet their obligations may be affected by economic developments in a specific state or region. Boston 1784 Connecticut Tax-Exempt Income, Boston 1784 Florida Tax-Exempt Income, Boston 1784 Massachusetts Tax-Exempt Income and Boston 1784 Rhode Island Tax-Exempt Income Funds invest primarily in obligations located in Connecticut, Florida, Massachusetts and Rhode Island, respectively.

 7. Line of Credit

The Trust has entered into a Line of Credit Agreement.Pursuant to this agreement, the Trust has access to a $50 million uncommitted line of credit and a $20 committed secured line of credit. The Trust is charged a commitment fee of .10% of the unused portion of the committed line of credit. Borrowings under the line are charged interest at the current overnight Federal Funds rate plus 0.50%. Each Fund is individually, and not jointly, liable for its particular advances under the line. During the year ended May 31, 1999, the following funds were borrowed under the agreement:

MAY 31, 1999

--------------------------------------------------------------------------------


                                                   WEIGHTED                                           WEIGHTED
                                  MAXIMUM           AVERAGE                             INTEREST       AVERAGE
FUND                             BORROWING       LOAN BALANCE           DATE              PAID          RATE
=================================================================================================================
Growth Fund                     $1,800,000        $  866,000      12/11/98-12/15/98       $687         5.60%
Growth Fund                        257,000           257,000      12/24/98-12/27/98        146         5.20%
International Equity Fund        3,500,000         3,500,000           3/16/99             516         5.31%
International Equity Fund        4,500,000         4,500,000           4/19/99             648         5.19%

At May 31, 1999, there were no borrowings outstanding under the agreement.

8. Common Trust Fund Conversion

On June 30, 1997, BankBoston's Florida Tax-Exempt Bond Common Trust Fund was converted into Boston 1784 Florida Tax-Exempt Income Fund. The assets, which consisted of securities and related receivables, were converted on a tax-free basis. The net assets (including unrealized appreciation) of the Common Trust Fund immediately before the conversion, and the number of shares issued, were as follows:
                                                  Boston 1784
                                               Florida Tax-Exempt
                                Unrealized     Income Fund Shares
              Net Assets       Appreciation          Issued
================================================================================
             $41,223,322         $994,489           4,122,332


9. Forward Foreign Currency Contracts

Boston 1784 International Equity Fund enters into forward foreign currency exchange contracts as hedges against specific transactions or portfolio positions. The aggregate principal amounts of the contracts are not recorded, as the Fund does not intend to hold the contracts to maturity. All commitments are "marked-to-market" daily at the applicable foreign exchange rate and any resulting unrealized gains or losses are recorded currently. The Fund realizes gains and losses at the time the forward contracts are extinguished. Such contracts, which protect the value of the Fund's investment securities against a decline in value of the hedged currency, do not eliminate fluctuations in the underlying prices of the securities. They simply establish an exchange rate at a future date. Although such contracts tend to minimize the risk of loss due to a decline in the value of a hedged currency, they also tend to limit any potential gain that might be realized should the value of such foreign currency increase.

--------------------------------------------------------------------------------
The following forward foreign currency contracts were outstanding at
May 31, 1999:
--------------------------------------------------------------------------------

BOSTON 1784 INTERNATIONAL EQUITY FUND
FOREIGN CURRENCY PURCHASES:

                                     CONTRACT TO               IN EXCHANGE                 UNREALIZED
          MATURITY                     RECEIVE                     FOR                    DEPRECIATION
            DATE                        (000)                     (000)                       (000)
========================================================================================================
            6/02/99              EUR             884             $  936                      $(14)
            6/30/99              EUR           2,406              2,552                       (37)
            6/02/99              GBP              88                141                         --
            6/04/99              GBP           1,006              1,613                         --
                                                                                            -------
                                                                                             $(51)
                                                                                            =======
--------------------------------------------------------------------------------------------------------

FOREIGN CURRENCY SALES:


                                     CONTRACT TO               IN EXCHANGE                 UNREALIZED
          MATURITY                     RECEIVE                     FOR                    DEPRECIATION
            DATE                        (000)                     (000)                       (000)
========================================================================================================
            6/03/99              GBP           5,270             $8,372                      $(79)
            6/01/99              JPY         228,223              1,865                       (12)
                                                                                            -------
                                                                                             $(91)
                                                                                            =======

--------------------------------------------------------------------------------------------------------

Currency Legend
EUR -- Euro
GBP -- Great British Pounds
JPY -- Japanese Yen

MAY 31, 1999

--------------------------------------------------------------------------------

10. Year 2000 Readiness Disclosure

Boston 1784 Funds have been working to prepare for the Year 2000 transition and have taken steps to provide seamless processing for all systems and applications utilized by the Funds' service providers. We have sought and received assurances from each service provider that their computer systems have been remediated for Year 2000. We are continuing to monitor the progress of these service providers with respect to the testing of modified systems, and have sought and received assurances that such testing confirms Year 2000 readiness.

While we have received such assurances, the Funds and their shareholders may experience losses if these assurances prove to be incorrect. Losses could also arise as a result of Year 2000 computer difficulties experienced by issuers of portfolio securities or third parties, such as custodians, banks, and broker-dealers, with which the Funds do business.

An additional Year 2000 consideration is the readiness of the companies in which Boston 1784 Funds have invested. The Year 2000, like any other market influence, could quite possibly impact Fund performance. The impact could as easily be positive (a company that benefits due to its preparedness)as negative (a company that suffers from lack of preparedness). Boston 1784 Funds' investment advisers consider the Year 2000 transition, like any other factor, in making investment decisions.

It is important to understand that Boston 1784 Funds cannot warrant or guarantee the Year 2000 readiness of any third party.

REPORT OF INDEPENDENT ACCOUNTANTS
--------------------------------------------------------------------------------

To the Shareholders and
Board of Trustees of Boston 1784 Funds:

In our opinion, the accompanying statements of assets and liabilities, including the schedules of investments, of Boston 1784 Short-Term Income Fund and Boston 1784 Tax-Exempt Medium-Term Income Fund, and the statements of net assets of Boston 1784 Tax-Free Money Market Fund, Boston 1784 U.S. Treasury Money Market Fund, Boston 1784 Prime Money Market Fund, Boston 1784 Income Fund, Boston 1784 U.S. Government Medium-Term Income Fund, Boston 1784 Connecticut Tax-Exempt Income Fund, Boston 1784 Florida Tax-Exempt Income Fund, Boston 1784 Massachusetts Tax-Exempt Income Fund, Boston 1784 Rhode Island Tax-Exempt Income Fund, Boston 1784 Asset Allocation Fund, Boston 1784 Growth and Income Fund, Boston 1784 Growth Fund, and Boston 1784 International Equity Fund of Boston 1784 Funds (referred to collectively herein as the "Funds"), and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of the Funds at May 31, 1999, the results of their operations, changes in their net assets and the financial highlights for each of the periods presented (commencing January 1, 1996 for Boston 1784 Prime Money Market Fund) in conformity with generally accepted accounting principles. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Funds' management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities owned at May 31, 1999 by correspondence with the custodian and brokers, provide a reasonable basis for the opinion expressed above. The financial highlights of Boston 1784 Prime Money Market Fund for the fiscal periods presented prior to the year ended December 31, 1996, were audited by other independent accountants whose report dated February 6, 1996 expressed an unqualified opinion thereon.


PRICEWATERHOUSECOOPERS LLP


2400 Eleven Penn Center
Philadelphia, Pennsylvania
July 9, 1999

NOTICE TO SHAREHOLDERS OF
BOSTON 1784 FUNDS (UNAUDITED)
--------------------------------------------------------------------------------

For taxpayers filing on a calendar year basis, this notice is for informational purposes only.

                                     (A)*            (B)*
                                   Long-Term       Ordinary                                    (D)**
                                 Capital Gains      Income          Total          (C)**        Tax-        (E)**
                                 Distributions   Distributions  Distributions   Qualifying     Exempt      Foreign
Fund                              (Tax Basis)     (Tax Basis)    (Tax Basis)   Dividends (1)  Interest   Tax Credit
===================================================================================================================
Tax-Free Money Market Fund             0.00%         100.00%        100.00%        0.00%       85.18%       0.00%
U.S. Treasury Money Market Fund        0.00%         100.00%        100.00%        0.00%        0.00%       0.00%
Prime Money Market Fund                0.00%         100.00%        100.00%        0.00%        0.00%       0.00%
Short-Term Income Fund                 0.00%         100.00%        100.00%        0.00%        0.00%       0.00%
Income Fund                            7.25%          92.75%        100.00%        0.00%        0.00%       0.00%
U.S. Government Medium-Term
 Income Fund                           0.00%         100.00%        100.00%        0.00%        0.00%       0.00%
Tax-Exempt Medium-Term Income Fund    27.82%          72.18%        100.00%        0.00%       94.69%       0.00%
Connecticut Tax-Exempt Income Fund     7.29%          92.71%        100.00%        0.00%       88.99%       0.00%
Florida Tax-Exempt Income Fund        23.54%          76.46%        100.00%        0.00%       94.47%       0.00%
Massachusetts Tax-Exempt Income Fund   0.00%         100.00%        100.00%        0.00%       93.57%       0.00%
Rhode Island Tax-Exempt Income Fund   14.54%          85.46%        100.00%        0.00%       95.14%       0.00%
Asset Allocation Fund                 56.75%          43.25%        100.00%       18.82%        0.00%       0.00%
Growth and Income Fund                93.49%           6.51%        100.00%      100.00%        0.00%       0.00%
Growth Fund                          100.00%           0.00%        100.00%        0.00%        0.00%       0.00%
International Equity Fund             71.97%          28.03%        100.00%        0.00%        0.00%       0.00%


(1) Qualifying dividends represent dividends which qualify for the corporate dividends received deduction.
* Items (A) and (B) are based on a percentage of the Fund's total distributions.
** Items (C), (D) and (E) are based on a percentage of ordinary income distributions of the Fund.


Please consult your tax adviser for proper treatment of this information.

MONEY MARKET FUNDS
[ ] Boston 1784 Tax-Free Money Market Fund
[ ] Boston 1784 U.S. Treasury Money Market Fund
[ ] Boston 1784 Institutional U.S. Treasury Money Market Fund*
[ ] Boston 1784 Prime Money Market Fund
[ ] Boston 1784 Institutional Prime Money Market Fund*

BOND FUNDS
[ ] Boston 1784 Short-Term Income Fund
[ ] Boston 1784 Income Fund
[ ] Boston 1784 U.S. Government Medium-Term Income Fund

TAX-EXEMPT INCOME FUNDS
[ ] Boston 1784 Tax-Exempt Medium-Term Income Fund
[ ] Boston 1784 Connecticut Tax-Exempt Income Fund
[ ] Boston 1784 Florida Tax-Exempt Income Fund
[ ] Boston 1784 Massachusetts Tax-Exempt Income Fund
[ ] Boston 1784 Rhode Island Tax-Exempt Income Fund

STOCK FUNDS
[ ] Boston 1784 Asset Allocation Fund
[ ] Boston 1784 Growth and Income Fund
[ ] Boston 1784 Growth Fund
[ ] Boston 1784 International Equity Fund

*Covered by Boston 1784 Institutional Money Market Funds Annual Report

BOARD OF TRUSTEES
David H. Carter
Tarrant Cutler
Kenneth A. Froot
Sara L. Johnson
Kathryn Flacke Muncil
Robert A. Nesher
Alvin J. Silk

INVESTMENT ADVISER
BankBoston, N.A.
Boston, MA 02110

CO-ADVISER FOR
BOSTON 1784 INTERNATIONAL
EQUITY FUND
Kleinwort Benson Investment
Management Americas Inc.
New York, NY 10005

ADMINISTRATOR
SEI Investments Mutual Funds Services
Oaks, PA 19456

DISTRIBUTOR
SEI Investments Distribution Co.
Oaks, PA 19456

LEGAL COUNSEL
Bingham Dana LLP
Boston, MA 02110

INDEPENDENT ACCOUNTANTS
PricewaterhouseCoopers LLP
Philadelphia, PA 19103

CUSTODIAN
Investors Bank & Trust Company
Boston, MA 02116

                           [Boston 1784 Funds GRAPHIC OMITTED]

Boston 1784 Funds
P.O. Box 8524
Boston, MA 02266-8524
1-800-BKB-1784

This report and the financial statements contained herein are for the general information of the shareholders of the funds named above. This report is not authorized for distribution to prospective investors in a fund unless preceded or accompanied by a currently effective prospectus.


MF-0148